Prospectus Supplement (Sales Report) No. 10 dated March 30, 2010 to Prospectus dated January 20, 2010	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated January 20, 2010 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated January 20, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 357509

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
357509	$7,500	$7,500	10.25%	1.00%	March 30, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 357509. Member loan 357509 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Bank of America Corp.	Debt-to-income ratio:	11.62%
Length of employment:	n/a	Location:	Corona, CA

Home town:
Current & past employers:	Bank of America Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

consolidate Borrower added on 03/19/10 > Consolidate 2 of my major bills.

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,419.00	Public Records On File:	0
Revolving Line Utilization:	31.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 413357

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413357	$21,600	$21,600	13.85%	1.00%	March 24, 2010	March 26, 2013	March 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 413357. Member loan 413357 was requested on March 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,437 / month
Current employer:	Social Security Administration (SSA)	Debt-to-income ratio:	17.48%
Length of employment:	n/a	Location:	Baltimore, MD

Home town:
Current & past employers:	Social Security Administration (SSA)
Education:

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used payoff HFC $7016 @22.98% $155 Discover $4343@29.99 $120 Prosper loan $6075 $335 I was with Prosper loan but now they are not giving out any more loans and I have never missed a payment with them. Steady job with Goverment.

A credit bureau reported the following information about this borrower member on February 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1978	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	43
Revolving Credit Balance:	$32,472.00	Public Records On File:	0
Revolving Line Utilization:	79.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job with SSA?	I am an IT Specialist.
How long have you been working for SSA?	36 years
Could you Please answers these basic financial loan application concerns that enter the minds of many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them for loan approval. If already answered in manner requested, no need to duplicate, just state "See above". 1) Add information about any other debts not being consolidated. 2) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 3) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.) Thanks in advance for your prompt answer since it is the only way I will know to take a 2nd Look at your loan listing to evaluate it for $ funding.	Mortgage $960 Credit cards and HFC loan payments total about $1500 NO car payments ,childcare Car insurance, phone, cell, internet, utilities another $450 bring home about $3900/month loan will decrease payment about $200 I have been slowly paying down my debt but as soon as I get a handle on the payments , the credit cards either changed my interest either higher or variable, add anual fees or won't negotiate lower rates.
Other than requesting loan, what actions have you taken, moving forward, to reduce your debt and stabilize it at a lower level?	I had my house refinanced. I called credit card companies and got some rates lowered. Within the two years I paid off 3 credit cards. I have been using debit card instead of credit cards. I went to credit couseling but they couldn"t help because I wasn"t behind in payments. I used to be worst off in debt. I am just starting to have more breathing room. This loan will give more breathing room without tapping into my savings
Hi, It looks like the sum of the loans that you will be paying off is ~4000 (21600 - 7016 - 4343 - 6075) less than the amount requested. What do you plan on doing with the balance?	Get work on my 87 toyota supra turbo(my main car)
WHAT WAS UR DELIQUENCY 43 MONTHS AGO	I just had more credit cards than I do now. As for deliquency, I didn't have any because I couldn't get help from credit counselors because I was't behind in payments. I just had high debt ratio.

Member Payment Dependent Notes Series 438631

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438631	$24,000	$24,000	10.25%	1.00%	March 25, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 438631. Member loan 438631 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Impact Office Products Co	Debt-to-income ratio:	8.63%
Length of employment:	< 1 year	Location:	point of rocks, MD

Home town:
Current & past employers:	Impact Office Products Co
Education:

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate all debts into one convenient monthly payment. Borrower added on 03/11/10 > I would like to make one convenient payment on all our debts which include credit card debt, personal loan, and home equity loan. My wife also works as a public school teacher for Montgomery County. Our debts ralted to this loan request: Credit card debt $3,300 Persoanl loan $ 3,700 Home equity laon $16,500 Borrower added on 03/13/10 > There is a mistake on my prospectus profile. It lists employment <1yr that should be 7 years. It would be odd to have my high of income with just 1 yr sales/account represenative experience. Business has been good for us despite the recession. Borrower added on 03/17/10 > Employment: Me:Impact Office Products-Sales representative 7 years Wife: Montgomery County Public schools - teacher 5 years Combined income: $154,900 verified w2 and tax returns

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,315.00	Public Records On File:	0
Revolving Line Utilization:	6.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Impact Office Products Co and what do you do there?	http://www.impactofficepro.com/ I'm an sales/account representative.

Member Payment Dependent Notes Series 441472

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441472	$10,800	$10,800	7.88%	1.00%	March 30, 2010	April 3, 2013	April 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 441472. Member loan 441472 was requested on March 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	Verisign Inc.	Debt-to-income ratio:	21.64%
Length of employment:	n/a	Location:	Duluth, GA

Home town:
Current & past employers:	Verisign Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I am needing to consolidate my debts into one manageable payment. I have good credit and make ontime payments I need one loan to pay off all my credit cards and personal loan debts. I have a townhome and car and need to reduce the other debts as much as I possible can. I live a frugal life style and would like to reduce higher interest rates by obtaining this loan. Borrower added on 03/20/10 > I have been employed with the same employer for over 10yrs and I make ontime monthly payments and just need help with lower interest rates.

A credit bureau reported the following information about this borrower member on March 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,145.00	Public Records On File:	0
Revolving Line Utilization:	61.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list will be paid off with this loan as well as which ones will *not* be paid off with this loan. Thank you in advance.	I have American Express at 24.99% interest rate (recent increase) balance $5119.337 and $5056.23 citi loan that I cancelled due to the interest rates increased 14.99% I have a recent tax bill of $5914 that is reason I need this loan to consolidate the other two credit card bills to make this all manageable.
Please list your monthy expenses. Thanks.	car 460 house 1200 student loan 85 home association fees 95 utilities (gas, electric, phone, car maintence,etc) est. 600 Insurances (house, car, medical) 125 credit cards 315 property taxes 200 personal (food,house supplies, repairs,meds,etc) 350 additional costs taxes and medical bills 7000+

Member Payment Dependent Notes Series 459716

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459716	$6,500	$6,500	6.76%	1.00%	March 24, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 459716. Member loan 459716 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	AAA Laser Service & Supplies	Debt-to-income ratio:	12.18%
Length of employment:	6 years	Location:	Lowell, MA

Home town:
Current & past employers:	AAA Laser Service & Supplies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/10 > Please let me know if you have any questions at all. I think I am a very good borrower because I have never been late on any payment i have had to make. I have been working for the same company for 6 years and keeping moving up My job is very stable.

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$766.00	Public Records On File:	0
Revolving Line Utilization:	10.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is AAA Laser Service & Supplies and what do you do there?	We sell office supplies mostly toner we remanufacture HP toner cartridges in house do service on laser printers and sell service contracts Please check out our website www.aaalaser.com
Hello. Your credit history indicates that you only have a revolving credit balance of $766. What debt are you consolidating? What is the average interest rate on that debt? Are you celebrating your wife's getting into dental school or graduating from dental school? Your answers are appreciated. Wishing you and your wife the best.	I have a loan with citifinancial I'm not sure why it is not showing up My loan has $4,646.48 left and the interset rate is 16.99% and they said they dont go any lower on the rates.The $766 is for my wedding band that was purchased at the jewlery exchange and I think the rate is 23.99% My wife also owes about $800 on a credit card as well with high rate. My wife will be graduating in May and taking her boards on May 19th at middlesex Community College in Lowell after the boards she will be a Dental Hygienist
Some debts to not appear on all 3 credit bureau reports - the one showing the 766 is the Transunion report. Sounds like you are on the right track by consolidating your debt.	Thank you very much!
Let me see if I have this right. You are going to borrow $6500 to consolidate all your debts and then incur additional debt by giving your wife a present for graduation. Am I missing something here? I like the consolidation part.	I am going to pay off all my debt with this loan and have one lower payment and will pay a lot less interest over the loan. Thanks
I'm a romantic so I like the graduation present part (within reason...) Also of course you are obviously being smart getting out of the credit hole before you are in too deep. Best wishes, I'm in on funding your loan.	Thank you very much! Have a great day

Member Payment Dependent Notes Series 475541

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475541	$18,000	$18,000	13.11%	1.00%	March 29, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 475541. Member loan 475541 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	CorpBanca New York Branch	Debt-to-income ratio:	7.44%
Length of employment:	5 years	Location:	JERSEY CITY, NJ

Home town:
Current & past employers:	CorpBanca New York Branch
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > The purpose of this loan is to payoff my credit cards and buy a small car, I am looking to make only one payment a month insted of different payments to different parties. I have been working in the same company since June 2004. It is a private bank of a foreing bank, the parent company is located in Chile, the latinamerica's country most reliable in the market. I have never missed a payment in my credit cards, utility bills and rent. I get paid once a month, that way I can handle my finances and pay all the third party debts and manage my budget accordingly to what I can afford.

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,050.00	Public Records On File:	0
Revolving Line Utilization:	63.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is CorpBanca New York Branch and what do you do there?	CorpBanca New York is a branch of a Foreign Bank, The parent company is located in Chile. My actual possition is Accounting Officer in the Financial Control Department under the supervision of the VP Controller of the Branch
What are your other $ monthly costs (rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	All house related expenses incl. rent, utilities, cable, phone comes up to $1,100.00 Food could be $60.00 per week I don't have a car, no gym, no kids
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: 1. nature of the debt you will pay off with this loan 2. steps you've taken to get spending in line with income 3. please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses) 4. if you are refinancing credit cards, please include all balances / rates that this loan will cover 5. nature of your employment - roles and responsibilities 6. is the income listed your's alone? if not please explain 7. contingency plan for repayment if you lose your job	1. Mostly of my unpaid balances in my credit cards come from travel to my country to visit my wife during our waiting time for an Immigrant Visa and Change of Status, also for the accommodations and material things we had to buy for our apartment here in the US when she arrived. 2. The extra spending we had was a one time only, we don't have to make any other payment to the USCIS, traveling is nowadays light and not frequent. 3. Rent $700, Utilities $150 avg, Cable $60, Credit cards $800, Transportation $280, School $350, Cell phones $180, Food $400, 401K Plan $300 and extras. 4. Credit card (a) $6,800 13.24%, Credit card (b) 3,900 15.24%, Store card (a) $790 21.99%, Credit card (b) $150 21.99%, and the rest to buy a car 5. I am an accounting officer in a private foreign bank, my responsibilities are: responsible for closing of daily and monthly booking of activities,general ledger reconciliations, regulatory reports for Federal Reserve Bank, State of NY Banking Department, Bureau of Economics, Management Reports for Head Office, custom Reports for the different areas of the Bank, etc. 6. Yes, the income is only from my employment, my wife is a student, she will be getting her certification in 3 months. 7. Since my wife is getting her ESL certification in 3 months, she will start seeking for a job to continue her career in Business Administration. We have started this year with the 401K plan, which we don't plan to use but can save us in case of emergency, if I lose my job I believe that with my experience of 6 years in financial control and fluency in Spanish I can get a job in the Latin-american or foreign market that is big in the US and the most importantly, with this Loan we will be able to save money and/or make bigger payments to the Loan. Please if you have any more questions don't hesitate to contact me.

Member Payment Dependent Notes Series 482291

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482291	$4,000	$4,000	13.11%	1.00%	March 24, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482291. Member loan 482291 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,800 / month
Current employer:	Kingston	Debt-to-income ratio:	2.42%
Length of employment:	6 years	Location:	Huntington Beach, CA

Home town:
Current & past employers:	Kingston
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/17/10 > This loan is to make sure I have all the money I need for my wedding. I have most of the money already but want to make sure I have enough to cover any unexpected expenses.

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	68
Revolving Credit Balance:	$433.00	Public Records On File:	0
Revolving Line Utilization:	6.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Kingston and what do you do there?	Kingston is the number one maker of computer RAM and the number two maker of flash memory products (CF cards, SD cards, USB flash drives, etc). It is the largest privately owned technology company in the world. I am a level 2 technician. I help customers with their problems with our products and technical questions. I am mainly responsible for email inquiries.

Member Payment Dependent Notes Series 483581

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483581	$12,500	$12,500	13.11%	1.00%	March 24, 2010	March 28, 2013	March 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483581. Member loan 483581 was requested on March 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Tank Components	Debt-to-income ratio:	18.22%
Length of employment:	5 years	Location:	BROOKLINE STATION, MO

Home town:
Current & past employers:	Tank Components
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	39
Revolving Credit Balance:	$21,394.00	Public Records On File:	0
Revolving Line Utilization:	69.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Tank Components and what do you do there? Loan Description please?	- The company produces custom stainless steel parts used in fabrication of Pharmaceutical,Bio-Pharm, and Cryogenic production vessels. - I am a member of the sales team. I have been in the industry for 14 years. - Personal Loan used to clean up credit card debt. A three year loan seems to be the fastest, most economical way to satisfy my three credit cards at one time.
What is your position at Tank Components? Please itemize your revolving debt by creditor, amount owed, interest rate, and current monthly payment. Indicate which of these debts you plan to pay off with the loan proceeds. Thank you.	Sort of feels like I'm at the Doctor's office - but here we go... -Sales Chase - 8k @ 29% - $315 per month Bank of America - 3k @ 29% - $115 per month Citibank - 5k @ 0% - $70 per month Chase and BofA will be elliminated, and a potion of Citibank. Thank you for your consideration.
Hello, your numbers dont add up. 8 5 3=16k, but your revolving balance is 21.4K? Also, why would you want to pay back Citibank at 0% with a 13.11% loan?	I will end up settling with Chase for a balance of less than what I owe. And likely the Citibank will not be fully paid off, only a portion...but it is at 0%, so I can focus on it. Paying the minimum, or close to the minimum, on those other cards (over how many years?) equals a lot more money than the 3 year loan @ 13.11%...do you disagree? I welcome your input.
I had to chuckle at your "doctors office" comment, a sense of humor comes in handy in sales as I'm sure you know. You sold me. :)	No doubt about it! And thank you. :-)
do you get paid on commission? why will you be settling with chase for less than what you owe? will you be defaulting on the loan? If citibank is at 0% it does not make sense to pay any of it off with a 13% loan.	I don't want to ignore your question - but at the same time, I feel like I have already been very open and honest with potential investors about my situation...and I'm not comfortable with your first question. I'm viewing this move as a way to clear all of my credit card debt in a three year period, so I can move on to bigger and better things - while taking with me a valuable lesson about credit cards that I can hopefully pass on to other people in my life. My approach may not be one that you agree with - but I believe it is the right path for me. Best regards.

Member Payment Dependent Notes Series 484984

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484984	$2,000	$2,000	11.36%	1.00%	March 25, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484984. Member loan 484984 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,036 / month
Current employer:	VR Whispering Oaks	Debt-to-income ratio:	6.97%
Length of employment:	< 1 year	Location:	San Antonio, TX

Home town:
Current & past employers:	VR Whispering Oaks
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/19/10 > I am 34 years old and have never been married before. Last year I happened to meet the love of my life and he just proposed to me. We are getting married in October and I want to pay off a credit card, so we will be able to plan our small wedding together! I definitely made mistakes in the past and have worked really hard over the last couple of years to repair my credit. It's not great yet, but having this loan will help me continue on that path to great credit. Thanks so much for any help you can provide!!!

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	25
Revolving Credit Balance:	$5,778.00	Public Records On File:	0
Revolving Line Utilization:	41.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is VR Whispering Oaks and what do you do there? The listing says that you have been employed at Whispering Oaks for less than one year. What did you do for income prior to that, and why the change? Thanks	Thanks for your question...Whispering Oaks is an apartment community and I am working as a Leasing Consultant. It is an industry change for me, as I previously worked in Human Resources for the last five years. I was laid off from my last position due to budget cuts (recession!). I know that I will be in this industry for years to come and I was just recognized for having the best recorded phone call in my region for the month of February!

Member Payment Dependent Notes Series 485715

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485715	$4,000	$4,000	10.62%	1.00%	March 29, 2010	April 3, 2013	April 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485715. Member loan 485715 was requested on March 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,333 / month
Current employer:		Debt-to-income ratio:	10.11%
Length of employment:	10+ years	Location:	new fairfield, CT

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	38
Revolving Credit Balance:	$1,373.00	Public Records On File:	0
Revolving Line Utilization:	17.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? Loan Description please?	Yes
Loan description? Piano or car? Employer?	CAR
Who is your employer? Describe the car you are purchasing.	JEEP LIBERTY, 2005
Loan description? Job info? Anything would help potential investors decide weather or not to invest in your loan. Thank you!	caregiver
No employer listed. No detailed loan description equals no funding dollars from me. Over 200 loan requests seeking my funding dollars. I will move on.	Self employer. job caregiver. Loan for my job.
Who is your employer?	Self employer.
If you were going to a bank or finance company for a loan, would you be this evasive and expect to get a loan?	No
What makes you think your loan will be 100% funded and approved here, when you would not expect that from a bank?	Excuse, I was mistaken. the bank gives but 18%

Member Payment Dependent Notes Series 486940

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486940	$20,500	$20,500	14.59%	1.00%	March 26, 2010	March 15, 2013	March 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486940. Member loan 486940 was requested on March 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Morgan Stanley Smith Barney	Debt-to-income ratio:	19.77%
Length of employment:	4 years	Location:	Los Altos, CA

Home town:
Current & past employers:	Morgan Stanley Smith Barney
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	76
Revolving Credit Balance:	$22,370.00	Public Records On File:	0
Revolving Line Utilization:	58.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Morgan Stanley Smith Barney and what do you do in that role?	I am a Financial Advisor. In this role, I work with individual investors; putting together financial plans and investment portfolios. The irony of my situation is that while I have been able to help other people weather the last two years of the economic downturn- I have found myself digging deeper into a hole. I have decided to put an end to this and do for myself what I do for my clients... create a better financial future.
This is probably the most ironic loan i've ever seen. What does your debt consist of? What are the balances and interest rates on your debt? How did you get into so much debt?	My debt primarily consists of a credit card debt and a bank loan. I am a newer advisor working on commission only, because of the market conditions the last few years, I wasn't making much money and consequently fell behind. I have 3 credit cards with the highest interest rate being 21.99%, then 20.24% and 20%. My total debt balance is about $22k. $3k is on a card that has an interest rate of 13.24%
Congratulations on your desire to create a better financial future. Can you describe in more detail how this Lending Club loan will facilitate that goal? Can you describe the delinquency from 76 months ago.	Thank you for your time. The lending club loan will allow me to consolidate my debts and make one monthly payment at a lower interest rate than I am currently paying. Regarding the delinquency from 76 months ago... it was for about $2. It was a misunderstanding that haunts me via my credit.
Moving forward.. what actions have you taken or are you going to take, as far as maintaining a lower debt level, especially given the ongoing changes to credit card rates/fees/terms?	I have stopped using all but one credit card. The credit card I do have is an emergency card that I do not use. Additionally, I have begun to make more money and have a budget and am going to stick to it.

Member Payment Dependent Notes Series 491241

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491241	$12,000	$12,000	13.11%	1.00%	March 26, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491241. Member loan 491241 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	key city transport	Debt-to-income ratio:	15.71%
Length of employment:	4 years	Location:	RIVERSIDE, CA

Home town:
Current & past employers:	key city transport
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,278.00	Public Records On File:	0
Revolving Line Utilization:	79.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 491889

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491889	$2,500	$2,500	14.22%	1.00%	March 25, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491889. Member loan 491889 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Equimine	Debt-to-income ratio:	9.44%
Length of employment:	5 years	Location:	Irvine, CA

Home town:
Current & past employers:	Equimine
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/10 > I know the funding amount is almost there but thought I would add something here. I will use this money to pick me up a new PC. Will replace my current desktop, which is about 6 years old now. This loan is more of a test run then anything. The FAQ has a lot about "what if" for people lending, but not much info for borrower. If the lender goes bankruptcy. If the lender die. Who covers the cost... i'm guessing lenders club. I'll probably invest in lending club in the near future... but i would not want to invest in something without seeing how the borrower experience is. I will also investigate the above question in more detail at that time. Thank you for your time!

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	7	Months Since Last Delinquency:	17
Revolving Credit Balance:	$8,259.00	Public Records On File:	0
Revolving Line Utilization:	92.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 492012

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492012	$25,000	$25,000	15.70%	1.00%	March 26, 2010	March 26, 2013	March 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492012. Member loan 492012 was requested on March 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	st joseph hospital	Debt-to-income ratio:	10.85%
Length of employment:	3 years	Location:	eureka, CA

Home town:
Current & past employers:	st joseph hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,966.00	Public Records On File:	0
Revolving Line Utilization:	86.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at st joseph hospital? Thank you in advance.	Lead Tech Sterile Processor
Could you Please answers these basic financial loan application concerns that enter the minds of many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them for loan approval. If already answered in manner requested, no need to duplicate, just state "See above". 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.) Thanks in advance for your prompt answer since it is the only way I will know to take a 2nd Look at your loan listing to evaluate it for $ funding.	Credit card debt. Stopped over spending and will cancel all open cards after we use loan to pay them off. Rent is $1450, utilities 350 no auto loans. We have Five cards with rates from 15.9 to 29.9 w/ balances of 2500 - 7500. Lead Sterile processor - Supervisor role.
What debt will you be paying off? Your credit report shows only $13K owed. Thanks.	Credit card debt. Stopped over spending and will cancel all open cards after we use loan to pay them off. Rent is $1450, utilities 350 no auto loans. We have Five cards with rates from 15.9 to 29.9 w/ balances of 2500 - 7500. Lead Sterile processor - Supervisor role.
Please provide a narrative for your loan. What debt are you consolidating (source, balance, interest rate, current monthly payments MADE)? What are you other monthly expenses - rent, utilities, car, phone, food, any loans/CC payments that will not be covered by this loan?	Credit card debt. Stopped over spending and will cancel all open cards after we use loan to pay them off. Rent is $1450, utilities 350 no auto loans. We have Five cards with rates from 15.9 to 29.9 w/ balances of 2500 - 7500. Lead Sterile processor - Supervisor role.
SECOND REQUEST: (1)-Position (JOB/What you do) @/For St. Joseph's Hospital? (2)-Your TransUnion Credit Report shows $13,966 revolving credit balance debt. Payment per month on this debt are $? (Total $ actually PAID and NOT minimum $ payments DUE per month). I initially email you THREE days ago but no answer received. If you do not respond and answer questions I will not fund your loan. NO ANSWERS = NO $$ INVESTED. Member 505570 USMC-Retired-Investor 03.16.2010 @ 3:41 PM ET	Credit card debt. Stopped over spending and will cancel all open cards after we use loan to pay them off. Rent is $1450, utilities 350 no auto loans. We have Five cards with rates from 15.9 to 29.9 w/ balances of 2500 - 7500. Lead Sterile processor - Supervisor role.
Your revolving credit balance shows a value of $13.9k but you are asking for $25k loan. Please itemize how the loan proceeds will be allocated against current debt. Please include type of debt, amount and interest rate. Thank you.	I have included spouses debt. Together debt is $25000
revolving credit balance shows 14,000. why are you appying for a 25,000 loan? thnx.	Credit card debt. Stopped over spending and will cancel all open cards after we use loan to pay them off. Rent is $1450, utilities 350 no auto loans. Debt includes wife debt. We have Five cards with rates from 15.9 to 29.9 w/ balances of 2500 - 7500. Lead Sterile processor - Supervisor role.
What are you planning on doing with these funds if we loan you the money.	Credit card debt. Stopped over spending and will cancel all open cards after we use loan to pay them off. Rent is $1450, utilities 350 no auto loans. We have Five cards with rates from 15.9 to 29.9 w/ balances of 2500 - 7500. Lead Sterile processor - Supervisor role.

Member Payment Dependent Notes Series 492526

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492526	$3,550	$3,550	14.59%	1.00%	March 26, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492526. Member loan 492526 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Penske Corp	Debt-to-income ratio:	22.32%
Length of employment:	9 years	Location:	Reading, PA

Home town:
Current & past employers:	Penske Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/20/10 > I am looking to establish myself with Lending Club and it's affiliates. Currently I am requesting funding to take an account(s) who's interest rates has increased and to pay down at a faster more reasonable rate.

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,864.00	Public Records On File:	0
Revolving Line Utilization:	96.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Penske Corp and what do you do there? Loan Description please?	hello there, This is Logistics & Truck Leasing. Our parent company is General Electric. I am part of their IT Support. Or Computer Support technology group.
Please provide a detailed monthly cash flow (income and expenses) statement. Thank you.	Hello HHIslander, My Gross Income $3,750 a month. Breakdown: Mortgage payment is $730, Utilities at most $270.00, Insurance $130.00, revolving credit $260.00, One signature loan $344.00. No alimony, No car payment, No kids. I also contribute to a 401(k) at work which comes out prior to my pay. Now about 40thousand in that. Thank you for your interest. Coty
Are you requesting money for medical expenses or to pay down a credit card (if so, what balance, and rate?)? Could you please break down your balance of 33K (balances, rates and monthly payments)	Good morning, It is a Medical balance on my care credit account. http://www.carecredit.com/ Unfortunately their promotional period will end and their interest has now increased from 19.9 to 29.99% on $3450 Thank you for your interest.

Member Payment Dependent Notes Series 492553

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492553	$20,000	$20,000	10.62%	1.00%	March 30, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492553. Member loan 492553 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Cogent Healthcare	Debt-to-income ratio:	19.42%
Length of employment:	9 years	Location:	Irvine, CA

Home town:
Current & past employers:	Cogent Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,718.00	Public Records On File:	0
Revolving Line Utilization:	68.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Cogent Healthcare and what do you do there?	Cogent Healthcare,Inc. is a Hospitalist company providing hospitalist services within 32 hospitals nationwide. A Hospitalist is a physician that works solely within the hospital. I am a senior systems analyst in the Information Technology department. I work with the business to develop new web-based applications for our clinical users. I write functional specifications, perform QA and manage projects to name a few.
Loan Description?	My loan if approved will pay off my Citibank card which was just raised to APR 29.99%. I will close the card at the time of payoff and I am willing to have the amount paid to Citibank directly.
Hello, what do you do at Cogent Healthcare?	I am a Senior Systems Analyst with 9 years of experience in Information Technology. Some of my responsibilities include Qualtiy Assurance testing, writing business requirement documents and test scenarios, project management, application training.
What is this for - what cards, amounts, & rates?	My loan if approved, will pay off my Citibank card which just raised my interest rate to 29.99%. I am willing to have check issued directly to Citibank. I will close the account at time of pay-off. Loan balance is approximately $20,000
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at Cogent? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	I am a senior systems analyst with multiple responsibilities. I work in Information Technology dept. mainly in the Applications Development dept. I write specifications,train users, QA testing and project management.I am sole wage earner. Monthly bills include rent,insurance,small credit cards and large Citibank pymt.$2197 total apprx..The Citbank balance is approx.$20,000 with interest rate raised to 29.99% in December minimum pymt is $661.00. I usually make more than minimum pymt on this card. ranging from 875-1400 per month depending if I get overtime pay. In event of Loss of income I would pay the loan with severance package funds and unemployment until I secured a new job. I have family in area which would allow me to live rent free in case of job loss.Possibly pay off loan with 401K cash out.I also have the option to sell my fine art collection valued at $22,000. I am having loan payments deducted from my checking account and am willing to have loan paid directly to Citibank. Citibank card will be closed at time of payoff, of course. right now the card is sitting in an ice cube in my freezer. Hope this is what you need,Thank you
How did you accumulate such a large credit card balance?	my (now ex) husband lost his job 8/07 and has been unemployed up to present. Paid for his DUI costs, drug rehab clinic, medical ,dental and car insurance, cell phone costs,dental bills on my income. Divorce was final 2/5/2010 which freed up $400 per month. (med,dental and car insurance). My 13 yr old dog,Quincy, had several expensive surgeries up until the time of his passing away. Add Attorneys fees for divorce on top of this.I live simply and am not a frivolous person just a poor judge of character! p.s.-Receipts available upon request.

Member Payment Dependent Notes Series 492613

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492613	$13,000	$13,000	7.88%	1.00%	March 24, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492613. Member loan 492613 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,083 / month
Current employer:	nail expo	Debt-to-income ratio:	17.23%
Length of employment:	10+ years	Location:	tuscaloosa, AL

Home town:
Current & past employers:	nail expo
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/10/10 > i,m want payup my credit car Borrower added on 03/10/10 > sorry i can not wrigh enlisgh

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,625.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 492771

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492771	$25,000	$25,000	18.67%	1.00%	March 29, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492771. Member loan 492771 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,417 / month
Current employer:	Bonel Medical	Debt-to-income ratio:	19.45%
Length of employment:	7 years	Location:	philadelphia, PA

Home town:
Current & past employers:	Bonel Medical
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/15/10 > I have been working for my company for 8 years, I plan on redoing our bathroom as my wife is having twins. I plan on getting bills down into one payment.

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,239.00	Public Records On File:	0
Revolving Line Utilization:	35.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Bonel Medical and what do you do there?	they are an orthopedic and durable medical equipment company. I am a orthopedic fitter ie fit the equipment to the patient. Also I do sales where i go into the dr's office and try to get them to use us.
RE: $25,00 DC loan: (1)-Position (JOB/What you do) @/For Bonel Medical is? (2)-TransUnion Credit Report reflects ~ $12,000 current revolving debt balance. Monthly payments made on the revolving debt are $? (Total actually PAID per month and not minimum payments DUE per month.) (3)- Pct of $25,000 loan to be devoted to debt consolidation is $? Pct to be devoted to HIP is $? Thanks in advance for answers to ALL THREE questions. Member 505570 USMC-Retired-Investor 03.16.2010 @ 06:15 AM ET.	they are an orthopedic and durable medical equipment company. I am a orthopedic fitter ie fit the equipment to the patient. Also I do sales where i go into the dr's office and try to get them to use us. I have 8500 on a cc i closed i pay about 300pm on that. I have a 7500 on a cc i pay about 300 on that. I have a lowes cc for 2000 and a discover for 1000 which i do my lunches with and my wife has a cc for 1000 which i am on too. they each get about 100pm. I want to redo our bathroom which is going to be about 3000. it still has a 1950's feel. Also the wife is having twins and will be out of work for a couple months plus any unforeseen things that might pop up.
Your revolving credit is $11,239.00 what is the other Amount of the loan going to be used for? What do you do at Bonel Medical? and if you rent why do you need ot redue your bathroom?	I live with my parents, i moved to england and came back and it was easier to live in one house than get our own with another mortage bills. I pay 1200 a month. So in some ways i rent others i live with parents. My dad is also out of work so it was a good situation to be in.
It's me again. Your $25K loan 11 percent funded. QUESTION: Did Lending Club Home Office Credit Review Team contact you and commence employment income verification process? If not contacted by Credit Review Team you should contact them. "CONTACT US" at bottom LC Home Page lists Member Support Department email address and T F phone number. HO open M - F regular business hours Pacific Time. Verification one item independent verification of the other item. After process completed, on-screen application available to lender reflects statuses updated. Completed process benefits borrower: (1)-Loan will attract lender "Fence Sitting" until REQUIRED process completed before finally committing their $$. (2)-After the process completed, funding pace quickens. (3)-After loan is 100 pct funded, net $$ can be quickly deposited into a bank account, i.e, next day. Be PROACTIVE credit review. BEST THAT CREDIT REVIEW TO BE COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING END CREATES UNDUE DELAY. Hope information helpful to first-time LC borrower (yourself). Member 505570 USMC-Retired-Investor 03.17.2010 @ 6:27 PM ET.	no not that i am aware of as i am not in the office i am out on the road fitting patients and going to see doctors. I will do so.
Please contact Lending Club to give them paperwork necessary for 'Approval'. You will get a lot more investors. Thanks!	I called up yesterday as per another investors suggestion. They told me that I had to do nothing only if i received an email other wise everything is ok. If the rep was wrong let me know and i will call up again.
What were each of the recent inquiries for, and did any of them result in new credit cards or loans? Thank you in advance.	one was a lowes c.c. $2K bought new washer and dryer HE old ones broke. I was going to buy a home so that was one i was pre-approved for a 350K mortgage by myself. One was I going to go onto my parents mortgage for 210K give or take I was going to replace my father as he does not work now. these last two never happened. The one before that was my mini I got in Jan.
Your loan currently attracted 57 pct funding. If loan 100 pct fully-funds L C issues 3-year term note with NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff occurs is: < than 6 months? 6 to 12 months? 12 months to 24 months? 24 months to 36 months? FYI: Required borrower Credit Review process (employment and/or income) is NOT completed. When on-screen application shows "Approved" is when I commit $ to help fund loan. Advance thanks for answer. Member 505570 USMC-Retired-Investor 03.23.2010 @ 07:19 AM ET.	I will most likely run the full 36months. Per your earlier input I called up and they said everything was fine that if they needed any more info they would email me.
Hello, Good luck on loan! Do you have a backup plan if you lose your income due to job loss? (ex. savings, 401k) Thanks	Thankfully the job i am most likely the safest job sector. The company has been around for 30 years. As long as people hurt themselves I will be employed. Also I received a call yesterday to verify my income this will be done today. This is kind of my back plan i guess but no I don't have a 401K or a savings account. That is one thing that will be done with this loan. set up a saving account.

Member Payment Dependent Notes Series 492944

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492944	$6,250	$6,250	16.82%	1.00%	March 25, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492944. Member loan 492944 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,604 / month
Current employer:	Tech for less, LLC	Debt-to-income ratio:	14.65%
Length of employment:	1 year	Location:	Colorado Springs, CO

Home town:
Current & past employers:	Tech for less, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,574.00	Public Records On File:	0
Revolving Line Utilization:	95.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Tech for less, LLC and what do you do there?	Tech for less re manufactures, refurbishes and resells a variety of consumer electronics and computer parts. We were recently acquired by Modus Link in the same capacity, expanding the business. I work in the Receiving department.
What is the purpose of this loan?	To consolidate debts, mostly from dental expenses.

Member Payment Dependent Notes Series 493116

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493116	$10,000	$10,000	7.88%	1.00%	March 24, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493116. Member loan 493116 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:		Debt-to-income ratio:	8.42%
Length of employment:	5 years	Location:	Lebanon, CT

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/09/10 > Would like to purchase 2 bedroom rental property. I am in construction/remodeling. I have owned my business for five years and would like to get into rental properties with my wife who is a property manager for over 700 apartments and holds her real estate license as well. I would like to use this money to get things moving a little faster and more smoothly. Thank you for your time and consideration.

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,410.00	Public Records On File:	0
Revolving Line Utilization:	20.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would this loan serve as the downpayment on the property? What will the PITI be? Do you have a renter lined up yet?	I plan to purchase the property outright (cash). HOA's, property taxes, and insurance will roughly be $550/month. I have an interested party lined up, i just have to make sure they meet all my qualifying standards. There should be no problems renting out the property.

Member Payment Dependent Notes Series 493151

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493151	$12,000	$12,000	13.48%	1.00%	March 30, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493151. Member loan 493151 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	US Department of the Interior	Debt-to-income ratio:	15.32%
Length of employment:	10+ years	Location:	EAGLE BRIDGE, NY

Home town:
Current & past employers:	US Department of the Interior
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/10 > Restoring a home on The National Register of Historic Places. Spotless credit and steady employment with the US Department of the interior for 13+ years. Borrower added on 03/23/10 > This is an important 18th Century home built in 1787. It has been left to the elements and should be preserved for future generations. It will greatly help to have windows replaced and electrical upgrades.

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,536.00	Public Records On File:	0
Revolving Line Utilization:	59.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with US Department of the Interior?	Park Ranger/Historian at Saratoga Natinal Historic Park.
Please provide a detailed monthly cash flow statement. Thank you.	Hi, My base annual salary is $55,354 (Federal employee). My biweekly take-home (net) pay is $1,431.86. These numbers do not include overtime pay, which I regularly receive every year (but will not rely on for calculations). My monthly expenses: Home mortgage: $764.92 Car loan (own, not lease): $329.83 Credit cards: I currently have five cards, with a current (as of the last billing cycle) cumulative monthly minimum payment of $314.73.
Is this your home that you are restoring? Is the entire loan requested going toward Home Improvements or is any going toward debt reduction? What is the nature of the $18,000 in revolving debt listed in your credit summary? Thanks and good luck with your loan	This is my home. I will be using about 1/2 the funds for debt reduction. Funds will also be coming form a tax credit from the homes purchase. My revolving lines of credit have never had a balance for more than a few months. The accumulation of some of the debt is a direct result of home repairs. I am going to eliminate that debt ASAP. All revolving lines of credit are cards that were applied for becuase of cash back benefits or Low APR.

Member Payment Dependent Notes Series 493228

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493228	$6,000	$6,000	10.62%	1.00%	March 29, 2010	April 8, 2013	April 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493228. Member loan 493228 was requested on March 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Aqua Care Pool Service	Debt-to-income ratio:	4.11%
Length of employment:	5 years	Location:	MESQUITE, TX

Home town:
Current & past employers:	Aqua Care Pool Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/10 > We are looking to make several minor improvments to our house in order to rent it, so that I can accept a great job offer and move my family (wife and 2 boys) out of state soon!. This job would almost double my income. We are financially responsible and are excited about this career opportunity for me to get back into the oil and gas industry working for a growing company. Thank you for your time!

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Aqua Care Pool Service and what do you do there?	It is a pool service company that cleans, maintains, and repairs pools for people in the wealthiest areas of Dallas, TX. I am the manager (of servicemen, the office, etc). I make the schedules, train new service men, follow up on the work they've done (to double check it), take calls/answer any questions the service men have, work in the office as needed, etc.
What are the specific improvements that you plan on making? Since you are planning on moving, have you provided Lending Club with your future address and contact information yet?	Repair small leak in ceiling/any damage above it, replace carpet in bedrooms, need a replacement kitchen drawer, replace some tiles in kitchen, replace a window pane that our neighbor broke while mowing the lawn, new bedroom closets, fix one toilet, parts for the washer, troubleshoot a new ceiling fan that didn't work when we bought the house, new blinds, moving a dryer/vent, recalking the tub/tiles, etc as well as covering some moving costs. We do not have our exact contact info yet, but as soon as we do, we will definately make sure Lending Club has it. We are in our 30's, responsible, and my new position/huge raise will allow us to pay this loan off in a year or two at most.

Member Payment Dependent Notes Series 493264

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493264	$22,750	$22,750	10.62%	1.00%	March 26, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493264. Member loan 493264 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:		Debt-to-income ratio:	16.66%
Length of employment:	n/a	Location:	Maryland Heights, MO

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/21/10 > This Loan is for a kitchen remodel, The total will be $29,750. I will pay the rest myself.

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1971	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,754.00	Public Records On File:	0
Revolving Line Utilization:	13.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	Type your answer here. My income comes from my retirement, Social Security,Pension and Investments. Thank You Mary Lou
NO INFORMATION = NO LOAN. What is your source of income? What do you do specificlly? What is the loan for, specifically? Is you RCB correct? If so how much do you owe, to who, and what are the rates? What are your monthly expenses, itemized and detailed? What is your back up plan to pay back the loan? Thank you	Type your answer here. The loan is to have my Kitchen remodeled. My Source of income is Social Security,Pension,and investments. I don't know what RCB Is. Please let me know. I don't have or need a back up plan. I have a very high credit score, I got this by paying my bills on time and not over extending my self. My Social Security and Pension are for life and after that my Life Ins. and Trust will will kick in. Thank You Mary Lou
What were each of the recent inquiries for, and did any of them result in new credit cards or loans?	The inquiries are for this loan which are the only inquiries I have an in more than 4 years. Shopping rates for my new remodel
Would you please list your monthly living expenses (mortgage/utilities/insurance/phone/cable/etc) so we can see how the loan payment will fit into your budget? Thank you in advance.	My mortgage utilities phone and cable run just alittle under $750.00 per month. My insurance is paid once per year.
Hello, Your RCB - revolving credit balance is $10,754.00. Is this from credit card debt? Also you had 4 credit inquiries in the last 6 months. Were these from searching for remodeling loans? Did any of these inquiries result in loans or credit cards? Thank You	Yes that is about what my Credit card balance is. My Grandson is on one of my cards for school and he sends me the check every month, than I send a check in for payment. Inquiries are for this loan, Yes 2 have been approved, just waiting to go over all of them with my Son and we will only pick one.
Thank you for the prompt reply. Your credit history proves to me you will be a reliable borrower and since your income is not in danger of down-sizing or you losing it, I feel quite secure in helping to fund your loan. Good luck on getting the rest of it funded promptly.	Thank You

Member Payment Dependent Notes Series 493393

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493393	$24,000	$24,000	10.62%	1.00%	March 29, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493393. Member loan 493393 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$26,667 / month
Current employer:	Phoenix American	Debt-to-income ratio:	4.32%
Length of employment:	10+ years	Location:	san rafael, CA

Home town:
Current & past employers:	Phoenix American
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/15/10 > This loan is to clear out some credit cards that graciously cut my available credit. Despite the fact, I was using only 50 % avail. credit and my fico was 720 plus. My guess is they want to reduce exposure with the new credit laws becoming effective last Feb. I have been at the same position for 10 plus years in an executive position. I am loyal to almost to a fault and will never forget a friend. I appreciate your consideration. Borrower added on 03/19/10 > Quick update: I just checked my credit score and it is 726.

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	8
Revolving Credit Balance:	$3,469.00	Public Records On File:	0
Revolving Line Utilization:	8.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Phoenix American and what do you do there?	It provides outsourced services for companies in the financial area. I bring in new clients by helping them assess their needs and detailing how the company can help streamline their operations. Then once they have an account team, I ensure their needs are being met on a continual basis and aid them in planning for their corporation's future endeavors.

Member Payment Dependent Notes Series 493412

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493412	$11,000	$11,000	11.36%	1.00%	March 24, 2010	March 26, 2013	March 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493412. Member loan 493412 was requested on March 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Twin Cedars Youth Services, Inc	Debt-to-income ratio:	18.53%
Length of employment:	8 years	Location:	Peachtree City, GA

Home town:
Current & past employers:	Twin Cedars Youth Services, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1984	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	71	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,833.00	Public Records On File:	0
Revolving Line Utilization:	42.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Twin Cedars Youth Services, Inc and what do you do there? Loan Description?	Type your answer here.Twin Cedars is a private, non-profit agency that provides treatment for children and adolescents who have behavioral issues related to trauma or significant family disruption. We also provide Specialized Foster Care services, Second Chance Homes for teenage girls who have a child and want to keep their child. We also provide numerous community based services to families in crisis. Lastly we have community mental health centers that provide counseling within the community. I am Director of Community Services. I have 8 programs in my department to include Foster Care, Group Homes for adolescent girls and boys, two Child Advocacy Centers and two summer camps (May thru August) for foster children.
Could you Please answers these basic financial loan application concerns that enter the minds of many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them for loan approval. If already answered in manner requested, no need to duplicate, just state "See above". 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.) Thanks in advance for your prompt answer since it is the only way I will know to take a 2nd Look at your loan listing to evaluate it for $ funding.	Type your answer here. Glad to answer: 1. Twin Cedars Youth Services, INC., is a Private Non-Profit Agency. I am Director of Community Services; I supervise a direct staff of 6 professional Coordinators and have a departmental staff of 40 counselors and advocates. We provide counseling and residential therapeutic services to children and adolescents as well as Advocacy Services to children and families where the child has been molested or sexually abused. We also provide Foster Care Services, boys and girls adolescent group homes, and three "Second Chance Homes" that provide lodging and educational services to teenage mothers who want to keep their babies. 2. Specifically I have two cards I want to eliminate. CHASE: Balance of $2,100 with an interest rate of 29%. This account was closed at my request. The second card was originally issued by Merrill Lynch, but later taken over by FIA Card Services. The balance on that card is approximately 10,900 with a 12.5 interest rate. I have unfortunantely amassed credit card debt due to unforeseen medical treatment needs for both myself and spouse. Fortunately we both have recovered from those treatments and are in excellent health. She and I have developed a plan to eliminate debt in the next 5 years (other than house payment). Combining the two previously noted credit cards would be a part of that plan. We would be able to pay the lender back in 36 months, eliminating what is right now a high interest drain on our budget that at the present rate of payment would add significant interest and delay paying off the balance. 3. Mortgage 2,100/Month.... Car, 349.00/month...monthly household expenses total $1000.00 (utilities, food, fuel, etc). I have one child from a previous marriage; he is now 31 years of age and resides in South Carolina. There's an additional 500.00/ month in other credit card payments. We both will seek a second Part Time position to assist in paying off all outstanding debt. 4. I am a Licensed Therapist and can work evenings and weekends to earn additional income. My spouse is an LMSW and can provide counseling services on a part-time basis as well. In addition we have two 403b retirement accounts totaling $32,000 that we could use in case of emergency as well as some stock that hopefully will regain value in the coming year.
Please describe the debts you plan to consolidate (cards/companies, APR's, and amounts) and also the debts you are NOT planning to consolidate at this time. Thank you.	Type your answer here. Glad to answer and thank you for consider this request. Specifically I have two cards I want to eliminate. CHASE: Balance of $2,100 with an interest rate of 29%. This account was closed at my request. The second card was originally issued by Merrill Lynch, but later taken over by FIA Card Services. The balance on that card is approximately 10,900 with a 12.5 interest rate. I have unfortunantely amassed credit card debt due to unforeseen medical treatment needs for both myself and spouse. Fortunately we both have recovered from those surgeries and are in excellent health. She and I have developed a plan to eliminate debt in the next 5 years (other than house payment). Combining the two previously noted credit cards would be a part of that plan that would save us thousands of dollars in interest payments. We would be able to pay the lender back in 36 months, eliminating what is right now a high interest drain on our budget that at the present rate of payment would add significant interest and delay paying off the balance.
Since this is a debt consolidation loan, please list each of your debts (type/balance/APR) and then indicate which ones on the list will be paid off with this loan, as well as which ones will not be paid off with this loan. Thank you in advance.	Type your answer here.Specifically I have two cards I want to eliminate. CHASE: Balance of $2,100 with an interest rate of 29%. This account was closed at my request. The second card was originally issued by Merrill Lynch, but later taken over by FIA Card Services. The balance on that card is approximately 10,900 with a 12.5 interest rate. Although the loan amount requested would not pay the total of both, I have addional savings I would add to pay off both cards. I have unfortunantely amassed credit card debt due to unforeseen medical treatment needs for both myself and spouse. Fortunately we both have recovered from those surgeries and are in excellent health. She and I have developed a plan to eliminate debt in the next 5 years (other than house payment). Combining the two previously noted credit cards would be a part of that plan. We would be able to pay the lender back in 36 months, eliminating what is right now a high interest drain on our budget that at the present rate of payment would add significant interest and delay paying off the balance.

Member Payment Dependent Notes Series 493508

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493508	$24,250	$24,250	11.36%	1.00%	March 25, 2010	March 26, 2013	March 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493508. Member loan 493508 was requested on March 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,600 / month
Current employer:	K and F Partners LLC	Debt-to-income ratio:	13.19%
Length of employment:	< 1 year	Location:	TAKOMA PARK, MD

Home town:
Current & past employers:	K and F Partners LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/12/10 > I have a large amount of credit card debt, and for the past few years I've paying more than the minimum payment each month to pay it down. I never made a late payment or missed a payment. Now the CC company has jacked up my rates, so even though I am paying the same amount each month as I was before, now it's just the minimum payment. Basically, they said "if this guy can pay $X every month, let's hike his interest so we get more and he can't pay down principle." My response - enough is enough. I'd rather smart investors like Lending Club members get my interest money than keep sending it to a credit card company that treats me this way! Please help me free myself from these companies. Thanks. Borrower added on 03/12/10 > FYI: We do rent the home we live in, but we also have a mortgage on a home that we rent to tenants. The rent we pay and the rent we earn are about the same. We moved to get into a better school district and a county with lower taxes.

A credit bureau reported the following information about this borrower member on March 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,558.00	Public Records On File:	0
Revolving Line Utilization:	70.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is K and F Partners LLC and what do you do there?	K and F Partners LLC specializes in grassroots political organizing and community relations. Our clients include a nationally known health care provider and a renewable energy division of a major energy company, among others. It is also the parent company of other enterprises, including a political consulting firm and a fiber arts business. I am President; I am an owner and I oversee the day-to-day operations of the company.
Since you have been with K and F Partners LLC for such a short time, please tell us about your previous employment history? Thank you in advance.	I have been a political and public affairs professional for over 20 years. Prior to my position with K and F Partners LLC I was a partner in a Washington, DC based lobbying firm headed by a former Member of Congress, where I remain a Senior Adviser. Before that I served as a vice president at a major public affairs technology firm (2004-2007). In addition, I was co-owner of Texas-based political consulting firm from 1999 until 2008. Between 1988 and 1999 I worked on the staffs of over twenty political campaigns.
Could you Please answers these basic financial loan application concerns that enter the minds of many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them for loan approval. If already answered in manner requested, no need to duplicate, just state "See above". 1) Who/what is your Employer(s) and what do you do/job description there? Short period with them ? Prior Employment? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.) Thanks in advance for your prompt answer since it is the only way I will know to take a 2nd Look at your loan listing to evaluate it for $ funding.	My employment situation has been addressed in a previous answer. The purpose of this loan is to refinance 2 credit cards with a total balance of about $25K. I'm not having trouble making the monthly payments (I always pay more than the minimum), but they keep raising the interest rates. I am seeking a personal loan to refinance the cards on the advice of my financial adviser. The only other debt consists of a retail credit card with a small balance (<$750), which I used to buy some computer equipment. It is at 0% interest and will be paid off well before interest kicks in, by September. I also have an interest-free installment loan I got when I replaced the AC system in our home; it will be paid off completely in May. The only other debt I hold is a mortgage and a car note. Our family's expenses run about $7.5 K/month, not including the funds we save/invest. My wife's income is approximately $30K/year, and we earn an additional $20K/year in rental income. We have about $50K in liquid assets as backup, along with about $500K in retirement accounts and real estate holdings. To be clear, we are not seeking this loan out of acute need; just smart financial planning. Instead of paying $650 every month for eternity trying to pay off these credit cards, it makes sense to pay $800 every month to be rid of this debt in 36 months. I hope you agree. Thank you for your consideration.

Member Payment Dependent Notes Series 493534

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493534	$10,000	$10,000	16.82%	1.00%	March 24, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493534. Member loan 493534 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,667 / month
Current employer:	bike shop	Debt-to-income ratio:	8.28%
Length of employment:	< 1 year	Location:	mobile, AL

Home town:
Current & past employers:	bike shop
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$598.00	Public Records On File:	0
Revolving Line Utilization:	99.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is bike shop and what do you do there?	Type your answer here. it is bike shop inc. that is the name on the payroll account . it was a bar and then the added a sushi resturant (same building). then they added what is called the dauphin st. taqueria which i am the sous chef of . we just doubled our capacity to over 200 seats .
RE: $10,000 "OTHER" loan: (1)-Position (JOB/What yo do) @/For Bike Shop? (2)-"OTHER" too non-descriptive, too very vague. Provide accurate loan description AND what $10,000 is intended to be uses for? Thanks for answer to BOTH questions. Member 505570 USMC-Retired-Investor 03.17.2010 @ 05:45 AM ET	Type your answer here. i'm the sous chef of a resturant which is in the bike shop which started as a bar. the loan is for me to pay credit cards and move to portland,or where i have been accepted to culinary school and have family . i have other income from helping my mothers antique store and website that is not reported but that i will still be able to do from portland . and i have pell grants and student loans which will pay for the school but i need a loan to be able to move across country and get situated . and while my student loans being deffered till after i graduate i can pay this loan off while i am in school and working
It's me again. Your $10K loan 22 percent funded. QUESTION: Did Lending Club Home Office Credit Review Team contact you and commence the employment income verification process? If not contacted by Credit Review Team you should contact them. "CONTACT US" at bottom LC Home Page lists Member Support Department email address and T F phone number. HO open M - F regular business hours Pacific Time. Verification one item independent verification of the other item. After process completed, on-screen application available to lender reflects status updated. Completed process benefits borrower: (1)-Loan attracts lender "Fence Sitting" until REQUIRED process completed before finally committing their $$. (2)-After process completed, funding pace quickens. (3)-After loan 100 pct funded, net $$ can be quickly deposited into your bank account, i.e, next day. Be PROACTIVE credit review. BEST THAT CREDIT REVIEW TO BE COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING ENDS CREATES AN UNDUE DELAY. Information helpful to first-time Lending Clu borrower. Member 505570 USMC-Retired-Investor 03.18.2010 @ 11:37 AM ET.	Type your answer here.thank you
Do you have a job in Portland?	Type your answer here. not now but i will before i move

Member Payment Dependent Notes Series 493633

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493633	$16,000	$16,000	13.85%	1.00%	March 24, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493633. Member loan 493633 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Frito Lay	Debt-to-income ratio:	13.98%
Length of employment:	4 years	Location:	Fayette, AK

Home town:
Current & past employers:	Frito Lay
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/15/10 > I want to buy a laser engraver for my small business. These machines are very expensive and with my husband being a successful graphic artist, I have no doubt that this is would be a great investment for us. So we want to take advantage of a great opportunity to grow our business even more. We are cautious individuals that have full-time jobs also. We could put the investment on a credit card, but we believe not only is that stupid, but just plain irresponsible...

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,339.00	Public Records On File:	0
Revolving Line Utilization:	59.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at Frito Lay? What were each of the recent inquiries for, and did any of them result in new credit cards or loans? Thank you in advance.	I'm a sales rep for Frito Lay. I've worked for them for over 4 years. The inquiries on my record were from credit applications I've put out, and been approved for....but never took out the loan because the interest rate is outragous. If you have any more question...just let me know.
What do you plan on using the intended funds for?	I would like to buy a certain Laser engraver. There very expensive, but this machine would make my "side" business very sucessful. Right now, I've been making/selling my candles. But the laser engraving business is where my heart is. If you have anymore questions..let me know.
I see this loan is for a business? Please elaborate? Thanks!	Right now, I run a small candle making business. I also work a full-time job, so I travel to near art shows, and I do pretty well. Its really time consuming. The loan would be for a laser engraver, (about 12,000-15,000 dollars) which is just amazing piece of machine. It has so many possiblilies, I can't list them all. Eventually, I want to stop making the candles and just focus on making engraved tiles, wine glasses, and things like that. If you have anymore questions...just let me know.
Is the gross income you listed your gross income or yours and your husbands combined? Thanks in advance.	The 5,000/month is only my income. My husband makes about $3,500/month. He works full-time with as a manager at a furniture store, free lance graphic artist, and works part-time with frito lay. If you have any other questions, please let me know

Member Payment Dependent Notes Series 493643

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493643	$8,500	$8,500	14.96%	1.00%	March 30, 2010	April 7, 2013	April 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493643. Member loan 493643 was requested on March 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	CAROLINA SOYA LLC	Debt-to-income ratio:	15.97%
Length of employment:	10+ years	Location:	VARNVILLE, SC

Home town:
Current & past employers:	CAROLINA SOYA LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,826.00	Public Records On File:	0
Revolving Line Utilization:	34.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $8,500 Small Business loan: (1) Position (Job/What you do) @/For Carolina Soya LLC? (2)-Purposes how $8,500 loan (minus L C management origination fee) intended to be spent for your benefit- Crop seed? Machinery? Or what other farm related items? Thanks for answers to BOTH questions. Member 505570 USMC-Retired-Investor 03.25.2010 @ 05;27 AM ET	Carolina Soya, LLC is a grain facility where we buy and sell grain. We also buy soybeans to process. We extract the oil out of the bean and then sell the meal as feed. We have a onsight refinery to refine the oil and then we sell the oil. I work in the soymill and loadout areas of the plant. I supervise the daily operations and help troubleshoot any problems we might have. We currently crush 850-900 tons of soybeans per day. The loan would be used for seed and fertilizer for me to farm with. I already have all equipment to farm.
Do you plan on carrying this loan for the full 36 months or pay off earlier (12 months, 24 months, etc. etc.). Thank you very much.	My plan is to pay loan off in 12 months

Member Payment Dependent Notes Series 493662

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493662	$25,000	$25,000	10.62%	1.00%	March 24, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493662. Member loan 493662 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Lockheed Martin	Debt-to-income ratio:	8.44%
Length of employment:	5 years	Location:	Delanco, NJ

Home town:
Current & past employers:	Lockheed Martin
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/10/10 > My wife and I are looking to purchase an ice cream business. We have prior experience running this type of store. We need a loan for start-up costs.

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Lockheed Martin? Will you maintain that position after purchasing the business? Please tell us a bit about your previous business experience.	I am a software engineer at lockheed. I will keep my current job. My wife will run the business full-time. We use to own an ice cream/pizza shop down the Jersey Shore which my wife managed and ran. We sold it because of the logistics.We had to rent a place to stay every summer and it was too expensive and also it was tough on my wife being away from home for 5 months. We are now looking to purchase something closer to home for her to operate. She really enjoyed running the store down the shore, just didn't like not being home. She did an excellent job running the other store.
Have you researched the demand for ice cream/pizza in the area you are planning on purchasing the business?	Yes we have. Just to clear things up, we are buying an established ice cream business. It is just ice cream. It is in a high traffic area and there aren't any other ice cream stores within 5 miles. The previous owner did well in that location. Also, there is a Goddard School right next door. Plus 3 high schools, a middle school and an elementary school all within 2 miles. There is a deli/pizza shop, bank, nail salon, and dry cleaners in the same complex as well. It is across the street from a large residential developement with condos/townhouses and single family homes.
Why did the previous owner leave?	They both worked full-time jobs and have children. Just didn't have the time to put into it. They ran it absentee. We aren't going to do that. My wife will be there most of the time.
hi. good luck on your loan. i have a few questions... would you please detail your expected startup and operational expenses for the store? how much of the loan is for the store purchase, versus setup costs? will you be making your own ice cream, or working with a distributor? will you be selling items other than ice cream? how quickly are you estimating that you'll hit break-even with your invested monies? thanks.	Hi, I appreciate your interest in my loan request. Realistically, we expect to break even with our investment within two years. The monies we are requesting will be used to purchase inventory, legal fees, new signage, etc. We also plan on using the investment funds for equipment to expand their offerings. We are putting out own money toward the actual purchase. The business we are taking over has great potential. We have a few ideas in mind for it, including expanding ice cream offerings such as soft serve. They are currently only selling hard ice cream, which is purchased from distributors that we are familiar with from our last ice cream business. The current owners do not make their own ice cream and we do not plan on doing that either. Thank you for your time.
Could you verify your income with Lending Club?	Yes I could, if needed. I have my paystubs and tax returns.
You should verify your income, it increases the confidence of the Lenders. I for one, won't invest in anyone who does not verify their income.	How do I go about doing that? I can't find it on here.

Member Payment Dependent Notes Series 493752

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493752	$10,000	$10,000	13.48%	1.00%	March 25, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493752. Member loan 493752 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	kramers auto servise	Debt-to-income ratio:	15.26%
Length of employment:	2 years	Location:	PERKASIE, PA

Home town:
Current & past employers:	kramers auto servise
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	17
Revolving Credit Balance:	$13,071.00	Public Records On File:	0
Revolving Line Utilization:	50.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is kramers auto servise and what do you do there?	it is an automotive service station. I am an automotive tech there.

Member Payment Dependent Notes Series 493835

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493835	$5,000	$5,000	11.36%	1.00%	March 25, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493835. Member loan 493835 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,936 / month
Current employer:	American Health Care Association	Debt-to-income ratio:	10.47%
Length of employment:	9 years	Location:	Washington, DC

Home town:
Current & past employers:	American Health Care Association
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,241.00	Public Records On File:	0
Revolving Line Utilization:	88.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at American Health Care Association and what do you do in your role there?	I am a coordinator for Quality and Professional Developement Dapartment, There are 7 employees in my department including myself. I am directly responsible for the reporting of continuing education units earned by nursing home administrators/assisted living administrators. I support in various areas The National Quality Award.
Can you describe the debts you ae planning to consolidate, their amounts, and APR's? Also let us know about the debts you will NOT be paying off with this loan and their amounts, and APR's. Thank you.	I have five individual debts that I would like to consolidate. Capital One = $473.88 @ 12.15%. Citizens Bank = $1,800.00@21.00%, Bank of America = 1,481.00@27.99%, HSBC(Sears) = 700.00@23.00%, Macy's = $700.00. I have one other debt I must pay off and that is a Chase credit card, my goal is if I receive the amount I have asked for I will pay that loan off with in 3 years, being able to manage the Chase payment without the other debts I will bring that amount down cosiderably.

Member Payment Dependent Notes Series 493850

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493850	$21,000	$21,000	11.36%	1.00%	March 25, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493850. Member loan 493850 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	CUHSD	Debt-to-income ratio:	15.09%
Length of employment:	10+ years	Location:	San Jose, CA

Home town:
Current & past employers:	CUHSD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/11/10 > Consolidate credit card debt at a lower rate. Borrower added on 03/12/10 > I incurred this debt as the result of a recent divorce. The legal fees, moving expenses, finding a new home, etc. have been a nightmare and I would like to get this loan to help me put my life back together. I am usually financially responsible. I have a good, secure job as an educator that I enjoy very much. My goal is to get out of debt within the next 3-4 years and use credit cards only for unexpected and emergency situations. Borrower added on 03/12/10 > I incurred this debt as the result of a recent divorce. The legal fees, moving expenses, finding a new home, etc. have been a nightmare and i would like this loan to help me get back on my feet.

A credit bureau reported the following information about this borrower member on March 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,120.00	Public Records On File:	0
Revolving Line Utilization:	91.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is CUHSD and what do you do there?	Type your answer here. I work at the Campbell Union High School District as a high school English teacher.
Could you please answers these basic financial loan application concerns that enter the minds of many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them for loan approval. If already answered in manner requested, no need to duplicate, just state "See above". 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.) Your prompt answer is the only way I will know to take a 2nd Look at your loan listing and may eliminate the need for other lenders to ask the same Questions before being willing to fund your loan.	Type your answer here. 1. See above 2. I have a credit card with a 30k balance that was recently increased to 29.99%. The monthly payment has increased to 1k. 3. After mortgage, utilities, and food, I have roughly $1500 left without making a credit card payment. 4. I have a very secure job and do other work during my off months to increase my income. This would be in addition to the amount I declared.
What is CUHSD and what are your responsibilities there? Purpose of loan? If consolidation, what are the specific companies or cards, the amounts of each, and the current APR's...	Type your answer here.I am a high school English teacher at the Campbell Union High School District in San Jose, CA. I have a credit card with B of A with a 30K balance that was recently increased to 29.99%.
Hello again...the crdit report reflects a $36K balance (perhaps old data) and you mentioned you have a $30K balance with BofA...is there another loan or credit card you have outstanding ? Secondly, since the BofA debt is $30K and you are asking for $21K, do you have the fiinancial resources to cover the remaining 9K balance and kill that entire debt (and possibly close the card)? The 29.99% interest is a killer...so I would like to better understand how you plan to extinguish the debt.	I will be taking a 10k loan from my family at 0% to cover the balance of the B of A card. The 6k remaining will be covered by my tax refund. Thanks for asking. I plan to close the card.
$7,500 a month as a teacher?? Is that really the pay in Campbell?	Yes, that is my gross. I know, I should be making much more.
Great information you've provided. I just have a few more questions: In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	In the event that I lose my job, I will be able to liquidate my retirement accounts to repay any debt. I plan to have the payments withdrawn automatically every month. Thanks for the interest.

Member Payment Dependent Notes Series 493917

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493917	$16,000	$16,000	10.25%	1.00%	March 24, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493917. Member loan 493917 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,417 / month
Current employer:	Hawthorn Bank	Debt-to-income ratio:	11.95%
Length of employment:	8 years	Location:	Belton, MO

Home town:
Current & past employers:	Hawthorn Bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1987	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	69	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,064.00	Public Records On File:	0
Revolving Line Utilization:	41.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Hawthorn Bank	I am a Vice President/Compliance Officer at the bank. Thank you for your consideration.
Loan Description?	I am paying off three credit cards I inherited in a divorce and am trying to get a fixed rate, fixed payment to be debt free in three years. Thank you.
Could you please answers these basic financial loan application concerns that enter the minds of many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them for loan approval. If already answered in manner requested, no need to duplicate, just state "See above". 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.) Your prompt answer is the only way I will know to take a 2nd Look at your loan listing and may eliminate the need for other lenders to ask the same Questions before being willing to fund your loan.	I am a Vice President/Compliance Officer at Hawthorn Bank. (www.hawthornbank.com). The purpose of the loan is to consolidate three credit cards so that I can have a fixed rate and a fixed payment and be debt free in approximately three years. My credit report will show a mortgage loan that is a rental property with a payment of $780.00. I currently receive rent of $750.00 and monthly child support of $500.00 that I did not include in the monthly income when I applied for the loan. I will receive the child support for two more years. My renter is behind a month which I have had to cover. This property is on the market but has not sold. This is the only debt I have as my home is paid for and my husband covers all other utilities, food and insurance. I have medical and dental through my job. I have been in banking since 1985 so I feel secure in my job. I also have $30,000 in a 401K through American Funds. Again, this request is so that I can have a fixed rate, fixed payment. All credit cards have been destroyed and I am paying cash now for everything. I will be sending my daughter to college and am currently budgeting for that as well. I am in a second marriage so I am paying my own way for my existing debt and using the child support to help with college expenses. Thank you for your consideration.
No questions; just helpful recommendation should you list another loan L C website. While "dreaminofthebeach", "ineedanewroof", "byebills56", "CCGC", "snuggles87" et al (actual examples) may have significance to borrower it is difficult for lenders to easily locate loan during funding process, i.e., check on percentage progress, if loan credit review status were completed, review lender-borrower QandA, et al. During registration process LC automaticaly assigns Member_XXXXXX ID number that allows lenders easily access borrower loan unless borrower opts for some other ID. Your current "dreaminofthebeach" requires lenders to do either full-scale seach all 287 loans currently listed or modified search by state in order to locate loan. Experienced L C lenders do NOT invest in loans until r-e-q-u-i-r-e-d credit review process has been completed by Home Office Credit Review Team. Currently your on-screen application viewed by lenders indicates that credit review process has NOT been completed. Inability to easily locate loan amongst 287 other listed loans partialy explains reason why after 8 days your loan only 44 pct funded. A bank V-P loan after 8 days being listed should be approaching minimum 70 pct funded. Hope this info helpful to first-time L C borrower. Member 505570 USMC-Retired-Investor 03.19.2010 @ 11:21 AM ET.	Dear Investor, Thank you for the helpful recommendation. Is there anything I can do to change the on-screen name to help with this process? Sincerely, Borrower dreaminfothebeach
Me agaian; screen ID reverted Member_632136; all kenders-can easily access. QUESTION: Did Lending Club Home Office Credit Review Team contact you and commence employment income verification process? If not contacted by Credit Review Team then contact them ASAP. "CONTACT US" bottom LC Home Page lists Member Support Department email address and T F phone number. HO open M - F regular business hours Pacific Time. Verification one item independent verification of other item. After process completed, on-screen application viewed by all lenders reflects statuses updated. Completed process benefits borrower: (1)-Loan will attract lenders "Fence Sitting" until REQUIRED process completed before finally committing their $$. (2)-After process completed, funding pace quickens. (3)-After loan 100 pct funded, net $$ can be quickly deposited into your bank account, i.e, next day. Be PROACTIVE credit review. BEST THAT CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING ENDS CREATES AN UNDUE DELAY. Different subject: First Marine Corps permanent duty station 1966-1968 was M C Reserve Data Service Ctr, 9500 Bannister Road, KCMO (old Bendix complex @ Troost and Bannister); later became M C Finance Ctr; later evolved into DFAS, ultimately relocated to former R-G AFB, Belton.MO. 1966-1968 I lived 141ST St. Belton MO. Metro KC- SW Missouri were great places to live. K C Chiefs were AFL "powerhouse" during that time; arch rivals were despised Al Davis's Oakland Raiders. Been active member R-G FCU, Belton since 1966. Best of luck loans funding. Member 505570 USMC-Retired-Investor (Virginia Beach, VA) 03.19.2010 @12:25 PM ET.	I can't tell you how much I appreciate your very helpful information. I have not been contacted by the Lending Club Review Team. I will contact them immediately per your instructions. Again, I can't thank you enough as I have been struggling to be debt free for some time and my situation will now allow me to do so with this loan. Yes the Chiefs are not doing so well now; however I'm still a fan and the Raiders are still arch rivals! Perhaps you came into the Boatmen's Bank back then. I worked there for 14 years. Small world. Also, thank you for years of service. Truly grateful.
Thank you for the information you have provided thus far. I have just a few additional questions: If I understand, you are remarried now. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of all monthly expenditures. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you own your home outright or have a mortgage? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	Yes I am remarried; however I am not the sole wage earner. My husband owns his home with no mortgage and his income is $24,000 per year as he owns his own business making a combined income of $77,000 annually. He also receives $16,200 per year in rental income not included in the combined income above and owns both properties outright. I have no monthly expenditures now as he pays all utilities so the only debt I have left is the three credit cards I am trying to consolidate/payoff and my auto insurance. Current monthly expenditures are as follows: Bank of America Line of Credit-$10,800 -$325 monthly Capital One -$4,900-$130 monthly Citicards-$950-$35 monthly Auto insurance-$350 (mine and my daughter's) My discretionay income is now approximately $1,800 so I plan on paying $600 per month direct debit and the rest I hope to invest. This consolidation is strictly so that I can get a fixed rate/payment not to lower my monthly payments as I want to be completely debt free so I can focus on my daughter's education. As far as a contigency plan, the payment would be covered by my husband if it becomes necessary as he has no debt until another job is secured. I also have money in savings to cover the payment. Thank you for your questions.

Member Payment Dependent Notes Series 493960

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493960	$15,000	$15,000	10.99%	1.00%	March 26, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493960. Member loan 493960 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Sanger & Eby	Debt-to-income ratio:	11.50%
Length of employment:	3 years	Location:	cincinnati, OH

Home town:
Current & past employers:	Sanger & Eby
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/15/10 > I plan to use the funds to pay off our families existing credit card debt at a lower rate than the credit cards I currently use (which is more around 23% interest). Financially 10% interest savings is a big savings and just makes sense. My wife and I's monthly budgeted income after taxes is approximately 5,100 (my income being about 3,100 of it). She currently pays the mortgage and our goal is to pay down the credit cards so we can look to having kids. We recently purchased a home and added a bathroom to the house (9 month process) in order to plan for a family. It cost more than we anticipated. We plan on paying this debt accumulated during this time down as soon as possible in order to create some financial freedom and in order to create a better environment for our future children. My job is as a sr. software developer at a company I've been a part of for over 3.5 years. My company is actually doing very well and is expanding our company and group by several employees this spring. I have been tapped as a possible supervisor for this new group we are creating so I might be in line for a promotion down the line. What makes me a good borrower? I always pay back what I owe. Several years ago as i graduated college, I had racked up over $35k in credit card debt and was laid off. I could have declared bankruptcy but didn't want the ding on my credit. In less than 3 years, I had paid it down to $5k by just saving my money and being better on what I spent it on. I am not sure if to include my wifes or not so here is the details of both Monthly budget: Mortgage: $960 (my wife currently pays this as I am responsible for all other bills , food, gas etc) Electric/gas: aprox. $270 (wife pays) Gas for work:$200 Food+misc. household items: $350 Car Insurance: $135 Water Bill: Aproximately $60 Phone: $100 (its actually $180 but my brother in law covers $80 on a family plan every month) Cable/Internet/Lan Line: $150 School Loans: $144 Associated Bank loan: $100 Balance on a set of couches bought at xmas on store card: $100 until balance is paid ($1800 is left, no interest until 2011) Borrower added on 03/16/10 > Explanation of Delinquency: I attempted about 5 years ago to get into the rental house business. Unfortunately, I picked the worst timing to do so. I overpaid for the duplex, couldn't get it rented, and was unable to sell it back and it was foreclosed on. Instead of foreclosing and walking away, i used my credit cards for the mortgage in an attempt to still sell the home and prevent the foreclosure. this led to all my cc's at the time skyrocketing their interest rate (above 30%). this was also around the time i was laid off. since then im proud to say ive paid down a significant amount of the debt (at an absolute unreasonable interest rate). With credit cards getting sneakier with the new laws on what to do with your interest rate, this seems to be a safer route to a fair interest rate percentage. My goal is to become debt free in order to start expanding our family and being able to afford it.

A credit bureau reported the following information about this borrower member on March 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	41
Revolving Credit Balance:	$5,636.00	Public Records On File:	0
Revolving Line Utilization:	21.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 494025

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494025	$22,000	$22,000	13.11%	1.00%	March 25, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494025. Member loan 494025 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,083 / month
Current employer:	Hertz rent a car	Debt-to-income ratio:	21.22%
Length of employment:	10+ years	Location:	linden, NJ

Home town:
Current & past employers:	Hertz rent a car
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,431.00	Public Records On File:	0
Revolving Line Utilization:	51.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 494030

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494030	$10,000	$10,000	7.14%	1.00%	March 25, 2010	April 3, 2013	April 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494030. Member loan 494030 was requested on March 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,400 / month
Current employer:	Northeastern Junior College	Debt-to-income ratio:	9.33%
Length of employment:	3 years	Location:	Merino, CO

Home town:
Current & past employers:	Northeastern Junior College
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 26, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,218.00	Public Records On File:	0
Revolving Line Utilization:	20.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Northeastern Junior College? Loan Description please?	I teach, fundraise and work as a coach in the athletic department
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at Northeastern Junior College? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	My primary responsibilites at NJC are coaching and fundraising for the athletic department and I also teach a few credits every semester. I am the main breadwinner in my house; my wife works one day a week as we have three young children that she cares for. She brings home around $500.00 a month. Her job is very flexible and she plans on adding more hours as our baby get older. Our house payment is very modest, less than $700. Our only other loan payment is $180/month for our car. Our interest rates on our debt are 12.9 and 6.99 which will be increasing to 20.9 soon. (It was an introductory rate) We have no second mortage. I don't forsee a job loss, my position is very stable, but if something did happen, my wife is able to substantially increase her hours at her place of employment to support us until I were employed again. The loan will be withdrawn every month from our bank account. Thank you for your questions.
What is it you plan on using the requested funds for?	We are consolodating two lines of credit to gain a lower interest rate and pay off our debt.

Member Payment Dependent Notes Series 494163

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494163	$16,000	$16,000	15.70%	1.00%	March 26, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494163. Member loan 494163 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	United States Postal Service	Debt-to-income ratio:	13.71%
Length of employment:	9 years	Location:	Fremont, CA

Home town:
Current & past employers:	United States Postal Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/19/10 > Commonly Asked Questions: Q: What is your position/job title? A: I am a T6 Letter Carrier for the United States Post Office. I have been with the USPS since March of 2001. I am considered full-time permanent staff. Q: What accounts will you be paying off and how much? A: The breakdown will be as follows: Chase CC - $11,700, currently 29.99% Chase CC - $2,500, currently 27.99% Wells Fargo CC - $1,200, currently 22.99% GE Money Bank (Care Credit) - $400 <-- This will not be paid off with loan proceeds as it is currently at 0% APR This will consolidate everything and ensure it is paid off within 3 years (or less).

A credit bureau reported the following information about this borrower member on March 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	33
Revolving Credit Balance:	$16,416.00	Public Records On File:	0
Revolving Line Utilization:	68.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at USPS? SInce this is a debt refinancing loan, please list each of your debts (type/balance/APR) and then identify which ones on the list will be paid off with this loan as well as those that will not be paid off with this loan. Thank you in advance.	My current position is a T6 Letter Carrier. I am considered full-time permanent staff and have been with the USPS since 2001. The credit cards I will be paying off are as follows: 1) CHASE - $11,700, currently at 29.99% 2) CHASE - $2,500, currently at 27.99% 3) WELLS FARGO - $1200 approx payoff, currently at 23.99% 4) CareCredit - $450 NOT TO BE PAID OFF W/LOAN PROCEEDS(this is currently at 0%) These are CURRENT balances; the amount showing on my credit report does not reflect any recent payments made.

Member Payment Dependent Notes Series 494214

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494214	$13,750	$13,750	14.22%	1.00%	March 25, 2010	March 26, 2013	March 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494214. Member loan 494214 was requested on March 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	csh	Debt-to-income ratio:	18.88%
Length of employment:	10+ years	Location:	Hopewell, VA

Home town:
Current & past employers:	csh
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/12/10 > I going to use this loan to pay off credit cards. I've been working with the state for 10+ years and while working for the state I went back to school for nursing. I've been working as a nurse part time for a year.

A credit bureau reported the following information about this borrower member on March 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	37	Months Since Last Delinquency:	15
Revolving Credit Balance:	$9,301.00	Public Records On File:	0
Revolving Line Utilization:	14.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is csh? Are you an LPN or RN, or __?	Type your answer here.CSH is a mental hospital. I'm currently a LPN and I will be going back to school for my RN it should take me about a year to finish.
Could you Please answers these basic financial loan application concerns that enter the minds of many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them for loan approval. If already answered in manner requested, no need to duplicate, just state "See above". 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.) Thanks in advance for your prompt answer since it is the only way I will know to take a 2nd Look at your loan listing to evaluate it for $ funding.	Type your answer here. 1. Cental State Hospital (mental hospital) ward clerk maintain charts Nursing Home nurse 2. consolidating debts 7,000 creditcards 2,500 personal loan summer trip and repairs around the house 3. 65 a week child care 417 car payment 200 school loan 300 in credit card and 179 personal loan 4. Spousal assistance, saving and around 10,000 in my 401K
Could you Please answers these basic financial loan application concerns that enter the minds of many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them for loan approval. If already answered in manner requested, no need to duplicate, just state "See above". 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.) Thanks in advance for your prompt answer since it is the only way I will know to take a 2nd Look at your loan listing to evaluate it for $ funding.	Type your answer here.1. Central State Hospital (mental hospital) wardclerk keep charts up Nursing Home nurse 2. consolidating debts Creditcards 7000 personal loan(husband and I) 2500 summer trip and fix up around the house 3. carpayment 417 child care 65 a week school loan 200 credit card 300 personal loan 179 4. Spousal Assistance around10,000 in 401k and money in savings

Member Payment Dependent Notes Series 494235

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494235	$17,600	$17,600	13.48%	1.00%	March 24, 2010	March 26, 2013	March 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494235. Member loan 494235 was requested on March 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,417 / month
Current employer:	Daptiv, Inc.	Debt-to-income ratio:	13.20%
Length of employment:	3 years	Location:	auburn, WA

Home town:
Current & past employers:	Daptiv, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/12/10 > I plan to use these funds to consolidate my credit cards into one monthly payment at which point most of the cards will be closed. I don't need debt with 20+% interest rates. The remainder of the loans will be going to fund two professional certifications that should translate into a 20-40% salary increase. My job is stable, in the three years I have been at my company I have been promoted several times, and after the certifications it will not be long before another promotion is at hand. My debt is currently sustainable. I have more than enough money to pay all of my monthly bills with over 1,000 left over a month. This loan will be paid off in full long before the 36 month term expires.

A credit bureau reported the following information about this borrower member on March 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	74
Revolving Credit Balance:	$10,987.00	Public Records On File:	0
Revolving Line Utilization:	61.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Daptiv, Inc and what do you do there?	Daptiv, Inc., is a leading software as a service project and portfolio management company. We make project management software that we also host for our customers. I am one of their Senior Software Test Engineers.
Why do you have a delinquency on your record?	Hello, and thank you for your question. There is no easy way to spin a delinquency in a positive light. About 7 years ago my student loans went 60-90 days late. I have not had any chargeoffs, or bankrupcies or anything of that nature. I pay my debts, I just simply went through a patch where I couldn't make my student loan payment shortly after I graduated, and didn't think to put my student loans in forbearance until the damage was already done. As you see on my information though, It has been 74 months since that delinquency, and even that blemish will be off my report in a little less than a year. I have become older and wiser in respect to my credit, and I make sure I always have enough to pay my bills ontime, first and foremost.

Member Payment Dependent Notes Series 494275

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494275	$18,500	$18,500	10.99%	1.00%	March 26, 2010	March 26, 2013	March 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494275. Member loan 494275 was requested on March 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	City of Oakland Park	Debt-to-income ratio:	24.80%
Length of employment:	4 years	Location:	FORT LAUDERDALE, FL

Home town:
Current & past employers:	City of Oakland Park
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/12/10 > secondary income 2nd job annual gross income $32,000 Borrower added on 03/13/10 > My total combined income between my two jobs @ Oakland Park and Keiser Career College is $92k. It is unclear because I couldn't add 2 jobs in the profile. My loan details state that ownership is rent but I also own a condo that own too. Yes, I rent now because I live with my girlfriend(but I pay little or nothing with her) because I want to renovate my condo (kitchen and bathrooms) before we start living in the condo together. As a result, I need the loan to complete renovations and consolidate some debt. Thank you for taking a look at my loan request. I am one person that has a very reliable income. Because my job security is strong since I have civil service position with a local goverment agency. Borrower added on 03/16/10 > Go approved !!!!! Almost @ 30% thank you investors this will help me so much and I am very grateful !!!!!!!!

A credit bureau reported the following information about this borrower member on March 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,609.00	Public Records On File:	0
Revolving Line Utilization:	53.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with City of Oakland Park? What is the home improvement project you are undertaking? Whose home are you improving?	I am firefighter paramedic and an assistant coordinator @ Keiser Career College. I have a condo I purchased 2 yrs ago and I would like to renovate the kitchen and bathrooms. Thanks for asking !

Member Payment Dependent Notes Series 494321

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494321	$14,500	$14,500	13.85%	1.00%	March 24, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494321. Member loan 494321 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,600 / month
Current employer:	Sleep Train Inc	Debt-to-income ratio:	23.72%
Length of employment:	3 years	Location:	Poway, CA

Home town:
Current & past employers:	Sleep Train Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/15/10 > This loan is to pay off a three credit cards. The payment that will need to be made is less than what I currently pay monthly for these three credit cards and will be no problem.

A credit bureau reported the following information about this borrower member on March 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,904.00	Public Records On File:	0
Revolving Line Utilization:	50.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Sleep Train Inc and what do you do there?	Sleep Train Inc is the largest mattress retailer on the west coast. We have 227 store up and down the west coast. I am a sales manger for them.
What are your current amount's owed on your credit cards and your interest rate on each?	The balance on my 3 credit cards: $1959.91- 14.99% $2978.86- 11.24% $4718.34- 18.24%
I assume that you will only pay back the higher rate CC ($1959.91- 14.99% & $4718.34- 18.24%). What do you intend to do with the balance of the loan = $7,822?	I owe $7500 on my car loan which has an interest rate of 13.99% and will pay that off with the remainder.
May I ask you why you have originally neglected to mention your car loan in your loan description? You have only stated that you are looking to consolidate three credit cards!	Well I had not decided yet what I would be doing with the remainder of the balance. The car I will be paying off is in my name but is my mothers. I make the payment every month of $320 and I wasn't sure if that is what I would be doing with the remainder until yesterday morning.
Thank you for your response. One more question. If you had originally wanted to consolidate three credit cards, why did you decide to borrow extra money if you readily didn't know what you would use it for?	I requested extra thinking I could put it toward something. I knew I had the balance left on the loan for the vehicle and also thought about putting it toward helping my little brother out with a new car. His was in an accident the day before requesting the loan and we were not sure if it was totaled until yesterday, but we found out that he has gap coverage and I will not need to use the remainder of this loan toward helping, so thats when I decided to use the remainder for my car loan. I requested extra knowing there would be something to put it towards.

Member Payment Dependent Notes Series 494451

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494451	$12,000	$12,000	7.88%	1.00%	March 29, 2010	March 26, 2013	March 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494451. Member loan 494451 was requested on March 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Kravitz, Inc.	Debt-to-income ratio:	5.42%
Length of employment:	< 1 year	Location:	Los Angeles, CA

Home town:
Current & past employers:	Kravitz, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/13/10 > Hi, my fiance and I are planning a beautiful but budget-friendly September wedding. We're using some savings and avoiding any credit card use. We both have very good credit, are employed at secure jobs, are very responsible and have never made any late payments. Your loan will help with the hotel & catering deposit, the rings and some other charges that keep popping up. We hope to pay this back in less than 2 years. Thanks for your support!

A credit bureau reported the following information about this borrower member on March 12, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$699.00	Public Records On File:	0
Revolving Line Utilization:	7.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Kravitz, Inc and what is your position there?	Kravitz is a pension benefits administrator, specializing in the design, administration and management of all types of corporate retirement plans. Online at www.kravitzinc.com, it is a well established and profitable company, founded in 1977. I'm the Marketing Specialist and manage the websites, email marketing programs, PR, outreach to finanical advisors and a variety of other marketing initiatives.
You want the funds 7 months prior to the wedding?	Yes, we're in the middle of choosing various vendors, and the hotel...need to put down deposits on everything. Trying to avoid using credit cards for anything right now!

Member Payment Dependent Notes Series 494512

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494512	$8,000	$8,000	7.88%	1.00%	March 25, 2010	March 27, 2013	March 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494512. Member loan 494512 was requested on March 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	FEDEX	Debt-to-income ratio:	10.27%
Length of employment:	10+ years	Location:	UNIONTOWN, OH

Home town:
Current & past employers:	FEDEX
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > OMG!! Thank you all so much for helping me out!! You are the light at the end of a very dark tunnnel !!! Thank you again!!!

A credit bureau reported the following information about this borrower member on March 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,784.00	Public Records On File:	0
Revolving Line Utilization:	16.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with FEDEX?	I am a White Glove Sr Agent. I deal with Government shipments. I have classified security level. I love my job!!
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized monthly costs (mortgage, car, utilities, student loans and other recurring household expenses eg phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to both Qs...	I am only paying the monthly minimum payment. I closed all 3 accounts for fear the interest rate would sky rocket. I pay 210.00 in minimum payments.My HP is $600.00,being a single mom with 1 child still in college, the expenses are never ending! I am trying to save one of the most important things I have worked for, my 714-760 credit score!! All help appreciated!!

Member Payment Dependent Notes Series 494539

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494539	$13,000	$13,000	12.73%	1.00%	March 24, 2010	March 27, 2013	March 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494539. Member loan 494539 was requested on March 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:		Debt-to-income ratio:	22.83%
Length of employment:	8 years	Location:	Denver, CO

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,100.00	Public Records On File:	0
Revolving Line Utilization:	80.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? Loan Description please? Thank you in advance.	Hi, I am a dental hygienist and am working for a temp agency. I am looking to consolidate credit card debt. I always pay about $100 over the amount due and hope to pay off the loan as quickly as possible. Thanks!
I cannot understand why your credit score would be so low if your first credit line is from 95 with no delinquencies, was it inactivity?	That would be my only explanation. Unfortunately I didn't learn early enough what steps to take to establish good credit.

Member Payment Dependent Notes Series 494642

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494642	$25,000	$25,000	12.73%	1.00%	March 29, 2010	March 27, 2013	March 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494642. Member loan 494642 was requested on March 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Tiffany and Co.	Debt-to-income ratio:	22.91%
Length of employment:	< 1 year	Location:	NEW YORK, NY

Home town:
Current & past employers:	Tiffany and Co.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/13/10 > Very solid, good credit with no blemishes, have a lot of cards with small-medium balances looking to consolidate into one easy payment and get out of debt completely in 3 years. Borrower added on 03/14/10 > Well-educated, responsible professional looking to consolidate credit card debt. Borrower added on 03/18/10 > Stable work situation, ivy-league graduate, super-responsible, no history of ANY missed payments. I greatly value my credit standing and am doing this mostly to raise the score and pay lower interest on my balances

A credit bureau reported the following information about this borrower member on March 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1986	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,896.00	Public Records On File:	0
Revolving Line Utilization:	67.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Tiffany and Co.? Since you have been there for less than a year, please tell us about your previous employment history? Thank you in advance.	I prefer not not specify my exact title, however I was previously in real estate development for 7 years prior to my new job. Thank you so much for your interest.
IVE GOT A 4.01 CAROT DIAMOND ID LIKE TO SELL, ANY SUGGESTIONS	LOL

Member Payment Dependent Notes Series 494676

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494676	$16,000	$16,000	10.62%	1.00%	March 26, 2010	March 28, 2013	March 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494676. Member loan 494676 was requested on March 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,250 / month
Current employer:		Debt-to-income ratio:	10.03%
Length of employment:	10+ years	Location:	New York, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/14/10 > self-employed occupational therapist Borrower added on 03/15/10 > I have never defaulted on any payments; I have always paid on-time and whenever possible, pay more than the minimum due for student loans or credit cards. I recently completed all payments on student loans. I pIan to use 50% of the funds form this loan to refinance a credit card who recently raised interest rates from 13% to 19% (despite no infractions on my part as a customer) and the other 50% to refinance a mortgage loan for a timeshare property (APR 16%). I am recently incorporated and have a steady stream of clients. because of being my own employer, I can set my own hours and take on extra work hours as a contract therapist if my practice ever begins to suffer as a result of the economy. To date (luckily), my practice has grown annually despite the economy. Thanks very much for your consideration!

A credit bureau reported the following information about this borrower member on March 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,280.00	Public Records On File:	0
Revolving Line Utilization:	62.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please tell us your employment status and how you plan to apply the loan proceeds toward reducing your revolving credit. Be specific.	I am self-employed as an occupational therapist with a private practice. I have had this practice for about 6 years and prior to that, contracted for the state and city as an occupational therapist servicing children in their homes. HSBC recently raised interest rates on my credit account to above 14.9%, despite being a customer in good standing for the life of that card. While I pay more than the minimum amount due each month, I want a lower interest rate. I also want to apply some of the loan toward another credit that has a higher rate. Thanks!
Employer or source of income? Since you are refinancing debt, please list each of your debts (types/balances/aprs) and identify which ones on the list will be paid off with this loan, and also which ones will not be paid off with this loan. Thank you in advance.	I am self-employed as an occupational therapist with a private practice. I have had this practice for about 6 years and prior to that, contracted for the state and city as an occupational therapist servicing children in their homes. HSBC recently raised interest rates on my credit account to above 14.9%, despite being a customer in good standing for the life of that card. While I pay more than the minimum amount due each month, I want a lower interest rate. I also want to apply some of the loan toward another credit that has a higher rate. Thanks!
Please be more specific in your responses after you reread the questions.	H', I'm sorry but I can't find a place to re-read your initial question. Maybe I missed something the first time around. Can you please clarify what it is that you want me to answer or what details that I did not provide? I thought I had answered in detail the first time, so I need more specificity from you in order to understand what you wanted to know. Thank you!

Member Payment Dependent Notes Series 494815

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494815	$25,000	$25,000	12.73%	1.00%	March 29, 2010	March 28, 2013	March 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494815. Member loan 494815 was requested on March 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Express Employment Professionals	Debt-to-income ratio:	12.24%
Length of employment:	< 1 year	Location:	Lorton, VA

Home town:
Current & past employers:	Express Employment Professionals
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/15/10 > The purpose of this loan is to allow myself financial freedom from the MULTIPLE obligated payments every month. When purchasing my home in 12/2008, I borrowed money from my parents and looking to pay them off in addition to paying off the remainder of my debt. Like all others looking to consolidate debts, I would like to make one large lump sum payment instead of 8 small payments to various sources. if there are any questions, please feel free to ask as I appreciate any help. Thanks! Borrower added on 03/18/10 > I have never been deliquent, late, or missed a payment. I was fortunate to have credit cards in college, but unfortunately had to utilize most of the available credit on them to put myself through school. Borrower added on 03/20/10 > Update on my situation: the Government contractor that I currently support has decided to bring me on full-time. I will continue to work 40 hours a week, but will receive a slight increase in pay and more importantly job security of working directly for a Government agency. Borrower added on 03/23/10 > Thank you to all of the investors thus far...I am a 100% sure investment to all other potential investors. I have never missed a payment on anything in life. I take my credit/financial status very serious. Any assistance in allowing me to taste financial freedom the next upcoming years is much appreciated.

A credit bureau reported the following information about this borrower member on March 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,538.00	Public Records On File:	0
Revolving Line Utilization:	89.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Express Employment Professionals and what do you do there? Since you have been there for less than a year, please tell us a bit about your previous employment history? Thanks!	Thank you for your inquiry. Express Employment Professionals is an outsourced staffing company that works with companies in the Washington DC area. I am a Sr. Technical Recruiter currently working onsite at a Government contractor location. Previously I was located in Silicon Valley where I worked onsite at Google, eBay/Paypal, and TiVo headquarters, as a Technical Recruiter. I am very good with my money/credit and looking to consolidate all my current debts into one large sump payment. Any other questions please feel free to ask. Thanks!
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* and which ones *won't* be paid off with this loan. Thank you in advance.	CREDIT CARDS balances are approximately: Chase: $3,200 Citibank: $1,950 Bank of America: $2170 GM Card: $1630 American Express: $7380 ADDITIONAL DEBT Owe my parents: $9,600 I plan to pay off ALL credit cards and would like to pay the interest free loan my parents helped me out with when I purchased my home. The credit cards are my main priority, so that would be paid off first, but I would like to pay my parents off as soon as possible. AGAIN I appreciate any assistance and assure investors that I'm a solid investment.

Member Payment Dependent Notes Series 494852

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494852	$10,750	$10,750	7.88%	1.00%	March 30, 2010	April 4, 2013	April 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494852. Member loan 494852 was requested on March 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Integris Southwest Medical Center	Debt-to-income ratio:	20.96%
Length of employment:	10+ years	Location:	Moore, OK

Home town:
Current & past employers:	Integris Southwest Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/21/10 > Have 2 jobs, trying to get somewhere on my CC but getting nowhere. I have worked at the same full-time job over 20 years now. I have excellent credit because I am willing to work harder to pay any debt I have.

A credit bureau reported the following information about this borrower member on March 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,589.00	Public Records On File:	0
Revolving Line Utilization:	49.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you are refinancing debt, please list each of your debts (types/balances/APRs) and identify which ones on the list will be paid off with this loan, and which ones won't be paid off with this loan. Thank you in advance.	I will be paying a credit card with a balance of approx. $9700 with 29% interest with this loan. I will basically be trading one payment for another but at least will see an end to it and not be paying forever and at high interest.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at Integris Southwest Medical Center? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? You currently have $21,589 in revolving debt in your profile above. What is the remaining $16,000 of debt that you will continue to carry? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	I do have another source of income, my husband, who makes about $50,000 annually. I will be paying off my 29% credit card and trading that payment for this one. I will be having it taken out automatically from my bank account.

Member Payment Dependent Notes Series 494878

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494878	$25,000	$25,000	14.59%	1.00%	March 29, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494878. Member loan 494878 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Panera Bread	Debt-to-income ratio:	14.21%
Length of employment:	3 years	Location:	manassas, VA

Home town:
Current & past employers:	Panera Bread
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/10 > I work with Panera Bread company for 4 years as joint venture general manager. I make $80.000/year I have debt for $25000 on credit card. I want to be free with debt in 36 months or less . And with this loan I want to consolidate all the credit card debt to one only payment so I can be free of debt in 3 years Borrower added on 03/18/10 > Macy visa 2300 22% $ 100 Bank of america 9800 18% $ 250 MBNA 12000 16% $ 315 Banana republic 400 20% $ 15 Chase 3000 14% $150 Borrower added on 03/18/10 > It's been mistake on my profile said that my debt was $3400 but The debt is $25000 Borrower added on 03/19/10 > cash flow : from Panera $4000/month and I rent the rooms from my town house $1000/month. The house payment are $ 1400 including the bills.

A credit bureau reported the following information about this borrower member on March 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,440.00	Public Records On File:	0
Revolving Line Utilization:	21.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Panera Bread? Loan Description please?	Type your answer here. General Manager
What debt do you plan to pay off? Please be specific. How much are you currently paying monthly toward that debt?	Type your answer here. credit card debt i'm paying 800/month
What are you using the loan to pay off? There is only $3,400 in your credit balance.	Type your answer here my credit card
Hello. Please list the credit cards, balances, and current interest rates that you'll be consolidating with this loan. Thank you.	Macy visa 2300 22% $ 100 Bank of america 9800 18% $ 250 MBNA 12000 16% $ 315 Banana republic 400 20% $ 15 Chase 3000 14% $150
What do you plan on using the intended funds for?	Type your answer here. consolidate all the unsecure debt
revolving credit balance shows 3,440. why are applying for a 25,000 loan? thnx.	Type your answer here. I have 25000 debt , I just want to consolidate all the debt w/ lower interest so I will free of debt in 36 months
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: 1. nature of the debt you will pay off with this loan 2. steps you've taken to get spending in line with income 3. please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses) 4. if you are refinancing credit cards, please include all balances / rates that this loan will cover 5. nature of your employment - roles and responsibilities 6. is the income listed your's alone? if not please explain 7. contingency plan for repayment if you lose your job	Macy visa 2300 22% $ 100 Bank of america 9800 18% $ 250 MBNA 12000 16% $ 315 Banana republic 400 20% $ 15 Chase 3000 14% $150
What credit lines, amounts, and interest rates are you planning to consolidate with the LendingClub loan? Thank you.	Type your answer here. 25000 with apr 14 % or below in 36 months period payoff
I would like to help fund your loan but I need to know how you will be using the loan proceeds.	Type your answer here. After I got a loan from the lending club , I want to consolidate all my unsecure debt together so I only will own to lending club so i can just paying 1 bill so is easy for me and i want to be debt free on 36 months
Prospective investors expect more specific responses than you have provided. Please itemize the debts you plan to pay off by creditor, amount owed, interest rate, and current monthly payment. Thank you.	Type your answer here. Macy visa 2300 22% $ 100 Bank of america 9800 18% $ 250 MBNA 12000 16% $ 315 Banana republic 400 20% $ 15 Chase 3000 14% $150
Everyone is asking the same question... Your LC profile shows that you only have $3,440 in credit card debt. You say you have $25,000 in CC debt. I believe we'd all like to see it broken down as follows: <Issuer>, <Balance>, <IntRate>, <MinPmt>. The int rate on the cards you list should be < 14.5% so that this loan makes sense. Another frequent question - which I will add - is: Please list your monthly expenses (Mortgage/Rent), Utilities including cable, Car(s) including insurance, Gas, Food, Entertainment, Health/Medical including insurance. Thank you.	I think it been mistake I have credit card debt for 25000 Macy visa 2300 22% $ 100 Bank of america 9800 18% $ 250 MBNA 12000 16% $ 315 Banana republic 400 20% $ 15 Chase 3000 14% $150
The amount that we see is only the amount showing on *one* of the credit bureau reports. Not all debts show up on all three of the major credit bureau reports. It sounds like you are on track to get control of your budget. You may want to take a look at one of the free sites that help you to manage finances, as they can save a lot of time, and reduce stress. You can also link your Lending Club account to at least one of the sites: yodlee.com It is free.	because is under my name and my ex wife name and part of the court settlement are to take over all the credit card debt
How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	Type your answer here. I'm joint venture with Panera bread and I'm good with what I'm doing and on the top of it I have deposit $ 15.000 cash and 401k but I don't want to use that first .

Member Payment Dependent Notes Series 494884

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494884	$8,000	$8,000	7.51%	1.00%	March 24, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494884. Member loan 494884 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,833 / month
Current employer:	Lathrop Engineering Inc.	Debt-to-income ratio:	5.07%
Length of employment:	10+ years	Location:	SANTA CLARA, CA

Home town:
Current & past employers:	Lathrop Engineering Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,724.00	Public Records On File:	0
Revolving Line Utilization:	14.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description please?	Home improvement projects
What is it you plan on using the requested funds for?	Home improvement projects
What are the home improvement projects you are undertaking?	New flooring (wood and carpet), paint, trim, and doors in interior.
What were each of the recent inquiries for? Did any of them result in new credit cards or loans? Thank you in advance.	No. I was thinking of refinancing the house, but none of the packages were compeling enough. I stayed with my current mortgage.

Member Payment Dependent Notes Series 494962

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494962	$25,000	$25,000	10.62%	1.00%	March 29, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494962. Member loan 494962 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$32,320 / month
Current employer:		Debt-to-income ratio:	5.90%
Length of employment:	10+ years	Location:	Great Barrington, MA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	55	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$155,905.00	Public Records On File:	0
Revolving Line Utilization:	72.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? Loan Description?	I am a property owner and private investor. I own 4 high-end condos in Boston worth almost 3mil total and bringing in subst. income. I also own a 3mil mixed use building in RI with my brother who used his credit cards to make improvements on that building. He wants his credit cards paid off and asked me to borrow 25k to do that. That is what this loan is for and the payments will be made by the income from that investment property. Thank you.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Can you explain where your income comes from? These answers will definitely help lenders lend.	How was the debt accrued? -Capital improvements to income property. Can you list your monthly expenses? -Sorry, no. Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? -Sorry, no. Can you list your savings account balance(s) and/or any other kind of emergency funds? -+/- $5000 Can you list any investments and balances? -Investments are income properties and interest earning cash investments of over $300k. Are you the sole wage earner in your household or is there another? -Sole. Can you explain where your income comes from? -From income properties and interest-earning cash investments of over $300k. Thank you.
Without the info I request, we can not determine the level of risk. You have every right to disclose what you like. But, lenders will then move on to the next loan due to unknown level of risk.	I understand and thank you. I was asked to approve opening up my tax docs and that was a stretch for a small, high interest loan like this. Risk is low as I have been borrowing large sums for 18 years and have never even had so much as a late payment. I began investing in real estate in 1996 and still have a condo from that year. I am able to live off the income from the income properties and from the interest income that I earn on the $300k+ cash I earned on selling several properties. My business rests on my credit worthiness, so I am not going to let a little $25k loan do anything to hurt that by making a late payment or defaulting. I have every reason to repay this loan according to the terms, even more of a reason that some people, in my opinion. Thank you.
NOI on your properties?	About $10,750 on properties and cash investments. Thank you.
Why can't you answer the questions? You only have 5K in savings? You seem like a clown. Take your "big shot" attitude to a bank if this is such a "little loan" with "high interest." Also, tell your brother to borrow his own money.	I take this as a very serious matter. I did not think this kind of insulting post would be permitted on this website. I am shocked and disappointed, and I imaged that such comments would be monitored and not allowed. I am sorry to read what you wrote. I think it is hurtful.
Debt service on the properties?	1-4 is the monthly debt service on my own 4 properties and 5 is the monthly debt service on the mixed use property for which I request this loan. Thank you. 1. $2,184 2. $2,188 3. $2,401 4. $4,594 5. $7,786
The numbers don't seem to work - is there a typo?	Please let me know what numbers you mean. Thank you.

Member Payment Dependent Notes Series 494965

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494965	$24,250	$24,250	13.85%	1.00%	March 26, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494965. Member loan 494965 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$25,500 / month
Current employer:	Beth Israel Deaconess Medical Center	Debt-to-income ratio:	10.32%
Length of employment:	2 years	Location:	CHESTNUT HILL, MA

Home town:
Current & past employers:	Beth Israel Deaconess Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,296.00	Public Records On File:	0
Revolving Line Utilization:	83.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Beth Israel Deaconess Medical Center? Loan Description?	I am a medical doctor, working in Radiology at the Neuroradiology section.
what is the debt you are consolidating (source, balance, apr, current monthly payments)? What are your other $ monthly costs (rent, utilities, car, med school loans etc)?	balance
Hi - your answer to my prior request was abbr to "balance" so I'm trying again- What is the debt you are consolidating (source, balance, apr, current monthly payments)? What are your other $ monthly costs (rent, utilities, car, med school loans etc)?	loan with high interest rate

Member Payment Dependent Notes Series 495017

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495017	$16,750	$16,750	7.88%	1.00%	March 29, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495017. Member loan 495017 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,333 / month
Current employer:		Debt-to-income ratio:	17.01%
Length of employment:	n/a	Location:	Richmond, TX

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,842.00	Public Records On File:	0
Revolving Line Utilization:	11.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	social security

Member Payment Dependent Notes Series 495024

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495024	$22,000	$22,000	10.99%	1.00%	March 29, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495024. Member loan 495024 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,833 / month
Current employer:	Joint Center	Debt-to-income ratio:	12.79%
Length of employment:	6 years	Location:	Washington, DC

Home town:
Current & past employers:	Joint Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/15/10 > Debt Consolidation loan Borrower added on 03/17/10 > I am the director of operations and outreach for a national policy and research organization, based in Washington DC. I have worked here for six years, and oaching my seventh year in September. My job is extremely stable, the organization recieves some of the largest grants in the country, I recently incurred some debt that I'd like to pay off, more specifically to consolidate with a reasonable APR. I have current and paid up on all my debt time. It would be so much more convenient to have one bill, and 3 years to pay them off. I would have written this description sooner, but wasn't aware of how important this portion of the process is. Thanks for your patience. Borrower added on 03/19/10 > I am the director of operations and outreach for a national policy and research organization, based in Washington DC for more than six years, approaching seven years in September. My job is extremely stable, the organization itself receives several of the largest grants/funding in the country. I recently incurred some debt that I'd like to pay off, more specifically, I'd like to consolidate several credit cards to one payment with a reasonable interest rate (recent spike on one of my cards). I am current and paid up on all my debt at this time. It would be more convenient and efficient for me, to pay one bill, over 3 years, with an official payoff date . I would have written this description sooner, but wasn't aware of how important this portion of the process is. Thanks for your patience.

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1988	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,916.00	Public Records On File:	0
Revolving Line Utilization:	68.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Joint Center and what do you do there?	Type your answer here.The joint center is a national think tank, located in washington dc. We focus primarily on research and analysis. I am the director of operations and operation at the health policy side of the organization
What do you do at the Joint Center? Please list each debt you plan to pay off, the name of the creditor, the interest rate, and the amount currently being paid each month.	Type your answer here. For more than 6 years, I have served as the director of operations and outreach at the Joint Center. I work primarily in the health policy arm of the organization. The debt that I will pay off are two credit cards. Chase 17% intererst rate balance of 13k and Bank of America 10.99% balance of 7.2k
The final question was how much are you currently paying each month on these debts?	Type your answer here. Usually a minimum of $500, lately a little less because of other commitments.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? These answers will definitely help lenders lend.	Type your answer here. I am the wage earner in my household. I have two credit cards that I'd like to consolidate. I manage my money well, however the last few years had a couple of emergencies that forced me to use my credit cards. I have 13k balance on one and 7.2k on the other. The interests rates are 10.99 and 17 percent. The 17 percent is the card I worry about most. Other than that, I have rent and a car note of 423.00. I have a stable job of six years, good credit and a prosperous future ahead
Can you elaborate on your "other commitments" that are reducing your current credit card repayments?	I was referring to several unexpected emergencies that took place within the last year. Although, even with these circumstances, I was always able to pay more than the minimum on all my credit cards.
How long are you planning on having the loan?	Type your answer here.Three years, but the goal is to pay the loan off in less than three

Member Payment Dependent Notes Series 495073

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495073	$20,000	$20,000	17.56%	1.00%	March 29, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495073. Member loan 495073 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	uclc	Debt-to-income ratio:	12.41%
Length of employment:	< 1 year	Location:	redmond, WA

Home town:
Current & past employers:	uclc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/17/10 > i never missed payment on my cards for the last 5 yrs, not even single payment!

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,674.00	Public Records On File:	0
Revolving Line Utilization:	82.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is uclc and what do you do there? Since you have been there for less than a year, please tell us about your previous employment history? Thank you in advance.	UC4.com is my employer. i am a java software developer. before my maternity break i worked for a company called virtue group.
RE: $20,000 "OTHER" category loan questions: (1)- If you want to attract lenders to help fund your loan provide an ACCURATE loan description ("OTHER" too non-descriptive, and is extremely "vague") AND DETAILS how net loan is intended to be spent, i.e.,specifically do what to benefit yourself?. (2)- Length of Employment @ UCIC <1 year (less than 1 year). Provide minimum 3 years PRIOR work (or school) history AND your position (JOB/What you do) @/for UCIC is?. (3)- TransUnion Credit Report reflects $48,674 revolving credit debt balance (82.50 pct utilization all available credit lines). Monthly payments made on revolving debt are $? (Total $$ actually PAID per month and NOT minmum CC $ payments DUE per month.) Thanks in advance for expected answers to all THREE questions- including those questions with multiple parts. Member 505570 USC-Retired-Investor 03.16.2010 @ 06:539 AM ET.	1. loan is for personal emergency need 2. uc4.com is my employer after my maternity break (java software developer) 3. 1000 / month
SECOND REQUEST RE: $20.000 "OTHER" LOAN: (1)-Employer UCIC is what? AND your position (JOB/What you do) is what? (2)-"OTHER" loan category is too non-descriptive (VAGUE). Provide PURPOSES that $20,000 will be specifically used to do what? (3)-Your TransUnion Credit Report reflcts $46,674 revolving debt balance. Monthly $ payment made on revolving debt are $? (Total $ actually PAID and NOT minimum $ payments DUE per rmonth.) (4) Length of Employemnt current employer < 1 year (less than 1 year). Provide 3 years PRIOR employment (school) history. FYI: Today you are competing with 294 other borrowers wanting their loans funded. Many lenders do NOT committ their $$ funding loans until borrower answers questions. Your loan creates more questions than answers provided to date that are ZERO (NONE). Member 505570 USMC-Retired-Investor 03.17.2010 @ 08:43 AM ET	1. loan is for personal emergency need 2. uc4.com is my employer after my maternity break (java software developer) 3. 1000 / month
What is the "personal emergency need?" Most investors will NOT fund your loan if they have no idea what the money is for. Generally a borrower that can't clearly state what they need the loan for cannot come up with a way to pay it off, either.	i never ever missed a payment last 5 yrs - thats the credibility on my side. that guarantees i would pay it off.
Please contact Lending Club to give them paperwork necessary for 'Approval'. You will get a lot more investors. Thanks!	Hmmm! i had faxed my paper work; may be i need to follow up with them...thanks for the input...
Your loan currently attracted 31 pct funding. If loan 100 pct fully-funds L C issues 3-year term note with NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff occurs is: < than 6 months? 6 to 12 months? 12 months to 24 months? 24 months to 36 months? FYI: Required borrower Credit Review process (employment and income) is NOT completed. When on-screen application shows "Approved" is when I commit $ to help fund loan. Advance thanks for answer. Member 505570 USMC-Retired-Investor 03.23.2010 @ 07:35 AM ET.	loan is Approved :)
for how long are you planning ot have this loan?	thinking abt 1 yr at the max for this loan, pay off this loan. again reloan from lending club for a lower rate to pay off credit cards... with in 3 yrs out of debt and into net positive.
What does your 46K in debt consist of? How secure is your position. If you were to lose your job what would you do to pay the loan? Thank you	visit uc4.com, uc4 has nearly 800+ clients including MS !!! its a rock solid job(( fingers crossed))! i never ever missed a payment !

Member Payment Dependent Notes Series 495086

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495086	$10,000	$10,000	12.73%	1.00%	March 24, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495086. Member loan 495086 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	south oaks hospital	Debt-to-income ratio:	5.04%
Length of employment:	< 1 year	Location:	merrick, NY

Home town:
Current & past employers:	south oaks hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/17/10 > I wish to change the amount of the loan to 10,000.00 instead of 20,000.00

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	68
Revolving Credit Balance:	$100,481.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at south oaks hospital? Since you have been there less than a year, please provide previous employment history? Thank you in advance.	I graduated with an RN Nursing degree 5/09 and had worked at St. Francis Hospital while attending college. Prior to this I worked for 20+ years for Allstate Insurance as an investigator and changed careers following a near death car accident in 2003.
So you worked for Allstate for 20 years, and after that (2003) you changed careers to become a nurse?	yes. The medical professions are more stable with higher earning potential especially for mid life career changes. The insurance industry has declined in comparison re jobs and future opportunities. I love what I do now, helping others and helping to save lives.
You have over 100K in Rev debt and this loan will add another 10K. For what are the other debts? Is there a second income in the home?	THE 100,000 LOAN IS AN EQUITY LINE OF CREDIT ON AN INVESTMENT PROPERTY MY WIFE OWNS IN NORTH CAROLINA. UNDER THEIR STATE LAW I HAD TO CO-SIGN THE LOAN FOR MY WIFE TO GET THE LOAN. I HAVE NO OTHER OUTSTANDING DEBT.
What is the loan for? Why did you decrease the amount?	The loan is for home improvements and I decided with my wife to adhere to a lower budget than originally planned.
Please contact Lending Club to give them paperwork necessary for 'Approval'. You will get a lot more investors. Thanks!	I already gave the lending club the info they requested today. Have they not posted this info??? Robert Gordon

Member Payment Dependent Notes Series 495087

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495087	$10,000	$10,000	7.88%	1.00%	March 29, 2010	April 1, 2013	April 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495087. Member loan 495087 was requested on March 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,917 / month
Current employer:	Fairport School District	Debt-to-income ratio:	18.97%
Length of employment:	2 years	Location:	Fairport, NY

Home town:
Current & past employers:	Fairport School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/10 > Thanks! Borrower added on 03/22/10 > My fiancee and I are both educators and coaches. In addition, I work at a summer camp helping children with Autism learn social skills and he works several volleyball camps throughout Upstate New York. We are a hardworking and dedicated couple and wish to make our special day one to remember!

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,636.00	Public Records On File:	0
Revolving Line Utilization:	36.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the Fairport School District?	Special Education Teacher and coach boy's volleyball

Member Payment Dependent Notes Series 495126

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495126	$5,000	$5,000	16.82%	1.00%	March 24, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495126. Member loan 495126 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	ExxonMobil Corporation	Debt-to-income ratio:	14.84%
Length of employment:	2 years	Location:	Baytown, TX

Home town:
Current & past employers:	ExxonMobil Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/15/10 > I plan to use the funds to pay off my credit card bills. I am a good borrower because I always pay all my bills on time everytime. I have a very stable job with the biggest company in the world. I am very strict on my monthly budget, therefore being able to manage my money wisely and pay all my bills on time.

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	56
Revolving Credit Balance:	$2,555.00	Public Records On File:	0
Revolving Line Utilization:	67.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with ExxonMobil Corporation?	Process Operator
Please detail what accounts you will be paying off and how much (balance, interest payments, etc.) thank you.	I will be paying off a student loan ($3620.27), Capital One Credit card ($781.68), and an Citibank Credit card ($693.29). The reason I am asking for a loan is to consolidate my debt, pay off these bills, and have one monthly payment to Lending Club.

Member Payment Dependent Notes Series 495146

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495146	$24,250	$24,250	10.62%	1.00%	March 30, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495146. Member loan 495146 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,208 / month
Current employer:	DoD OIG	Debt-to-income ratio:	14.90%
Length of employment:	1 year	Location:	ALEXANDRIA, VA

Home town:
Current & past employers:	DoD OIG
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > Use of Loan Funds: To pursue an arbitrage investment strategy expecting to yield 30+ basis points per month. The funds will be combined with existing monies to establish a total trading account equity >100K to permit portfolio margin. The principal need for these funds is to move account equity >100K to allow for portfolio margin which will allow the leverage in the trading account to increase greatly. Under regulation T margin leverage is currently limited to less than 1 to 1, under portfolio margin leverage will be able to increase greatly (for example sake it will be described as 9 to 1). Borrowing Cost of leveraged funds: in trading account: a daily variable rate expected to average about Fed Funds + 100 basis points. (currently a total of 1.15%) Projected Monthly profit: 30 basis points * 10 = 300 basis points of account equity Cost of leveraged funds: 1.2%/12 = 10 basis points *9 = 90 basis points of account equity Cost of personal loan (assuming 12% rate) /12 = 1% per month * .5 = 50 basis points Projected commissions and fees = 25 basis points per month Projected profits (relative to account equity) per month = 300 -90-50-25 = 135 basis points of account equity

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,805.00	Public Records On File:	0
Revolving Line Utilization:	12.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What markets will you be investing/trading in (Debt, Equity, Derivative, etc.)? I have also passed CFA levels 1,2,3 if you would like to provide any details on your strategy that would be helpful in assessing risk for this loan, thx.	derivative, for a description of arbitrage google it or go to wiki. There is arbitrage all over the market, just the returns most of the time are too low for people to bother with.
Honorably discharged USMC here. I would like to fund your loan application but need a little help; understandably I am familiar with the Department of Defense Office of Inspector General so you need to explain the acronym "DoD OIG" if it is otherwise and what your position is there. For other potential lenders please explain in laymen terms what this loan is for - most of us live on Main Street so purchasing and selling of securities may be a foreign concept. What is you monthly rent?	Dr. Dave has correctly identified my employeer, I'm an auditor (CPA), my monthly rent is 900, this loan is to fund arbitrage investments, for a description of arbitrage google the word or go to wiki and search, my first response to this question included a link to the wiki page but it was rejected for haveing a link.
OK - I know what arbitrage is. But the question that you have not answered is what assets do you plan to arbitrage? 'Flipping' houses is a form of arbitrage, but not one that most lenders would be inclined to support. So are you going to arbitrage real estate, precious metals, stocks, currencies, bonds, or something else? Which is it? Your answer here is critical.	I focus on arbitrage opportunities in derivative securities, options and futures. Examples would be Reversals (long call + short put + short stock), Conversions (Short call + long put + long stock), buying options with longer maturities and selling options with shorter maturities which have the same strike and a higher price, Spreads where the proceeds of the short side are greater than the cost of the long side + the difference in the strike prices, butterflies where the profit is positive at all levels, synthetic futures combined with futures that result in a risk free gain, I'm open to all forms of arbitrage which I identify, I'm not giving away any details which are the fruit of my substantial investment in myself. Seriously Flipping houses is not arbitrage, the closest you could get with that would be to write up the purchase contract in such a way that you had some period of time during which you could walk away free and clear, and if you found another buyer to sell it to who was required to take delivery if you chose to deliver the house. The merits of my loan are easily supported by my current income and debt levels. I mean seriously It seems to take nothing for someone who just says they are going to consolidate their existing consumer debt which they recklessly accumulated to get funded, or to fund a wedding, or vacation, or something where the loan does not add additional assets to the borrower to generate a cash flow for repayment, and I don???t even need additional cash flow for repayment. My fixed living expenses are: 900 for rent, about 100 for cable, internet, about 60 for electric, 300 transportation. So in total existing fixed commitments are about 1400 add this loan makes 2200. My income easily supports this loan without any knowledge of what the funds are to be used for. If I was more familiar with the process I would have just said ???To consolidate credit cards or something.??? Reviewer if rejecting this answer please let me know why so I can fix it.
What assets are you planning to arbitrage? Stocks, ETF's currencies, precious metals, mortgage backed securities, peer lending notes, bonds, real estate - which class? Clearly the risk of this strategy varies according to the asset. How will you pay back this loan if the market moves against you (i.e. a debt default by a southern european country, trade war with china, second dip recession, etc etc)? As an investors it would help to know so we can estimate risk.	I focus on arbitrage opportunities in derivative securities, options and futures. Examples would be Reversals (long call + short put + short stock), Conversions (Short call + long put + long stock), buying options with longer maturities and selling options with shorter maturities which have the same strike and a higher price, Spreads where the proceeds of the short side are greater than the cost of the long side + the difference in the strike prices, butterflies where the profit is positive at all levels, synthetic futures combined with futures that result in a risk free gain, I'm open to all forms of arbitrage which I identify, I'm not giving away any details which are the fruit of my substantial investment in myself.

Member Payment Dependent Notes Series 495156

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495156	$18,000	$18,000	7.88%	1.00%	March 26, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495156. Member loan 495156 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	U.S. Air Force	Debt-to-income ratio:	1.06%
Length of employment:	10+ years	Location:	Warner Robins, GA

Home town:
Current & past employers:	U.S. Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/15/10 > Hello fellow investors! I would like to start out by thanking you for trusting your money to help others in need. This loan will be used to get my wife's credit cards paid off, finally. Over the past year, I've worked on paying off my credit card debt and was able to pay most of it and now I wan't to help my wife get out of 2 14% credit cards that she has. The cards have been cut so she doesn't get tempted to use them. About my job, I'm in the Air Force working as a computer operator. I've been in for 10 years and have a great carreer ahead of me as I'm working towards serving my 20 years in and starting my own business. I am an Staff Seargeant and working on my Masters in Business Administration. Being in the military has helped me keep a good control over my finances and influences me to keep doing good or face consequences. At this point, I own 3 homes. Two of them are rented so I'm getting a good stream of income from them. I have a line of equity loan on my house for $27,000 that I'm paying on at 3.5% interest rate. The min payment is about 60 bucks. The other homes, payment is 560 and I'm getting 750 and the last home is 929 and I'm getting 950. I'm wanting to pay off this loan within 1 year by putting all extra cash into paying this loan off. I just didn't want my wife to pay all that interest. Please let me know if you have any further questions to make your decision an easy one.

A credit bureau reported the following information about this borrower member on March 14, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,769.00	Public Records On File:	0
Revolving Line Utilization:	41.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The payments on the rental homes -- are they PITI or PI? Is the HELOC on your residence an ARM? Thank you in advance for your answers.	The payments are PITI for the house that is 562 per month, the other one is PII, the property taxes I am paying in two payments every year but they are 3100 a year. I'm working with the county to lower the property taxes based on the value they are assessing my house but that is the current charge. The HELOC is a variable rate at 3.05%, I can lock it at 5.88% right now but I rather pay the lower interest rate at the moment. Thanks for the question and let me know if you have any further questions.
RE: $18,000 DC loan; USAF SSgt, YOUR TransUnion Credit Report reflects $30,769 revolving credit balance (41.40 pct utilization all available credit lines). Monthly amount paid on revolving debt is $? (Total actually PAID per month and NOT CC minimum $ payments DUE per month.) Member 505570 USMC-Retired-Investor 03.16.2010 @ 06:37 AM ET.	The HELOC is 27000 and I'm paying off a credit card that is at 4% that I owe about 2000. Min payment on the HELOC is about 60 bucks and the cc is about 15 but I'm always paying extra. So far, this year I paid off most of my credit cards off. Except for the 2000 ofcourse. I'm trying to get both me and my wife credit card free and this will help. Every month I'm paying about 200 on my HELOC so extra 140 and the rest goes to my credit card. About 1000 just to pay it off. Let me know if you have any further questions that I could answer. Thanks again.

Member Payment Dependent Notes Series 495173

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495173	$12,000	$12,000	10.62%	1.00%	March 24, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495173. Member loan 495173 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,844 / month
Current employer:	Phoebe Putney Memorial Hospital	Debt-to-income ratio:	19.72%
Length of employment:	< 1 year	Location:	Albany, GA

Home town:
Current & past employers:	Phoebe Putney Memorial Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/15/10 > I plan to use the loan to pay off my credit card debt so I will not have to worry about multiple credit card payments every month. Having a fixed interest rate will afford me the opportunity to have a fixed payment plan, and be able to really start saving for Physician Assistant School. After I pay off my credit cards, I would like to use whatever is left over from the loan and place it in a Money Market account or possibly a Roth IRA. I got myself into some credit card debt mainly because I was using credit as a means to live, since I was unemployed and studying for the MCAT after I graduated college. However, I still consider myself a good borrower. And with the help of my dad, who is a financial advisor, I have learned my lesson, which is not to overextend myself and spend money on things I can't afford. I have a long and good credit history and have always made my payments on time. This loan will allow me to reduce what I owe and improve my credit score, which is something I highly value. My monthly budget right now consists of credit card payments, rent, bills, gas, groceries, and very limited entertainment expenses. As I mentioned previously, paying off my "toxic" debt now will allow me to focus more on saving for expenses that will be associated with PA school. I will have no problem making monthly payments on a loan since my job is very stable and my position is guaranteed for the next 4 years. The reason for this is because I am getting paid through a grant that the doctor I work for received, and it lasts through 2014. Thank you very much for your consideration. Borrower added on 03/15/10 > I plan to use the loan to pay off my credit card debt so I will not have to worry about multiple credit card payments every month. Having a fixed interest rate will afford me the opportunity to have a fixed payment plan, and be able to really start saving for Physician Assistant School. After I pay off my credit cards, I would like to use whatever is left over from the loan and place it in a Money Market account or possibly a Roth IRA. I got myself into some credit card debt mainly because I was using credit as a means to live, since I was unemployed and studying for the MCAT after I graduated college. However, I still consider myself a good borrower. And with the help of my dad, who is a financial advisor, I have learned my lesson, which is not to overextend myself and spend money on things I can't afford. I have a long and good credit history and have always made my payments on time. I am also currently paying off other school related loans and have never missed a payment and am in good standing with those. This loan will allow me to reduce what I owe and improve my credit score, which is something I highly value. My monthly budget right now consists of credit card payments, rent, bills, gas, groceries, and very limited entertainment expenses. As I mentioned previously, paying off my "toxic" debt now will allow me to focus more on saving for expenses that will be associated with PA school. I will have no problem making monthly payments on a loan since my job is very stable and my position is guaranteed for the next 4 years. The reason for this is because I am getting paid through a grant that the doctor I work for received, and it lasts through 2014. Thank you very much for your consideration.

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,272.00	Public Records On File:	0
Revolving Line Utilization:	67.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you are consolidating debts, please list each of your debts (types/balances/APRs) and then identify whicn ones on the list will be paid off with this loan as well as the ones that will not be paid off with this loan. Thank you in advance.	1. Major Credit Card - $2,425.90 - 29.99% 2. Major Credit Card - $5,002.97 - 25.99% 3. Store Credit Card - $2,330.99 - 23.24% 4. Store Credit Card - $1,432.00 - 22.99% 5. Personal Loan (for prerequisite classes for PA School) - $2,691.62 - Int. Rate = 14.74% 6. Student Loan (from college; consolidated) - $2,920.31 - Int. Rate = 3.625% All of the credit cards will be paid of using this loan. My other loans will not be paid off using this loan. Thank you.
WHAT TRAINING DO YOU HAVE BEYOND HIGH SCHOOL ? FEEL FREE TO ELABORATE. THANKS...	I am a college graduate, with a Bachelor of Science degree. Following college, I worked for an Orthopedic Surgeon as a research/medical assistant. After that, I worked as a research assistant at the University of Kentucky and then in the sterile processing unit at a hospital in Birmingham, AL. I have also spent some time substitute teaching. Currently I am working as a research assistant for a surgical oncologist and taking a few more prerequisite classes for Physician Assistant School that I did not take in college. To summarize, I have a few years of medical/public health research training/experience. In fact, my senior research project I completed while in college was presented at the American Public Health Association in San Diego in October of 2008. I am in the process now of getting that paper published. I hope that answers your question.

Member Payment Dependent Notes Series 495236

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495236	$25,000	$25,000	10.99%	1.00%	March 30, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495236. Member loan 495236 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$18,333 / month
Current employer:	Iron Mountain Information Management	Debt-to-income ratio:	17.51%
Length of employment:	8 years	Location:	SAINT AUGUSTINE, FL

Home town:
Current & past employers:	Iron Mountain Information Management
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > Requesting loan to complete moving expenses related to work related relocation

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,888.00	Public Records On File:	0
Revolving Line Utilization:	75.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with Iron Mountain Information Management? Where are you moving to?	Enterprise Account Executive - Relocated to Jacksonville, Fl area 9 months ago
Most firms pay for relocation expenses. Why are your expenses not paid for?	Good Question. This was supposed to be the case, but relocation packages were frozen due to the downturn in the housing sector and the losses associated with the packages.
Have you provided Lending Club with your new address and contact information?	Yes...This information is updated.

Member Payment Dependent Notes Series 495259

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495259	$21,250	$21,250	10.25%	1.00%	March 29, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495259. Member loan 495259 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	MassMutual Life Insurance	Debt-to-income ratio:	24.09%
Length of employment:	3 years	Location:	East Longmeadow, MA

Home town:
Current & past employers:	MassMutual Life Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	53
Revolving Credit Balance:	$13,851.00	Public Records On File:	0
Revolving Line Utilization:	60.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at MassMutual Life Insurance?	Currently I'm an Account Manager. I manage 401k plans for the Retirement Services Division.

Member Payment Dependent Notes Series 495283

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495283	$15,000	$15,000	14.59%	1.00%	March 30, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495283. Member loan 495283 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	J. Golden Properties	Debt-to-income ratio:	24.50%
Length of employment:	1 year	Location:	CORPUS CHRISTI, TX

Home town:
Current & past employers:	J. Golden Properties
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/10 > THIS LOAN IS ALL ABOUT TIMING. This is a personal loan request to replace $15,000 that I invested into the purchase of a national commerical real estate brokerage franchise in Houston, TX. I am now one of three managing partners and the principal broker of the firm. $10,000 of the loan proceeds will be used as a stop gap or float for the next 90-120 days and $5,000 of the funds will go to payoff 4 credit cards that have APR's over 18%. I just closed on the purchase of the brokerage franchise last week and I will not start seeing money out of that for at least 60-90 days. In that same time period, my wife is graduating from college as a Registered Nurse in May and will start adding $40-$50K a year to our household income starting in June. Because of the timing of all of this, I am left a little light on liquid capital. I have a small amount of savings and securities but would rather not liquidate those positions. I also have approximately $60,000 of real equity in two seperate land holdings that I own, but it would take at least 6 months to liquidate one of those land assets. This is really just a safety net for me and my family over the next 3-4 months so we don't cut things too close. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	78
Revolving Credit Balance:	$16,668.00	Public Records On File:	0
Revolving Line Utilization:	33.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is J. Golden Properties and what do you do there? Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and then indicate which ones on the list *will* be paid off with this loan, as well as which ones *will not* be paid off with this loan. Thank you in advance.	See response to Member_622998. Thank you.
A detailed explanation of what the loan is going to be used for, etc. etc. attracts possible lenders. Explaining how you plan on paying us back, telling us a little about yourself even attracts more. Thank you very much	There are some mistakes in my profile, not sure what happend there but I worked for J. Golden Properties, Inc. from Jan. 2005 to July 2009 (not 1 year) and this is not a debt consolidation loan. The company I used to work for is a real estate investment company. I worked as real estate development project manager at first and subsequently became the Director of Development for the company. I left in July 2009 to pursue a partnership opportunity that came my way. I am a licensed real estate broker here in Texas and I have just executed the purchase of an existing Sperry Van Ness commercial brokerage franchise in Houston. The process in doing this took about two months (Jan. - Mar) to complete, and I put a little over $15,000 of my own cash reserves into this venture and I am looking at replacing that money with this loan as a stop gap or float until our prospective deals start to turn over and pay. I do plan on using a portion of the loan proceeds ($5,000) to pay off 4 different credit cards that have APR's over 18%. I have a wife and 2 yr. old daughter that I have supported over the past 4 years. My wife is graduating from college as a Registered Nurse in May 2010, so we will be adding an additional $40-$50K to our annual household income in a couple of months. This loan will be paid back through brokerage commission earnings and household income, but I also have a couple of land holdings that have a combined $60,000 in real equity in. I have one of those properties for sale in Victoria, Texas ($35K equity) and I believe it will sell within 6 months. I also have a small amount of savings and securities that I would prefer to keep in place rather than liquidate. I have averaged about $75,000 in gross income the past 4 years and I don't anticipate any drop-off in that income level, in fact, I am expecting to add to it. Thanks for the question.
You probably should update your Loan Description and also You should contact Lending Club, and give them all of the information that they need to speed up the APPROVAL process. You will attract a LOT MORE investors!! If you don't do this, your loan might not get funded 100%. I would like to invest but not if your loan doesn't get funded. Thank you very much.	Will do. Thanks for the advice.
Please explain each of the recent inquiries, and did any of them result in any new credit cards or loans?	As of March 6, which is the last time I viewed my credit report, I had 4 inquiries. I assume the 5th came as a result of this loan request with Lending Club. Two of the 4 were with Compass Bank. I transferred a checking account over to that bank in 2009 and they offered me a credit card and a personal credit line. I agreed to let them run my credit and I accepted the personal credit line which came back in the amount of $16,500. Of that amount I have used $7,000 on home fix ups in anticipation of putting our house on the market for our move to Houston in June. The third inquiry is on an entity that I formed prior to purchasing the Sperry Van Ness commercial real estate brokerage franchise in Houston. This entity is called Momentum Commercial Realty Advisors. This was going to be my solely owned brokerage company, but this other opportunity came along and it was a no brainer for me to operate on a bigger platform in a bigger market. I recieved a $10,000 start up loan which I personally guaranteed. This loan will be paid off on April 15, 2010. The 4th inquiry I honestly don't know what it is or who it is. I don't recognize the name and it is the only inquiry in 2010, but I just cant think of what it might be from.

Member Payment Dependent Notes Series 495295

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495295	$11,500	$11,500	7.88%	1.00%	March 25, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495295. Member loan 495295 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:		Debt-to-income ratio:	3.20%
Length of employment:	10+ years	Location:	denver, CO

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/15/10 > i wish to consolidate my cards/accounts and downsize these bills. i heard about the lending club from my neighbor when we were shovelling snow. both of us wanted to start a bank--this is the closest i've come to a bank that will pay attention to someone who is good for the loan. you will be happy with my payback of this loan. thanks and someday...i'll be an investor with lending club, too. it's a great idea--especially if i get this loan! peg (well, margaret is my real name, peg is a nickname)

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1972	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,421.00	Public Records On File:	0
Revolving Line Utilization:	14.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income? Thank you in advance.	Type your answer here.my current source of income is from my residential painting business
Hello. Your credit card history only shows a revolving credit balance of $5,421. What else are you planning to pay off with this loan? How did you come by so much debt and are you doing anything to avoid additional debt in the future? Given your income can you afford the monthly payments on this loan? Your answers are appreciated. Wishing you the best. I have family in Denver and I like the mountain view there.	Type your answer here. here is the answer to all the questions: i am self employed as a residential painter--flyingladder projects is the name of my company. i try to work with the older homes in the denver area. business has been slow. i am also working on my woodworking business. i have a small woodworking studio on a large lot. i make monthly payments to a relative for this. ($350.). i pay rent of $1200. per month for the home i share with my elderly and frail partner (81 yrs). i am working with the medicaid/medicare offices to secure more funding for her, but it is very slow and time consuming. i work very hard to keep current with all my bills and will continue to do so today and in the future. my issues are creative and physical in nature. i realize this is a large chunk of money to be funding a total stranger and i appreciate your support. i understand your position. if you have any other questions, please feel free to contact me through thelending club.
what is your source of income? What are the rates on the CC accounts that you will be paying off?Thank you.	Type your answer here. they are very high--21-23% and the other is lower at 11%. i need to be clear and out of the debt to move forward

Member Payment Dependent Notes Series 495303

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495303	$9,000	$9,000	14.59%	1.00%	March 26, 2010	April 3, 2013	April 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495303. Member loan 495303 was requested on March 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,499 / month
Current employer:	Prince Georges County Public Schools	Debt-to-income ratio:	20.13%
Length of employment:	3 years	Location:	EDGEWOOD, MD, MD

Home town:
Current & past employers:	Prince Georges County Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/23/10 > Just want to assure you all that the debt will be fully paid because as I indicated in an answer to a question yesterday, yes total revolving accounts balance is high, I have never defaulted nor been late on any payments.

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$45,929.00	Public Records On File:	0
Revolving Line Utilization:	81.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Prince Georges County Public Schools? Loan Description please?	I am an Accountant. Loan is to consolidate a couple of high interest store cards and have a definate payoff schedule so I can deal better with student loans. I have never defaulted on any debt so you can be sure I will not this time.
Please provide a statement of monthly cash flow (income and expenses). Thank you.	Average interest rate for the accounts to be consolidated is about 22%
What is your occupation?	I am an Accountant. Loan is to consolidate a couple of high interest store cards and have a definate payoff schedule so I can deal better with undergraduate and graduate school student loans. I have never defaulted on any debt just so you can be sure I will not this time.
loan purpose? what do you do at your job? what does your debt consist of? balances? interest rates?	I am an Accountant. Loan is to consolidate a couple of high interest store cards and have a definate payoff schedule so I can deal better with undergraduate and graduate school student loans. I have never defaulted on any debt just so you can be sure I will not this time.
what is the breakdown of your $45k in debt? lenders, balances, interest rates	Here's the breakdown: Penfed: $21,000, 6% Macy's: $491.00, 22% MECU: $4,450, 10% Discover: $5,060, 12.59% Office Depot: $1,101, 23.99% Lowes: $1402.27, 22.99% Citibank: $14,677, 8.65%
loan purpose? what do you do at your job? interest rates on your debt?	Loan is to payoff store cards and a credit card with high interest rates, averaging 22%, some of these debt were payments for tuition. I'm just trying to have a definate pay off period so I can deal much better with others. I have never defaulted on any of my loans and would not do so now. I am an accountant with quiet a big private student loan balance.
you have a lot of debt how did you get so much? from tuition? Why did you only request $9000 if you have over $45k in debt?	The rates through this club are pretty high I intend to consolidate only debts that have much higher interest rates. I do not intend to consolidate cards with much lower rates to this. As for how I got here, my spouse couldn't work for some years now but she's currently in contention for one.
I will give you one more opportunity before moving on to other applicants to provide a detailed monthly income and expense (cash flow) statement.	Net income/month $3,484.00 Expenses: Cards- $1,143.00 Utilities- $ 395.00 Auto paymt- $ 167.00 Mortgage- $1,088.00 Insurance(auto & HOI)- $ 129.00 HOA- $ 52.00 Misc(Gas etc.)- $ 125.00
Borrower reluctant to answer specific questions. Over 200 other loans looking for my funding dollars. I will move on.	I am not reluctant to answer questions. I have answered a number of questions earlier today and only one question I did not answer in time because I did not have all the information to provide the breakdown. I am not asking for handouts. I'm going to be paying interest on this.

Member Payment Dependent Notes Series 495322

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495322	$10,000	$10,000	15.33%	1.00%	March 26, 2010	April 4, 2013	April 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495322. Member loan 495322 was requested on March 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Hook	Debt-to-income ratio:	9.27%
Length of employment:	5 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Hook
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/21/10 > Purpose of loan: This loan will be used to pay off my high interest credit cards. My financial situation: I am good candidate for this loan because I pay all my bills on time. I am merely looking to replace my high APR credit cards with a loan that has a lower interest rate. Thank You

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	20
Revolving Credit Balance:	$10,060.00	Public Records On File:	1
Revolving Line Utilization:	52.40%	Months Since Last Record:	40
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
RE: $10,000 DC loan questions: (1)-What is employer Hook AND your position (Job/What you do) @/For employer? (2)-Trasunion Credit Report shows 1 credit payment delinquency 20 months ago. Explanation is? (3)-Transunion Credit Report shows 1 Public Record on File 40 months ago. Court judgment? Lein? Unpaid taxes? Or banktuptcy? If bankruptcy, Chap 7 (personal liquidation)? Chap 11 (reorganization)? Chap 13 (business liquidation)? (FYI: Transunion CR shows line total not individual line items. You can obtain FREE Tranunion CR if you can question concerning thes items.) Advance thanks for answers to ALL THREE questions. Member 505570 USMC-Retired-Investor 03.22.2010 @ 05:13 AM ET	I'm a business analyst at an e-advertising company. We sell sell premium ad placements. The delinquency was an error on my credit report. I had thought that it had been corrected and removed. Thanks for pointing it out, I will have to inquire about why it's still listed on my credit report. I have always paid my taxes and never filed for any type of bankruptcy.
Since you are refinancing debt, please list each of your debts (types/balances/APRs) and identify which ones on the list will be paid off with this loan, and which ones won't be paid off with this loan. Thank you in advance.	I have few credit accounts that I will be paying off with this loan. The APR of the credit cards range from 19.99% - 29.99%. The total sum adds up to a little over $10,000
What is Hook and what do you do there?	Hook is an e-Advertising company. I'm a business analyst.
Me again; you answered 2 of my 3 questions. Public Record on File question not satisfactorily answered. Many lenders will NOT participate in funding borrower loans where Public Record- especially only little over 3 years ago- is an unresolved issue. You were involved in some legal action that eventually landed in court; either as defendent or plaintiff. Here is how to resolve Public Record ob File issue: Public Record on File (PROF) could have been entered into court public records because you were secondary defendant to court judgment or lien or erroneously entered under name similar to yours. PROF probably will NOT adversely affect your obtaining no collateral required Lending Club personal loan. Negative fact is APR interest rate charged is higher than Creit report without PROF listed. PROF could become BIG problem especially if you want to finance or refinance "Big Ticket" items, e.g., obtain 1ST or 2ND home mortgage, or Home Equity Line of Credit (HELOC), or be co-signer for high $$ credit granted to another person, etc. To resolve PROF issue: 1. Lending Club Home Office, Redwood City, CA exclusively uses TransUnion CR's. Go on-line to www.annualvreditreport.com . Website provides FREE annual CR's from three primary credit reporters- Experian, Equifax, TransUnion. Your TransUnion CR numeric credit score is within 660- 678 range; therefore you do NOT need to buy optional cost $7.95, etc.numeric credit score from primary credit reporters. At website print ALL 3 CR's. You need all 3 CR's because data reflected on 1 CR may not be reflected on other 2 CR's; on 2 CR's may not be reflected on 3rd CR, etc. 2. TransUnion CR will list PROF and location legal document filed, e.g., city, county court name and state. 3. At Clerk of the Court website locate Public Records Search. Using your identifying Name, SSN, DOB search Public Records database. Search will produce PROF and identify where legal documents were recorded within court filing system, e.g. Book Number, Page Number, applicable cross-references, etc. 4. Locate Book Number and Page Number and print PROF. Documents will identify all parties involved in legal proceedings- lenders or plaintiffs and debtors or defendants. Plaintiffs could be persons, utilities (cable TV, electricity, natural gas, propane gas, water-sewer, telephone, etc.) or companies that extended personal credit lines (banks, credit cards, credit unions, small loan companies, etc ). Defendants could include both primary and secondary (co-signer authorized to receive personal services or credit to be extended beneficiary). Contact ALL parties involved and determine if PROF resolved (satisfied). If PROF unresolved, contact all plaintiffs or lenders and settle matter in timely manner. If PROF resolved than plaintiff or defendants (you and others involved) can petition court and have PROF status changed to satisfied (resolved) or removed (deleted) from existing public records. Courts require positive proof (paid receipt, or notarized letter from plaintiff or lender, etc.) that PROF actually satisfied (resolved) before any corrective action will be undertaken. 5. Process can be accomplished at little (i.e., less than $10) or no cost to you- including filing no-cost petition- to have court change PROF status to satisfied (resolved) or removed (deleted) from existing public records. Hope this helps you to resolve your current PROF situation. Member 505570 USMC-Retired-Investor 03.21.2010 @ 11:35 AM ET..	I have never been involved in any civil judgements. I signed up for Credit Secure from American Express today. Called up Transunion to dispute the civil judgement that is showing up on my credit report. Also found out that my Transunion score is actually 713. Thank you for the information.
Your loan currently attracted 31 pct funding. If loan 100 pct fully-funds L C issues 3-year term note with NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff occurs is: < than 6 months? 6 to 12 months? 12 months to 24 months? 24 months to 36 months? FYI: Required borrower Credit Review process (employment and income) not completed. When on-screen application shows "Approved" is when I commit $ to help fund loan. Advance thanks for term length answer. Member 505570 USMC-Retired-Investor 03.23.2010 @ 07:45 AM ET.	My intention is to pay back the loan as soon as possible. I don't want be carrying a debt for too long of a period. I will definitely pay the loan back in less than 36 months but can't provide an exact time frame. Thanks.

Member Payment Dependent Notes Series 495325

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495325	$18,000	$18,000	14.96%	1.00%	March 26, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495325. Member loan 495325 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Borel Private Bank & Trust Co.	Debt-to-income ratio:	20.95%
Length of employment:	1 year	Location:	Palo Alto, CA

Home town:
Current & past employers:	Borel Private Bank & Trust Co.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,719.00	Public Records On File:	0
Revolving Line Utilization:	98.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been at Borel Private Bank & Trust Co. only one year, please provide a bit of your previous employment history? Thanks!	I have been continuously employed for over a decade
Please detail what accounts you will be paying off and how much (balance, interest payments, etc.) thank you.	I will be consolidating my capital one and bank of america credit cards, and putting them on the shelf. They total about $17,500 which I just learned is at a rate of 24.99%!
Hello. Your credit report shows that you are currently using 98.60% of your credit limit. The rest of your file is extremely strong. Would you mind sharing with us why you are so reliant upon your credit cards? I do see that you have been employed for a year. Have you lost your job recently and needed to turn to credit cards while you were in between jobs? Thanks and good luck!	Greetings. I was in a mostly commissioned based business prior to Borel, with money tied in the markets. I did not so much turn to credit cards as make the choice to use them. I pride myself on my credit worthiness and look forward to timely payments. I'm in the process of paying off the debts that I've accrued and my monthly salary/ anticipated commissions is helping.
how much of your payment plan is covered by your monthly salary, and how much is dependent on your anticipated commissions?	All of my monthly expenses, including this loan, are more than covered by my monthly salary.

Member Payment Dependent Notes Series 495341

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495341	$15,000	$15,000	15.33%	1.00%	March 24, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495341. Member loan 495341 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	Pizza Restaurant	Debt-to-income ratio:	18.28%
Length of employment:	10+ years	Location:	Plano, TX

Home town:
Current & past employers:	Pizza Restaurant
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > Looking to pay off high interest rate credit cards quicker.

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,194.00	Public Records On File:	0
Revolving Line Utilization:	87.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is "Pizza Restaurant" and what is your job there?	I am the general manager of a nationwide pizza delivery restaurant.
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and then identify which ones on the list will be paid off with this loan as well as those that will not be paid off with this loan. Thank you in advance.	I am looking to pay these off as soon as possible. (a lot of my rates have gone up over the last few years) I am current on all payments. By taking this loan I will be able to pay them off 2-3 years earlier then I would be otherwise. balance rate approx pmt CC1 $2980 24.99% $100 CC2 $3600 29.99% $120 CC3 $4412 29.99% $150 CC4 $4020 23.99% $120 Thanks
Please detail what accounts you will be paying off and how much (balances, interest rates, payments, etc.) Thank you example cc1 balance $5000 interest rate 29.9% payment $200 cc2 $2500 21.9% $101 car loan $10250 11.9% $524	I am looking to pay these off as soon as possible. (a lot of my rates have gone up over the last few years) I am current on all payments. By taking this loan I will be able to pay them off 2-3 years earlier then I would be otherwise. balance rate approx pmt CC1 $2980 24.99% $100 CC2 $3600 29.99% $120 CC3 $4412 29.99% $150 CC4 $4020 23.99% $120 Thanks.
What are the different balances on the cards that you are trying to pay off?	I am looking to pay these off as soon as possible. (a lot of my rates have gone up over the last few years) I am current on all payments. By taking this loan I will be able to pay them off 2-3 years earlier then I would be otherwise. balance rate approx pmt CC1 $2980 24.99% $100 CC2 $3600 29.99% $120 CC3 $4412 29.99% $150 CC4 $4020 23.99% $120 Thanks
What are your other $ monthly costs (mortgage, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answers to this Q..	estimated monthly expenses mtg, taxes, and ins-1200 cable, phone, internet-110 electric-350 student loan-150 car insurance - 60 health insurance-80 food, gas, entertainment- 400-500 credit cards- paying about 600-700 (this loan would replace these payments) no car payment thanks

Member Payment Dependent Notes Series 495349

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495349	$2,400	$2,400	10.99%	1.00%	March 24, 2010	April 1, 2013	April 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495349. Member loan 495349 was requested on March 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,250 / month
Current employer:	healthport	Debt-to-income ratio:	22.67%
Length of employment:	7 years	Location:	LA FAYETTE, GA

Home town:
Current & past employers:	healthport
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/10 > paying off high interest credit cards. good credit, timely payments. steady income employed with employer for 7+ years Borrower added on 03/19/10 > home owner with NO MORTGAGE no children

A credit bureau reported the following information about this borrower member on March 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	8
Revolving Credit Balance:	$3,000.00	Public Records On File:	0
Revolving Line Utilization:	9.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is healthport and what do you do there?	HealthPort is a top 25 health information company based in the Atlanta area. We provide release of information services at hospitals and physician offices nationwide. Meaning, I work with one hospital and two physician offices, and I am responsible for releasing protected health information to attorneys, insurance companies, physicians, patients, etc, while complying with federal and state laws.
Could you please explain your delinquency from 8 months ago?	I would be glad to explain if I was sure of what it was. I could only guess that I was inadvertently late on a credit card payment?

Member Payment Dependent Notes Series 495350

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495350	$6,000	$6,000	12.73%	1.00%	March 26, 2010	April 1, 2013	April 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495350. Member loan 495350 was requested on March 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,524 / month
Current employer:	los Cuates	Debt-to-income ratio:	5.67%
Length of employment:	2 years	Location:	Alexandria, VA

Home town:
Current & past employers:	los Cuates
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/10 > i'm purchasing 2 apartment in argentina the price is $15.000.00 and i have the tennant for renting already, i will be receiving money every month plus i have another property that i'm renting already.

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,835.00	Public Records On File:	0
Revolving Line Utilization:	17.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is los Cuates and what do you do there?	los Cuates is a very succesful mexican restaurant in georgetown dc, i'm co-owner
Please contact Lending Club to give them paperwork necessary for 'Approval'. You will get a lot more investors. Thanks!	ok

Member Payment Dependent Notes Series 495372

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495372	$6,250	$6,250	10.25%	1.00%	March 25, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495372. Member loan 495372 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,400 / month
Current employer:	Bobs Window Cleaning	Debt-to-income ratio:	18.04%
Length of employment:	10+ years	Location:	Sarasota, FL

Home town:
Current & past employers:	Bobs Window Cleaning
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/19/10 > The plan is to consolidate debt.The company that I've been working for the last 17 years has been in business for 33 years, and still doing good. Borrower added on 03/24/10 > Thank You

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,863.00	Public Records On File:	0
Revolving Line Utilization:	81.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and then identify which ones on the list WILL be paid off with this loan, as well as which ones WON'T be paid off with this loan. Thank you in advance.	Type your answer here. Discover $4,100 @ 26% World Financial $1,700 @ 20% Chase Visa $8,400 @ 13% Planned to pay property tax $900 & Discover card and hopefully good chunk of the World Financial card.Leaving 1 card with the lowest interset rate to whittle away at.

Member Payment Dependent Notes Series 495383

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495383	$18,000	$18,000	17.19%	1.00%	March 25, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495383. Member loan 495383 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Peer 1	Debt-to-income ratio:	10.13%
Length of employment:	3 years	Location:	DOUGLASVILLE, GA

Home town:
Current & past employers:	Peer 1
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/10 > Employment Information I am employeed with Peer 1 Hosting. This is a large company with cites all over the world. For over 10,000 businesses, PEER 1 Hosting is their passport to the internet. I am currently working as a Data Center Administrator II.Here are some things my position requires of me: configuring, installing, and supporting dedicated servers; configuring, installing, and maintaining network components; and monitoring all servers to ensure that they are not expierencing any hardware issues. I started with the company as a Tech Support Representative in 2007 and have just been promoted. I originally started under the company name of VIA NET WORKS, but recently that company was bought by Peer 1 Hosting. So therefore, I am now an employee of Peer 1 Hosting. Monthly Expenses Rent/Utilities: $250 (live with parents) Car/Insurance: $452 Telephone: $125 Medical: $100 Gas: $350 Food: $300 Credit Card Debt/Payments/Interest Rate Chase Bank $5036.85 16.24% Bank of America $2624.50 19.24% Best Buy $3196.99 20.99% Macy's $3471.37 24.50% Capitol 1 $1617.98 18.90% Spouse's Card Capitol 1 $1507.75 18.90% Spouse's Card Not included in loan amount: Visa credit card with Atlanta Federal Credit Union in the amount of roughly $4800. This card only carries an interest rate of 6.9%. I felt that since the credit union requires that this be paid in 24 months that it would be best to not include in the loan request. Also, with the interest rate only being 6.9% it would be crazy to start paying 17% instead of the lower rate. My wife is currently expecting a baby, and we are wanting to own our own home. With this loan we plan to have just one monthly payment as opposed to 6 minimum payments to these individual companies that will take us 20 years or more to pay. In the event that this loan is fully funded I will send payment in full to all these companies with a letter requesting that these accounts be closed and reported to the proper credit agengies as being closed by borrower. Thank You so much in advance for helping make our life less stressful with these pesky credit cards!!!

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,218.00	Public Records On File:	0
Revolving Line Utilization:	99.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Peer 1 and what do you do there? Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and then identify which ones on the list WILL be paid off with this loan, as well as which ones WON'T be paid off with this loan. Thank you in advance.	Peer1 is a webhosting company with 17 datacenters around the world. Some of my job description is as follows: Configuring, installing, and supporting dedicated servers; Configuring, installing, and maintaining dedicated network components; Monitoring all servers to ensure they are not experiencing hardware issues; Keeping the data center organized and efficient. There are many more aspects if you would like to know more. As far as my debt goes here is a list of what I owe as of today. Bank of America Credit Card $2624.50 19.24% Best Buy Credit Card $3196.99 20.99% Chase Credit Card $5036.85 16.24% Macy's Credit Card $3471.37 24.50% Capitol 1 Credit Card $1617.98 18.90% Spouse's Card Capitol 1 Credit Card $1507.75 18.90% Spouse's Card I also have an Atlanta Federal C.U. Credit Card in the amount $4800 with an interest rate of only 6.9%. The credit union requires this card be paid off in 2 years, so therefore I did not include this with the loan simply for logical reasons. All of my debt will be paid in full with this loan, all cards will be closed. Timothy Covert
Re: $18,000 DC loan: (1)-What is employer Peer 1 and your position (Job/What you do) @/For employer? (2)-Your Transunion Credit Report reflects $8,218 revolving credit balance (99.00 pct utilization all available credit lines). Loan is for $18,000. Extra $9,782 (less L C management loan origination fee) is intended to consolidate wha other debtt? (Be specific please). Advance thanks for answers to BOTH questions. Member 505570 USMC-Retired-Investor03.20.2010 @ 05:55 AM ET	If I understand your question correctly, undoubtedly some of my credit card must be considered open-ended unsecured debt. I know that Macy's and Best Buy are considered revolving but I am unsure of the bank cards. The follow list is the credit card debts that I am currently paying. Bank of America $2624.50 19.24% Best Buy $3196.99 20.99% Chase Bank $5036.85 16.24% Macy's $3471.37 24.50% Capitol 1 $1617.98 18.90% Spouse's Card Capitol 1 $1507.75 18.90% Spouse's Card This amount will pay all of my credit cards in full and all the cards will be closed. Let it be known that I do have 1 other credit card with Atlanta Federal Credit Union in the amount of $4800 but it only has an interest rate of 6.9% and the credit union has the payments set up as an ACH and they also require that it be payed off in 24 months. Therefore, for logical reasons I did not include this one in with the loan amount requested. My wife and I plan to purchase a house in 3 years so we would like to be completely debt free when we make this purchase.
Your revolving credit balance is $8,000 so why are you asking for $18,000. What are your other debt obligations?	If I understand your question correctly, undoubtedly some of my credit card must be considered open-ended unsecured debt. I know that Macy's and Best Buy are considered revolving but I am unsure of the bank cards. The follow list is the credit card debts that I am currently paying. Bank of America $2624.50 19.24% Best Buy $3196.99 20.99% Chase Bank $5036.85 16.24% Macy's $3471.37 24.50% Capitol 1 $1617.98 18.90% Spouse's Card Capitol 1 $1507.75 18.90% Spouse's Card This amount will pay all of my credit cards in full and all the cards will be closed. Let it be known that I do have 1 other credit card with Atlanta Federal Credit Union in the amount of $4800 but it only has an interest rate of 6.9% and the credit union has the payments set up as an ACH and they also require that it be payed off in 24 months. Therefore, for logical reasons I did not include this one in with the loan amount requested. My wife and I plan to purchase a house in 3 years so we would like to be completely debt free when we make this purchase.
Me again. Thanks for answer (singular) but I asked TWO questions (plural) , The question that you did NOT answer was: (1)-W at is employer Peer 1 and your position (Job/What you do) @/For employer? I'm interested helping to fund your $18,000 loan but I won't do so until I receive answers to all questions I asked. Thanks in advance. Member 505570 USMC-Retired-Investor 03.20. 2010 @ 11:31 AM ET	Peer 1 is a large network web hosting company with 18 locations throughout the world. This is a 100 million dollar company with over 10,000 customers. This company host many popular and reputable companies server's known on the internet today such as Al'Quida, The Southern Company, as well You Tube. I have just been promoted to a Data Center Administrator II. I started with the company as a Tech Support Representative and I am working my way up the ladder. I would like to let it be know that Peer 1 recently acquired Via Net Works through a merger. My credit report may report that I am an employee of Via Net Works but that is now Peer1. Some of my job description is as follows: Configuring, installing, and supporting dedicated servers; Configuring, installing, and maintaining dedicated network components; Monitoring all servers to ensure they are not experiencing hardware issues; Keeping the data center organized and efficient. There are many more aspects if you would like to know more.
QUESTION: Did Lending Club Home Office Credit Review Team contact you and commence the employment-income verification process? If CRT has not contacted you then instead you should initiate contact NEXT week. Bottom Home Page "CONTACT US" Member Support Dep't email address and T F phone number. HO open M - F regular business hours P T. Verification of each item is independent verification of the other item. After process is completed borrower on-screen application viewed by lenders reflect status updated. Completed process benefits borrower: (1)-Loan will attract lenders "Fence Sitting" until REQUIRED process completed before committing their $. (2)-After process completed, funding pace quickens. (3)-After loan is 100 pct funded, $ can be deposited into your bank account. Be PROACTIVE with credit review. CREDIT REVIEW BEST COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING ENDS CREATES DELAYS. Information benefits 1ST-time L C borrower. USMC-Retired-Investor Member 505570 03.20.2010 @ 1:09 PM ET.	Thank you for offering this information to us!! I looked on the account profile and it shows that the CRT is in the process of doing the appropriate steps as far as verification goes. I will contact them on Monday afternoon to be sure that things are being carried out as they should! I have a question if you can answer. What exactly is a "Fence Sitter" is that someone who has showed interest with a small amount of money or is that someone who is waiting for final income verification?
Your loan currently attracted 45 pct funding. If loan 100 pct fully-funds L C issues 3-year term note with NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff occurs is: < than 6 months? 6 to 12 months? 12 months to 24 months? 24 months to 36 months? FYI: Required borrower Credit Review process (employment and income) completed. On-screen application shows Income Verified check-marked and Credit Review status "Approved". Now I will commit $ to help fund remaining balance of loan; but first need answer to this question. . Advance thanks for answer. Member 505570 USMC-Retired-Investor 03.23.2010 @ 07:39 AM ET.	I plan to pay this loan in full in 24-36 months. Thank for your help through this. You have provided very helpful information.

Member Payment Dependent Notes Series 495391

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495391	$18,000	$18,000	13.48%	1.00%	March 30, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495391. Member loan 495391 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Medco Health Solutions	Debt-to-income ratio:	19.71%
Length of employment:	10+ years	Location:	Livonia, MI

Home town:
Current & past employers:	Medco Health Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > My husband and I both have very stable employment. I am an extremely trustworthy borrower with excellent credit history. We need to consolidate several high interest credit cards with a lower rate. I'm committed to freeing my family from credit card debt once and for all! Thanks for your consideration! Borrower added on 03/23/10 > Please consider my loan...and help me reach my goal of a debt-free lifestyle by 2013!! I have an excellent credit payment history. Please note that my debt-to-income ratio includes the credit card balances that will be paid off with this loan.

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	39
Revolving Credit Balance:	$13,838.00	Public Records On File:	0
Revolving Line Utilization:	37.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Medco Health Solutions and what do you do there?	Medco provides pharmacy services for private and public employers, health plans, labor unions, government agencies, and individuals served by Medicare Part D Prescription Drug Plans. I am an Account Manager for employer accounts.
What is your current position at Medco Health Solutions? Also, what line of work is your husband in? Thank you.	I am an Account Manager for Employer Accounts. My husband works in the Health & Fitness industry.
It says your revolving credit balance is $13,838.00 why are you asking for $18k?	The balance is under my husband's name.
Is there a reason why your husband is not applying as a co-borrower?	No reason, other than I just didn't realize that was an option when I initially applied.

Member Payment Dependent Notes Series 495414

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495414	$6,800	$6,800	7.14%	1.00%	March 30, 2010	April 9, 2013	April 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495414. Member loan 495414 was requested on March 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Homeworks Tri-County Electric	Debt-to-income ratio:	16.31%
Length of employment:	10+ years	Location:	Lyons, MI

Home town:
Current & past employers:	Homeworks Tri-County Electric
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/10 > This loan I will use to pay off higher interest rate debt-I pay all bills on time or early-I have established an excellent credit score and intend to keep it that way-I have been employed for almost 12 yrs. with a 75 yr. old Electic Cooperative.

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,149.00	Public Records On File:	0
Revolving Line Utilization:	47.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. How did you accumulate this debt? Do you have a plan for avoiding future debt after you receive this loan? Can you afford the payments on this loan? What is the average interest rate on the debt you plan to pay off? Your answers are appreciated. Wishing you the best.	Hello. Credit card debt. Yes, I have a plan and a budget. Yes I can afford this monthly payment and plan to pay more whenever possible. 13.9%. Thank you

Member Payment Dependent Notes Series 495420

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495420	$16,000	$16,000	12.73%	1.00%	March 29, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495420. Member loan 495420 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$9,167 / month
Current employer:		Debt-to-income ratio:	12.03%
Length of employment:	10+ years	Location:	Alton, IL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/17/10 > I have had my medical transcription business for the last 13 years and have been very successful with it. I currently employ two part-time employees to assist me in doing the work.

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,907.00	Public Records On File:	0
Revolving Line Utilization:	82.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	Type your answer here. I own a medical transcription business and am self-employed.
What is the debt you are consolidating (source, balance, APR and current monthly payments made)? What are your other itemized monthly costs (mortgage, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to these Qs...	Type your answer here. The debt I am consolidating is credit card debt. We have no mortgage, but our homeowners insurance and property tax bills run around $4500 per year. Car insurance runs around $1000 per year, internet $65 per month, phone around $50 to $60 per month. No childcare costs. Car payment around $500 per month. Food - $600 to $700 per month. Water and gas/electric around $250 per month.

Member Payment Dependent Notes Series 495445

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495445	$8,500	$8,500	9.88%	1.00%	March 30, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495445. Member loan 495445 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	North Broward Health District	Debt-to-income ratio:	22.65%
Length of employment:	2 years	Location:	boca raton, FL

Home town:
Current & past employers:	North Broward Health District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,941.00	Public Records On File:	0
Revolving Line Utilization:	47.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is North Broward Health District and what do you do there? Loan Description please?	North Broward Health is a group of 4 hospitals in Broward county. I am an Emergency Department nurse there. I have been working there for 2 years now. What I would be using the loan for is I just got noticed that my credit card intrest rate increased to 24.5%. I tried to call them and see if they could lower that but there was nothing they could do. I have a high balance on that card because I put myself through nursing school without a student loan, but now its just gotten out-of- control and i realized I am going to need help with this.
Do you have BS degree in nursing?	No just my RN.
Would that be an associates degree, or bachelors degree (as an RN)?	Sorry. That would be an associates degree. I am wanting to go back to school tho and complete a bridge program that I am able to get my bachelors and masters within 3 years.

Member Payment Dependent Notes Series 495471

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495471	$14,000	$14,000	10.62%	1.00%	March 26, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495471. Member loan 495471 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	1st Class Sleep Diagnostics, Inc.	Debt-to-income ratio:	1.28%
Length of employment:	5 years	Location:	Arlington, VA

Home town:
Current & past employers:	1st Class Sleep Diagnostics, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/17/10 > I currently have a negative equity balance on my vehicle loan due to over-use of the car for business marketing. I am trying to pay off the rest of the loan as soon as possible to sell it and buy a more efficient vehicle. I never miss payments, have good standing credit history, and my current job position is more than stable and is one of the more prominent positions in my field (sleep and cardiovascular medicine) with the likelihood of making six-figure income within the next year.

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,085.00	Public Records On File:	0
Revolving Line Utilization:	53.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is 1st Class Sleep Diagnostics, Inc. and what do you do there?	We are a medical facility that diagnoses and treats various sleep disorders such as sleep apnea, narcolepsy and insomnia. We provide medical equipment that treats sleep apnea (CPAP, BiPAP machines) and also provide oxygen and nebulizers for patients with cardiovascular and pulmonary issues.
how much do you owe on the car loan or lease today. why not sell the car now. tell me about the car	I still owe $13,500 for the car loan which I bought and financed 3 years ago. Unfortunately due to driving the vehicle an extensive amount for the past two years for business/personal reasons, the vehicle is now only worth less than a third of that. The car is starting to have maintenance issues that come with high mileage, and I am looking to pay it off as soon as possible so that I can sell it and purchase another more efficient vehicle now that I am not on the road as much.
Can you tell us what your position is at 1st Class Sleep Diagnostics?	Yes of course. I am the DME Coordinator (Durable Medical Equipment) for 1st Class Sleep. We have several different state of the art sleep labs located throughout Northern VA, and I oversee the clinical therapy and equipment aspects for the entire company. We mainly diagnose and treat Obstructive Sleep Apnea, and the main treatment for OSA is PAP therapy as well as home oxygen use. I coordinate each lab's use of such therapy modes as well as overseeing patient compliance and customer satisfaction. I hope that was helpful.

Member Payment Dependent Notes Series 495478

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495478	$9,600	$9,600	13.48%	1.00%	March 29, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495478. Member loan 495478 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,150 / month
Current employer:	Playmates Paularino Preschool	Debt-to-income ratio:	23.84%
Length of employment:	7 years	Location:	COSTA MESA, CA

Home town:
Current & past employers:	Playmates Paularino Preschool
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/17/10 > The loan is for Medical procedure. the total cost of the procedure is $12.000. I already have part of what is needed. Borrower added on 03/17/10 > I have been at my current job for 7 years and it is a stable position. since the payments will be around $400.00 a month it should not result in hardship for me and/or my husband. Borrower added on 03/17/10 > No. I will be out of work during 3 days. the Medical leave is only for 3 days and 2 weekend days. Borrower added on 03/18/10 > I consider myself a good borrower because I make my payments on time. Besides car loans, this is the first time I ever had to get a larger loan. Unfortunately my insurance does not cover the medical procedure i need. Thank you ! Borrower added on 03/19/10 > I also have extra income from my regular summer job. I have been working for the same company every summer for the last 10 years. It adds an extra $3,000 to my regular income and I have documentation to support this extra income.

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	30
Revolving Credit Balance:	$2,304.00	Public Records On File:	0
Revolving Line Utilization:	32.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Playmates Paularino Preschool? Loan Description?	Director What do you mean by loan description?
Loan description is some narrative on why the loan is being requested, how the money will be used, that type of thing.	The Loan is for a Medical Procedure, not a cosmetic surgery but a medical procedure.
Will you be out of work because of this procedure? If so, for how long?	No. I will be out of work for 3 days. The medical leave is for 3 workdays and 2 weekend days.

Member Payment Dependent Notes Series 495512

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495512	$6,000	$6,000	14.22%	1.00%	March 29, 2010	April 1, 2013	April 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495512. Member loan 495512 was requested on March 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,021 / month
Current employer:	Crows Nest	Debt-to-income ratio:	15.66%
Length of employment:	8 years	Location:	CLIFTON, NJ

Home town:
Current & past employers:	Crows Nest
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/10 > recieved confirmation

A credit bureau reported the following information about this borrower member on March 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,991.00	Public Records On File:	0
Revolving Line Utilization:	42.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Crows Nest and what do you do there?	Type your answer here.It's a restaurant I work there. I am a waiter.
Loan Description please?	Type your answer here.To pay my bills off

Member Payment Dependent Notes Series 495530

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495530	$20,000	$20,000	13.48%	1.00%	March 30, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495530. Member loan 495530 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Line-X Coatings	Debt-to-income ratio:	7.53%
Length of employment:	2 years	Location:	Fort Worth, TX

Home town:
Current & past employers:	Line-X Coatings
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > We are a company that focuses on Residential, Commercial and Recreational coatings that will enhance our customers satisfaction. We only use the best coatings for our clients and ensure timely return to service. Provide Cost Savings Impermeable and anti-microbial surface makes floors easier to maintain. Incur lower application costs with faster cure time and reduced downtime. Enhance Your Image 100% UV clear topcoats and UV stable pigmented coatings & stains provide for a rich and long lasting finish that will not fade, yellow or peel. Adhesion is Paramount to our Performance Patented technology was designed to effectively absorb into the concrete or steel substrate in order to bond both mechanically and chemically within the pores of the material. A fundamental component differentiating our us from other products, this technology allows for maximum adhesion surface area and is the cornerstone of our superior performance. Chemical Resistance Resistant to a wide range of commercial and industrial chemicals. Full resistance to Skydrol and other highly corrosive fluids. All Climate Application No limitations for minimum cure temperatures. We can be applied in temperatures as low as thirty degrees below zero. Traction Our coatings and stains can be used in higher traffic areas where traction is key. This is achieved in conjunction with a quartz or silica additive within the coating process. Thank you for your consideration Borrower added on 03/17/10 > As a Regional Manager for Line-X, I travel extensively and I???m ready to make a change. I work with 42 franchises across four states and have come to appreciate the endless possibilities of having a thin build coating as well as a thick build coating. I apologize for not having a better description of what the loan would be used for, it would go towards the following: MK Floor Grinder, 4??? Hand Grinder, 7???Hand Grinder, 75FT 220V Extension Cord, Jiffy Mixer, Wagner Gun, Diamond Cup Wheel Replacements for the 4???, 7??? and the floor grinder. Development of our website, Direct Marketing for a 25 mile radius and a used cargo or step van that will have a vinyl wrap for mobile marketing. Please let me know if you have any further questions, I would be more than happy to answer them. Respectfully, Eric

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	24
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You want $20,000. for ...what?	As a Regional Manager for Line-X, I travel extensively and I???m ready to make a change. I work with 42 franchises across four states and have come appreciate the endless possibilities of having a thin build coating as well as a thick build coating. I apologize for not having a better description of what the loan would be used for, it would go towards the following: MK Floor Grinder, 4??? Hand Grinder, 7???Hand Grinder, 75FT 220V Extension Cord, Jiffy Mixer, Wagner Gun, Diamond Cup Wheel Replacements for the 4???, 7??? and the floor grinder. Development of our website, Direct Marketing for a 25 mile radius and a used cargo or step van that will have a vinyl wrap for mobile marketing. Please let me know if you have any further questions, I would be more than happy to answer them. Respectfully, Eric
RE: $20,000 Small Business loan: Narrative informs nature coatings applied. (1)-Investors require PURPOSES that $20,000 will be used by business to do exactly what, i.e., Develope or upgrade website? Advertising? Equipment and or inventory purchase? Transportation? Pre-paid expenses?Or exactly what? (2)-Position (JOB/What you do) @For Line-X Coating? (FYI: Your TransUnion Credit Report reflects NO revolving debt $ balance, NO credit payment delinquencies, NO Public Records on File. These are EXCELLENT indicators. Loan should fully-fund, just need specific details about loans intended purposes $$ will be spent.) Thanks for answers to BOTH questions. Member 505570 USMC-Retired-Investor 06.10 AM ET 03.17.2010	As a Regional Manager for Line-X, I travel extensively and I???m ready to make a change. I work with 42 franchises across four states and have come appreciate the endless possibilities of having a thin build coating as well as a thick build coating. I apologize for not having a better description of what the loan would be used for, it would go towards the following: MK Floor Grinder, 4??? Hand Grinder, 7???Hand Grinder, 75FT 220V Extension Cord, Jiffy Mixer, Wagner Gun, Diamond Cup Wheel Replacements for the 4???, 7??? and the floor grinder. Development of our website, Direct Marketing for a 25 mile radius and a used cargo or step van that will have a vinyl wrap for mobile marketing. Please let me know if you have any further questions, I would be more than happy to answer them. Respectfully, Eric
Hello! You have described your business but not the purpose of your Loan. Please provide a detailed Loan Description. Thank you.	As a Regional Manager for Line-X, I travel extensively and I???m ready to make a change. I work with 42 franchises across four states and have come appreciate the endless possibilities of having a thin build coating as well as a thick build coating. I apologize for not having a better description of what the loan would be used for, it would go towards the following: MK Floor Grinder, 4??? Hand Grinder, 7???Hand Grinder, 75FT 220V Extension Cord, Jiffy Mixer, Wagner Gun, Diamond Cup Wheel Replacements for the 4???, 7??? and the floor grinder. Development of our website, Direct Marketing for a 25 mile radius and a used cargo or step van that will have a vinyl wrap for mobile marketing. Please let me know if you have any further questions, I would be more than happy to answer them. Respectfully, Eric
Investors may feel more confident about lending to you if your Credit Review Status was approved. Please call Lending Club for the procedures and expedite their completion.	I've spoken with a representative at Lending Club and unfortunately they have a process that will not allow expedition of the Credit Review, I'm not exactly thrilled with the answers received but it is what it is. Thank you.
That is a strange response from Lending Club indeed. A quick search of available loans reveals the following Credit Review Status approved loans (and, apparently, no Investor suggested such approval to these Borrowers) submitted after yours: Member Loan 495681 3/16 728pm; Member Loan 495585 3/16 825pm; Member Loan 495699 3/16 855pm; and Member Loan 495717 3/16 1040pm. How did they get approved? Some Investors, of which I am one, will not invest in a Loan unless the Credit Review Status is approved. This approval assures Investors that their committed funds will not be tied up in a Loan that is not issued upon completion of funding.	I received a phone call from Lending Club and will be sending the information they need to push this through, hopefully tomorrow. Thank you for the help.
So Line-X Coatings has franchises?	Yes sir, the only spray on bedliner company that has territory protection and a one time franchise fee. If you'd like more information, let me know and I can send it to your home email address. Thanks.
Thank you for the offer, but exchange of contact information is not permitted at Lending Club - to protect the privacy of both Borrowers and Investors. I am not very familiar with how franchises work. Do you have your own franchise with Line-X, or are you with the main company, and dealing with the various franchises?	I work for the corporate offices, I've thought about having my own franchise but have decided to walk on a different path. Hence my request.
LC notes are standard 3-year repqyment schedule. Question: Term length you intended to retain loan before full payoff occurs: Less than 6 months? 6 to 12 months? 12 month to 24 months? 24 month to 36 months? Member 505570 USMC-Retired-Investor 03.23.2010 @ 07:00 AM ET	We fully plan on paying off the loan as quickly as possible and we're confident that we can do so within the 12 to 24 month range.

Member Payment Dependent Notes Series 495551

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495551	$22,000	$22,000	10.25%	1.00%	March 30, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495551. Member loan 495551 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:		Debt-to-income ratio:	19.87%
Length of employment:	n/a	Location:	Clayton, GA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1980	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,756.00	Public Records On File:	0
Revolving Line Utilization:	51.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? Loan Description?	Income sources: (1) Fla. state retirement pension; (2) social security. These two sources total to gross annual $69,627 (can document), supplemented by (3) part-time employement at higher education institutions both in North Carolina and Florida. Purpose of loan: toward second home in Fla. so that I can teach summers in North Carolina and the remainder of the year in Florida.
Have you provided your addresses/email addresses/phone #s/contact information for your alternate locations yet, to Lending Club? Thank you in advance.	I am at a temporary address in Florida (until May), when returning to our permanent residence. All U.S. mail goes through the permanent address in Georgia. Phone number is a Verizon cell phone, which works throughout the southeast U.S. Have chosen not to have a land-line, but to use exclusively cell phone. Email address is used as the one for all locations.

Member Payment Dependent Notes Series 495659

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495659	$16,000	$16,000	13.85%	1.00%	March 26, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495659. Member loan 495659 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Gables Residential Inc.	Debt-to-income ratio:	14.92%
Length of employment:	10+ years	Location:	San Diego, CA

Home town:
Current & past employers:	Gables Residential Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > I hope to pay down as many balances as I can with the funds received and hope to never be in this position again. Borrower added on 03/17/10 > I plan to pay down as many balances as I can with any funds received. I think I am a good borrower as I've never been delinquent on any of my accounts. The money I save will more than cover my loan payment I am a very stable person employment wise as I've had 2 jobs in the last 35 years and 3 my whole life. 14 yrs. in my current position. Thank you for your help.

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,242.00	Public Records On File:	0
Revolving Line Utilization:	82.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Gables Residential Inc. and what do you do there?	Gables Residential Inc. is a company that owns and manages apartment communities around the country. Taking Care of the way people live is the company credo. I am an assistant service manager responsible for interior and exterior repairs and general upkeep of the apartment community and aiding our residents to help make their living experience a comfortable and enjoyable one at our community.
Please list the debts you are consolidating (source, balance, APR and current monthly payment made)? What are your other $ monthly costs (rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answers to these 2 Qs.	Since the answer to your question is publicly displayed I fear that some of the information you ask for could contain personally indentifiable information and would refrain from answering at this time. I hope this is an adequate answer for you. Thank you-
FYI - Investors get minimal info about your financials and NO info (name, address, SSN) that would identify you. Thus, you should feel secure providing thin info. From the investor standpoint, no details = no confidence in lenders ability or commitment to repay. ie and others will pass for other loans..	My commitment to repay stands in the fact that I've never missed a payment on 14 current accounts through various financial institutions and all I've received in return are higher interest rates.

Member Payment Dependent Notes Series 495663

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495663	$14,000	$14,000	7.88%	1.00%	March 29, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495663. Member loan 495663 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$9,833 / month
Current employer:		Debt-to-income ratio:	0.11%
Length of employment:	9 years	Location:	Sarasota, FL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > My business is booming. I need to bring on some additional support to keep up with the new marketing campaign.

A credit bureau reported the following information about this borrower member on March 3, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your business and do you think it will keep booming? Thanks.	Type your answer here. Robert, Yes, our business has been increasing every month and we have no ceiling if we can hire the support to help handle our growth. Thank You, Kevin
What is the nature of the business?	Type your answer here. Shipping business. Primarily freight shipments for Companies that ship Domestic and International freight.

Member Payment Dependent Notes Series 495665

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495665	$8,500	$8,500	13.48%	1.00%	March 30, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495665. Member loan 495665 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,048 / month
Current employer:	Superior Graphics	Debt-to-income ratio:	10.35%
Length of employment:	2 years	Location:	Florence, AL

Home town:
Current & past employers:	Superior Graphics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/20/10 > I would like to use these funds to consolidate a $3500 balance on my wife's credit card with Bank of Delaware (Juniper) where the interest rate recently jumped to 29.99%, and a loan with Capital One for my motorcycle with a balance of approx. $5100. I believe the interest rate on that one is around 15%. Borrower added on 03/24/10 > I have excellent credit and I'm already making the payments on these current balances ($120+$212). This loan will mean a lower total payment and will enable us to pay off the credit card faster. My job is stable, and total monthly household income is $7705 gross, counting my wife's job.

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Superior Graphics and what do you do there?	Superior Graphics is a screen printing shop. I am the operations manager.
Please itemize the debt you would like to consolidate (balance and APR)...thanks.	I would like to use these funds to consolidate a $3500 balance on my wife's credit card with Bank of Delaware (Juniper) where the interest rate recently jumped to 29.99%, and a loan with Capital One for my motorcycle with a balance of approx. $5100. I believe the interest rate on that one is around 15%.
What debt is it you want to consolidate? Please be specific.	I would like to use these funds to consolidate a $3500 balance on my wife's credit card with Bank of Delaware (Juniper) where the interest rate recently jumped to 29.99%, and a loan with Capital One for my motorcycle with a balance of approx. $5100. I believe the interest rate on that one is around 15%.
Is your wife employed? If so, what is your family's gross monthly income?	Yes she is employed. Family's gross monthly income is $7705.
Why doesn't your $5,100 motorcycle loan show up in your credit report?	I do see it on my Experian, Equifax, and TransUnion Credit reports under Capital One Auto Finance. Recent balance $5096 as of 2/2010.

Member Payment Dependent Notes Series 495685

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495685	$3,200	$3,200	7.88%	1.00%	March 24, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495685. Member loan 495685 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	U.S. Department of Agriculture	Debt-to-income ratio:	18.18%
Length of employment:	2 years	Location:	Alexandria, VA

Home town:
Current & past employers:	U.S. Department of Agriculture
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > This loan will be used to pay down my only credit card that currently has a balance. I recently got married and bought a house, which unfortunately needed a lot of cash. Originally my interest rate was reasonable, but with the recent change of my credit card company's policy, my interest rate more than doubled. This structured payment plan will help me to achieve my aim of eliminating my accumulated debt faster. I am a good candidate for this loan because I have never missed a monthly payment in a minimum of five years on any of my credit cards or mortgage payments. Moreover, my high credit score illustrates my commitment to paying my bills and those I owe money to on time.

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,178.00	Public Records On File:	0
Revolving Line Utilization:	35.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and then identify which ones on the list will be paid off with this loan as well as those that will not be paid off with this loan. Thank you in advance.	Thanks for your question. The loan will be used to pay down my only credit card balance that recently had the interest rate doubled. I have two credit cards that currently have a balance: Mastercard @ 15% with a balance of $35,000 and Discover @ 0% with a balance of $3,500. Thank you.

Member Payment Dependent Notes Series 495691

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495691	$6,000	$6,000	10.62%	1.00%	March 26, 2010	April 3, 2013	April 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495691. Member loan 495691 was requested on March 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,375 / month
Current employer:	Microsoft Corporation	Debt-to-income ratio:	22.19%
Length of employment:	10+ years	Location:	NOVI, MI

Home town:
Current & past employers:	Microsoft Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/20/10 > I've been with Microsoft since 1997. My daughter is starting college in August and we're having to spend some money before then. My extra income (incentives) from work comes in late August.

A credit bureau reported the following information about this borrower member on March 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$111,392.00	Public Records On File:	0
Revolving Line Utilization:	72.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each of your debts (types/balances/APRs) and then indicate which ones *will* and *won't* be paid off with this loan. Thank you in advance.	This will not be explicitly used for debt refinancing.
WHAT WILL IT BE UWSED FOR	Expenses related to my daughter starting college in the fall.
What is your position at the company?	I am in the field in the Services organization.

Member Payment Dependent Notes Series 495692

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495692	$14,500	$14,500	14.59%	1.00%	March 30, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495692. Member loan 495692 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:		Debt-to-income ratio:	18.23%
Length of employment:	1 year	Location:	Staten Island, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > I plan to use the funds to consolidate debt for cheaper rates. The income provided in this application was from 2009, working 3/4 of the year. For the current 2010 year, I have already matched the income made in 2009. Aside from this debt I am consolidating, my monthly expenses include an additional $500. I am currently a business owner working with Northwestern Mutual, and growing my business practice is my only objective in life at this point. Borrower added on 03/21/10 > I am looking to pay off all of these loans and leave the remaining unpaid on the zero percent/cheaper interest cards: Car financing $7,500@5.99% Credit Card $2082@27.24 Credit Card $1096@0 Credit Card $218@22 Credit Card $600@0 Loan $3876@8.99 Borrower added on 03/28/10 > My goal is to have this fully funded by Monday at 10pm. Feel free to ask additional questions and help me meet my goal!

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	45
Revolving Credit Balance:	$3,679.00	Public Records On File:	0
Revolving Line Utilization:	49.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I am a Financial Advisor approaching my second year of business with about 40 clients from the first 9 months. In 2010, my book of business has matched that of '09.
SInce this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and then identify which ones on the list will be paid off with this loan as well as those that will not be paid off with this loan. Thank you in advance.	Car Loan $7,500 @ 5.99% 5 sources of credit totaling $7,500 @ 8.99-27.47% One reason for the consolidation is to minimize the number of payments per month. I would rather combine everything and make one payment than 6 different payments per month. I am aware that combining could create somewhat of a wash because of the widespread interest APR's. I am anticipating this to to improve my credit score. By removing some the debt off the few credit cards, my debt to credit ratio for each card will improve, increasing my score. Now of course, my overall debt to credit ratio will wash, moving from one to another.
Your credit balance is shown as $3,679 but you are asking for $14,500. What will the difference be used for? If part of this is to pay off your car loan, it doesn't make any sense to pay a 5.99% loan with one for 14.59%. Inquiring lenders want to know.	All of the balances needing the loan are posted.The reason to take the interest hit on my car loan is to help my co-signer improve his credit rating.

Member Payment Dependent Notes Series 495699

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495699	$15,000	$15,000	10.62%	1.00%	March 24, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495699. Member loan 495699 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,667 / month
Current employer:	M & H Liquors	Debt-to-income ratio:	19.20%
Length of employment:	2 years	Location:	Woodbidge, CT

Home town:
Current & past employers:	M & H Liquors
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,897.00	Public Records On File:	0
Revolving Line Utilization:	49.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at M & H Liquors? SInce this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and then identify which ones on the list will be paid off with this loan as well as those that will not be paid off with this loan. Thank you in advance.	I manage and oversee operations at two Wine and Beer shops in Fairfield County, CT. Recently, Capital One increased my rate from 6.99% to 15.90% although I always pay more than my minimal balance on time. If you have access to my credit report I encourage you to review it. Here are my outstanding debts: 1) Capital One Card - $15,000 15.90% APR (Intend to pay off with loan) 2) Discover Card - $1,600 13.99% APR 3) Capital One Auto - $19,500 6.5% APR (Auto Loan for 2008 Audi A4) Please feel free to contact me with any other questions. Best regards, Mr. Joe
What is your position with M&H?	I manage and run operations at two wine and beer shops in Fairfield County, CT.

Member Payment Dependent Notes Series 495747

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495747	$12,000	$12,000	11.36%	1.00%	March 26, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495747. Member loan 495747 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,542 / month
Current employer:	Albemarle County	Debt-to-income ratio:	5.56%
Length of employment:	9 years	Location:	Charlotteville, VA

Home town:
Current & past employers:	Albemarle County
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	43
Revolving Credit Balance:	$8,194.00	Public Records On File:	0
Revolving Line Utilization:	56.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with Albemarle County? Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and then indicate which ones on the list *will* be paid off with this loan, as well as which ones *will not* be paid off with this loan. Thank you in advance.	Tax Technician. Work with mortgage companines in processing payments, etc. for Real Estate Taxes. Discover $1970.00 18.99 Belk $300.00 21.99 Chase $430.00 20.99 UVA CR Union. $9000.00 12.49 Thank you for your consideration.
How much are you currently paying each month towards these debts? What assurance can you give that you will not run the card balances back up?	I pay anywhere between $400-500 per month. Cards are in process of being cancelled.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? These answers will definitely help lenders lend.	Debt accured due to a divorce. I am the sole ware earner. Rent 755, utilities, 150 Discover card $1990 @18.9% Chase 450.00 @20.99 UVA Credit Union, $9000 @13.99.
Why is there a delinquency on your record?	I only know of one delinquency which was due to banking error and a move to a new address in which time I did not change my address with all creditors and once I realized I had made the mistake I made an online payment which was posted to another account due to an account# error on my behalf.
Can you list your monthly expenses? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances?	1200 in savings.
I would like to know the answers to Fightin_Illini's questions also, before I decide on whether to invest in this note (your loan). Although not all investors ask questions, many *do* read what others have asked and what Borrowers answers are, before we make our investing decisions. What are your monthly living expenses? Rent/utilities/insurance/phone/cable/etc ? Thank you in advance.	Rent 755, Utilities 130, phone 41, insurance 48, cable, 29
Thank you for the great information. I just have two additional questions: In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	Hopefully there will be no issues with my position due to the economy are any other issues. If that were to happen, I could get funds that are set aside from my parents. I did not want to take that route from the start. I had issues from a divorce and feel that I need to take care of them the best I can. As for payments, they would be withdrawn from my account automatically. Thank you

Member Payment Dependent Notes Series 495753

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495753	$25,000	$25,000	10.99%	1.00%	March 30, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495753. Member loan 495753 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	SIGN*A*RAMA	Debt-to-income ratio:	10.55%
Length of employment:	10+ years	Location:	West Palm Beach, FL

Home town:
Current & past employers:	SIGN*A*RAMA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/17/10 > The Credit Card Act of 2010 didn't go far enough to protect consumers. Therefore, I will enact my own legislature by paying off my credit cards Borrower added on 03/18/10 > Please note that $43,500 of the listed revolving debt is a low interest rate home equity loan which I will continue making regular monthly payment on and will not be paying off at this time. That debt along with my first mortgage, the lending club loan and my utilities will be the only outstanding debts. Borrower added on 03/23/10 > I???ve recently received a few questions regarding my position with my employer which I???ve respectfully declined to answer as this information may compromise the privacy of the borrower and therefore negate one of the benefits of using this method of lending. For anyone reviewing the risk factors of this potential borrower, one can see there are very few if any. The credit score is very good. There haven???t been any delinquencies over the past 2 years, even in a difficult economy, and no inquires over the past 6 months. It can also be said that this potential borrower is not in a dire financial situation and will be just fine if the requested loan is not completed. My initial goal was to see how this process works and although I can just as easily accelerate my payments with my current creditors, the thought of having just one creditor seems appealing. To those who are considering investing your hard earned money with this borrower, thank you. For those who feel they need more information before making a decision to invest, I understand that as well and wish you well with other investment opportunities that you may feel more comfortable in making.

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$60,914.00	Public Records On File:	0
Revolving Line Utilization:	63.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 495756

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495756	$12,000	$12,000	14.22%	1.00%	March 29, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495756. Member loan 495756 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	Emory University	Debt-to-income ratio:	19.06%
Length of employment:	< 1 year	Location:	Suwanee, GA

Home town:
Current & past employers:	Emory University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	5
Revolving Credit Balance:	$4,511.00	Public Records On File:	0
Revolving Line Utilization:	12.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Emory University? Please explain your last delinquency? Loan Description please? Thank you in advance for your answers.	1. I'm currently a Clinical Research Finance Manager and have been employed for less than a year. Prior to this position, I was working for Dana-Farber Cancer Institute for 4 1/2 years as a Financial Analyst. 2. The reason for my loan is I'm moving back to Boston and I'm opening a convenience store that is completely empty. The space is located within a corporate building that employs 5,000 employees. The funding that would be granted through this loan will assist in paying for the equipment, labor, and inventory for the store. 3. The reason for a credit payment delinqiuency was due to moving from MA to GA after my marriage. Although, I was late in making a payment, I have made huge strides to not let that happen again. I make sure everything is paid on a timely manner.
Thank you for your prompt reply. Have you provided Lending Club with your future MA address, email address, phone number and bank account info, in or to avoid another delinquency hit on your credit report?	I have not contacted them yet regarding my new MA address. Although, I do have that information when necessary.

Member Payment Dependent Notes Series 495802

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495802	$6,000	$6,000	7.88%	1.00%	March 24, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495802. Member loan 495802 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:		Debt-to-income ratio:	1.45%
Length of employment:	1 year	Location:	ponte vedra beach, FL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1985	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$694.00	Public Records On File:	0
Revolving Line Utilization:	53.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	vector marketing

Member Payment Dependent Notes Series 495816

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495816	$7,000	$7,000	12.73%	1.00%	March 24, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495816. Member loan 495816 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,917 / month
Current employer:	US Postal Service	Debt-to-income ratio:	0.00%
Length of employment:	10+ years	Location:	Keller, TX

Home town:
Current & past employers:	US Postal Service
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1985	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	1
Revolving Line Utilization:	0.00%	Months Since Last Record:	98
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at the US Postal Service? Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and then indicate which ones on the list *will* be paid off with this loan, as well as which ones *will not* be paid off with this loan. Thank you in advance.	Postmaster at US Postal Service. Chase credit card balance $4,000 and 2010 property taxes $3300.

Member Payment Dependent Notes Series 495882

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495882	$5,000	$5,000	6.76%	1.00%	March 24, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495882. Member loan 495882 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,500 / month
Current employer:	IBEW #6 EISB	Debt-to-income ratio:	1.93%
Length of employment:	n/a	Location:	Brentwood, CA

Home town:
Current & past employers:	IBEW #6 EISB
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/17/10 > I need 24 month loan and I will pay it off in less than 12 months as I don't enjoy debt..This loan is for a motorcycle worth 2x this amount, my income is fixed, retired, secure..no layoffs or sick interuptions to income Borrower added on 03/17/10 > the home I'm living in has no mortgage, I receive $2000 per month lease payments on my other residential property

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1978	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,768.00	Public Records On File:	0
Revolving Line Utilization:	8.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is IBEW #6 EISB? FYI, Lending Club loans are 36 month fixed rate loans. There are no prepayment penalties. For confirmation of this and specific loan information, contact Lending Club directly. What kind of bike are you getting?	IBEW = electricians union in SF, EISB is the agency that handles pensions, I'm looking at a BMW 1150R with 3050 miles, an 02 but like a new one that is 20K+, won't know if I need a loan or if I bought it until Monday 3/22
what make and model motorcycle?	2002 BMW R1150 with 3K miles
Looks good can you income verify with lending club you can contact them now	I put my income information in, I don't think Wells Fargo would loan me 276,000 in June 08 without income and if I have a loan balance of 194,000 now that should be an indication that I pay my bills, if I do borrow it will be paid off in less than 12 months

Member Payment Dependent Notes Series 495918

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495918	$7,000	$7,000	14.96%	1.00%	March 24, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495918. Member loan 495918 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,833 / month
Current employer:	Cognizant Technology Services	Debt-to-income ratio:	13.14%
Length of employment:	< 1 year	Location:	mason, OH

Home town:
Current & past employers:	Cognizant Technology Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,583.00	Public Records On File:	0
Revolving Line Utilization:	92.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Cognizant Technology Services and what do you do there? Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and then indicate which ones on the list *will* be paid off with this loan, as well as which ones *will not* be paid off with this loan. Thank you in advance.	Cognizant is an Application development, infrastructure, consulting and BPO services company. I work as an assitant manager in application development group leading a group of 20 people for ontime delivery of software applications. Credit card 7000$ apr 21.99
It is frustrating to repeat a portion of question above that you did not answer in full: Please list EACH of your debts... When you have nearly 34k in cc debt, and are utilizing nearly all of your available credit, this information is important to lenders to make a good judgement about your ability to pack back this loan. Thank you!	34K in debt has been divided into multiple credit cards. I would be using this loan to payoff one credit card which has a very high interest rate. I guess this information would be sufficient rather than listing each credit card account with the debt.

Member Payment Dependent Notes Series 495938

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495938	$1,000	$1,000	11.36%	1.00%	March 29, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495938. Member loan 495938 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$650 / month
Current employer:	Salt Lake City Public Library	Debt-to-income ratio:	7.69%
Length of employment:	1 year	Location:	Salt Lake City, UT

Home town:
Current & past employers:	Salt Lake City Public Library
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/17/10 > Living expenses for student to sustain me until the next federal grant. Also covering some emergency pet medical expenses. Am not working as much at Library, just got a second job at a bakery.

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,112.00	Public Records On File:	0
Revolving Line Utilization:	92.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Salt Lake City Public Library? What bakery did you get a job at?	I am a substitute aide at the salt lake library, which means I shelve books for multiple branches of the public library when shifts need to be filled. I recently started working at Tulie Bakery as a Barista. The web address for this bakery is http://www.tuliebakery.com

Member Payment Dependent Notes Series 495950

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495950	$2,400	$2,400	14.96%	1.00%	March 25, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495950. Member loan 495950 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,150 / month
Current employer:	Round town painting	Debt-to-income ratio:	10.41%
Length of employment:	< 1 year	Location:	roanoke, VA

Home town:
Current & past employers:	Round town painting
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/17/10 > Me and my lover of 17 years use credit cards to fix up and do inprovements on the house not to Smart now that most of the rates on my cards have gone up but now were big Clark Howard fans and Saving more and spending less .Would like to pay off the credit cards were the rate went up .We have Canceled our home phone for vonage and then canceled that for magicjack ,canceled cable for netflix Over 19,000 movies to look at and no ads .The one thing we could not cancel has now became Possible with lending club .Heard about all this things from Clark Howard .All the cards are of pretty Small amounts but they add up .Its not only about saving but firing the card companies that raised rates on people that were never late .

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,305.00	Public Records On File:	1
Revolving Line Utilization:	97.80%	Months Since Last Record:	114
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Round town painting and what do you do there? Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and then indicate which ones on the list *will* be paid off with this loan, as well as which ones *will not* be paid off with this loan. Thank you in advance.	Round Town Painting is a painting comany that's been here in roanoke for over 15 years use to be called Professinal Paint & Design but changed the name after one of the owners died for lagel reason .The owner of the comany is a old friend of mine that called me to come work for him when I was a mechanic for Friendly Lincoln Mercury .inc .So I left there to go back into painting which I have done for most of my life .Will list my loads today after I get off work .

Member Payment Dependent Notes Series 495957

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495957	$13,000	$13,000	9.88%	1.00%	March 25, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495957. Member loan 495957 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,833 / month
Current employer:	Christian Dior Inc.	Debt-to-income ratio:	9.20%
Length of employment:	2 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Christian Dior Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,131.00	Public Records On File:	0
Revolving Line Utilization:	63.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Christian Dior Inc. and what do you do there? Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and then indicate which ones on the list *will* be paid off with this loan, as well as which ones *will not* be paid off with this loan. Thank you in advance.	Christian Dior is one of the largest europian fashion house. I managed the largest retail store in the network (flagship). First debt (credit card) CITI bank/$8,000 at 15% Second (credit card) CITI bank/$5,000 at 18%
Classy stores. Above you mentioned that you "managed" the flagship store. Is this no longer the case?	I currently manage the flagship.

Member Payment Dependent Notes Series 495971

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495971	$4,800	$4,800	14.22%	1.00%	March 29, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495971. Member loan 495971 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Miami air international	Debt-to-income ratio:	14.47%
Length of employment:	10+ years	Location:	doral, FL

Home town:
Current & past employers:	Miami air international
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,653.00	Public Records On File:	0
Revolving Line Utilization:	51.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Miami air international and what do you do there?	Type your answer here. Miami Air International is the premier charter airline in the United States, , our customers are high profile clients including professional sports teams and celebrities. I have been a Captain at Miami Air for over 10 years.

Member Payment Dependent Notes Series 496028

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496028	$12,000	$12,000	11.36%	1.00%	March 29, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496028. Member loan 496028 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Quiznos	Debt-to-income ratio:	20.80%
Length of employment:	< 1 year	Location:	Colorado Springs, CO

Home town:
Current & past employers:	Quiznos
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/10 > I will be the first to admit I was very irresponsible with credit when I was young...but my poor choices way back then have followed me most of my adult life because while I continue to make payments well over the minimums, my enormous interest rates prevent any progress to be made with these debts. I am currently employed as a New Store Developer at Quiznos Corporate office and while I just began with the company I have been in this line of work continuously for over 10 years. I currently pay well over $600 each month in credit card payments (combined) so I can definitely pay this loan in full as agreed if given the opportunity to escape the credit card companies! Thank you in advance for your time and consideration... I appreciate it! Borrower added on 03/18/10 > I wanted to add that I do have two other credit lines open, a PayPal credit line as well as a reserve line for my checking account. I actually paid both of those off in full today, as I just returned home from an assignment and was attempting to get my finances in order-- though I'm not sure when the payment will actually clear. Borrower added on 03/18/10 > I just wanted to say THANK YOU to those of you who have already invested your hard-earned cash to help ease my perpetual credit burden-- This process is incredible-- I am truly grateful to have found LendingClub, as I have never seen such overwhelming support and I'm thankful to be a part of it!

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,541.00	Public Records On File:	0
Revolving Line Utilization:	71.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Quiznos? Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and then indicate which ones on the list *will* be paid off with this loan, as well as which ones *will not* be paid off with this loan. Thank you in advance.	I am a Corporate employee for Quiznos and my title is New Store Developer. I travel around the country assisting new store owners in getting their stores up and running / marketing to the surrounding community. It is a stable job that pays a decent salary and while I know I just began at Quiznos, I have been working in this field continuously for over 10 years and have a very stable job history- before Quiznos I was at the same company for nearly 4 years. My current debts include the following: Bank of America Credit Card- APR 23.24%- Balance $6248 USBank Credit Card- APR 26.99%- Balance $4529 CapitalOne Credit Card- APR 22.19%- Balance $1248 Additionally I have an auto loan through CapitalOne Auto Finance with an APR of 12.2%, balance-$12976. I intend to pay off the first two credit cards entireley, and apply the remaining funds to the CapitalOne card, leaving a minimal balance there. I have been paying well over $600 each month to these three cards (combined) for as long as I can remember but have seen little progress in paying down my debt due to the very high interest rates. The poor choices I made (with regard to the careless use of credit) when I was young have been following me around ever since and it is extremely frustrating as I'm sure you can imagine. I would continue to make my installment payments on the vehicle loan as agreed but that would be my sole debt payment other than the repayment of this personal loan (if financed). I hope I answered your question, if you need any further information please do not hesitate to ask!
This is not a question - I just thought you might be interested in a financial management tool that I use. It is free, and you can link your various accounts to it (including your Lending Club account) - it gives you a good overall picture of your finances, and also shows you the detail level. It has various features too numerous to get into here. You may want to check it out - yodlee.com I have been using it for years and don't know what I would do without it!	Thank you for the advice I will definitely check it out!

Member Payment Dependent Notes Series 496066

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496066	$12,500	$12,500	10.25%	1.00%	March 26, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496066. Member loan 496066 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Citi Financial	Debt-to-income ratio:	9.46%
Length of employment:	4 years	Location:	Denver, CO

Home town:
Current & past employers:	Citi Financial
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/19/10 > This loan is to consolidate my time share loan from a 10 year 16.99% interest rate to a lower interest rate and a shorter term loan. I have had my current loan for 2 years and have only paid it down by $1000. Thus my need to refinance. Also to clarify my position at Citi Financial is entitled a Lead. A Lead is an assistant to the Manager of about 15-20 agents at a collections call center. We manage auto loans.

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	60
Revolving Credit Balance:	$9,936.00	Public Records On File:	0
Revolving Line Utilization:	16.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Citi Financial? Loan Description please?	My position at Citi Financial is called a "Lead". This is an assistant to the Manager of a team of 15-20 agents. Loan Description - Consolidating a debt to a lower interest rate. At this point I have a loan for a time share that I have had for 2 years and only have paid down $1000 on it since most of it is going towards interest at this point. It is also a 10 year loan.
How do you plan to use this loan? Your title raises more questions than it answer.	My title at I have at Citi Financial is basically Assitant Manager of a collections team for about 15-20 agents. However, we call it a "Lead" since we aren't actually Managers. I will be using this loan to payoff a time share loan and to get a lower interest rate. Right now I have had the loan for about 2 years and only have paid down about $1000 of it due to the interest rate. This loan is a 10 year loan. So, getting this new loan will help me pay off sooner and save me tons of money.
It will help speed your loan request if you will describe the debts you plan to consolidate, the amounts outstanding on each, and their respective APR's...also elaborate on what you mean by the "Tahiti Village" reference and of the specific job/role you have at Citi Financial. Thank you.	I am applying for this loan so I can get a lower interest rate (currently at 16.99%) and to have a much sooner maturity date. This loan would be refinancing a time share loan that I have had for 2 years and have only paid down $1000 since the beginning. The payoff right now is $12500. My title at Citi Financial is a "Lead" which is the assitant to a Manager of 15-20 agents in a collections department.
can you tell us about your other $ monthly expenses (housing, car, utilities, insurance, CC payments, phone, internet, food etc)?	I have $632 in credit card payments, $65 phone & internet, $75 utilities, no car payment - $80 gas, rent is already included in loan details $455 monthly, $150 food.
Thanks for your answer. Unfortunately, they don't provide the loan details to us investors, so could you tell me your rent payment? Thanks..	As answered in your previous question - $455.
My apologies - I missed it. Thanks for your rapid response, I will contribute to your loan.	I appreciate it very much. Thanks for your contribution.
What is the delinquency on your record about?	It was over 2 years ago, I had moved from New York to Colorado and it was on my vehicle loan that I paid off shortly after. It reached just over 30days past due. The other was a utility bill I had taken over for my parents and I thought it was on automatic payments. It just reached over 30 days past due before I paid it. Both of these were over 2 years ago.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	I am not the sole wage earner in my house. There is one other. Combined income is roughly $92,0000. The payments will automatically be paid through the checking account that there is a reserve of about 8 months in. I have stocks that I could cash in and also 3 savings accounts that I could pull from to help extend those 8 months into a year in case of a loss of income. Thank you for your time and helping fund my loan.

Member Payment Dependent Notes Series 496184

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496184	$12,000	$12,000	16.82%	1.00%	March 29, 2010	April 1, 2013	April 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496184. Member loan 496184 was requested on March 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	All Systems Group	Debt-to-income ratio:	24.55%
Length of employment:	< 1 year	Location:	Eustis, FL

Home town:
Current & past employers:	All Systems Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/10 > I am a single mother wanting to finish my nursing degree, however, I made to much money last year to qualify for government funding. I need additional money to fund my education and living expenses while attending school.

A credit bureau reported the following information about this borrower member on March 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,686.00	Public Records On File:	1
Revolving Line Utilization:	44.80%	Months Since Last Record:	87
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is All Systems Group and what do you do there? You have already applied for Pell Grant and Stafford loan and been denied?	Good Morning, All Systems Group is General Contracting Company, we do work for Commercial Property Management companines such as Concord Management, Podvin Development Group, etc. I am a Project Manager, I oversee all aspects of the construction and budget process. I have applied for a Pell Grant and have been denied because my income is to great. I am returning to school so I will be needing my Stafford loan and am needing additional funding until my Stafford loans are granted. I appreciate your time.
RE: $12, 000 Edu Exp loan: (1) Position (Job/What you do) @/For All Systems Group? (2)- Profile reflects less than 1 year at current employer. Provide 4 years PRIOR work (or school) history. (3)-Transunion Credit Report reflects Public Record on File 87 months ago. Court judgment? Lein? Taxes? Or bankruptcy? If bankruptcy what type- Chap 7? Chap 11? Chap 13? (FYI: Transunion CR reports line totals and NOT individual line items. Therefore lenders cannot determine exact nature Pub Rec or identity of other party involved in proceeding. You can obtain FREE copy your Transunion CR and determine that information.) Advance thanks for answers to all THREE questions. Member 505570 USMC-Retired-Investor 03.19.2010 @ 06:13 AM ET	(1) Project Manager / I oversee all construction, budgeting, financials and property management. (2) 2010 to Present All Systems Group Project Manager, 2009 - 2010 Pella Windows and Doors Commercial Sales Representative 2008 - 2009 Coastal Craftsmen Aluminum Sales Representative 2005 - 2008 All Systems Group Project Manager. (3) I filed Chapter 7 Bankruptcy in 2000, it was discharged in May 2002. The company that I worked for went out of business, I began another position immediatly, however it took me 12 months to build my clientele up to be making the same income as I was making at SableStone for 4 consecutive years prior to them going out of business.
Will you be working full time while you attend school?	I will be working full time while attending school. My employer has agreed to work with me with my school schedule allowing me to return to school.
Will you be working while in school? With what income do you intend to repay this loan?	I will be working full time while attending school. My employer has agreed to work with me with my school schedule allowing me to return to school.
Please contact Lending Club to give them paperwork necessary for 'Approval'. You will get a lot more investors. Thanks!	I have submitted all paperwork to Lending Club and have been approved and verified. Have a Wonderful Evening!

Member Payment Dependent Notes Series 496196

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496196	$10,000	$10,000	15.33%	1.00%	March 29, 2010	April 1, 2013	April 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496196. Member loan 496196 was requested on March 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,833 / month
Current employer:		Debt-to-income ratio:	14.02%
Length of employment:	3 years	Location:	Fort Washington, MD

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	49
Revolving Credit Balance:	$2,823.00	Public Records On File:	0
Revolving Line Utilization:	4.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? Loan Description please?	Type your answer here.Self Employed, My company name is Washington Business Consultants. I have been in business for 3 years. However, I have been doing consulting work for over 13 years. My funding comes from Government Contracts. My loan is for working capitol/Equipment to hire new employees and expand my business.
RE: $10,000 Small Business loan: (1) Provide DETAILS about your business AND provide PURPOSES how $10,000 (less L C management loan origination fee) intended to be spent. (2)-Transunion CR reflects 7 credit inquiries within past 6 months. Inquiries purposes were? Results were? (3)- Income reported to be $20,833 per month. All lC loans standard 3-years repaymsnt with NO prepayment penalty. Term length you expect to maintain loan active status before final pay-off: Lss than 1 year? Between 1 to 2 years? Between 2 to 3 years maximum? Or some inbetween length? Advance thanks for answers to all THREE questions. Maybe we can do business latee in funding process.Member 505570 USMC-Retired-Investor 03.19.2010 @ 6:01 AM ET	Type your answer here.Loan will be used for Working Capitol and Equipment for the hiring of 2 new employees. My company is a consulting company. We provide services in Business Development Training and Recruitment for the Government. We are funded through Government Contracts. Inquiries purposes were for seeking funding for my Start-up business which is a Residential Group Home for Teenage Girls. I intend to have loan paid off within 24 months.
What do you plan to use the money for?	Type your answer here. Plan to use the money to help expand my company. It will be used for Working Capitol/Equipment.
No employer listed + no loan description = no funding dollars from me. Please explain why you can't come up with $10k for this venture when you make $250k per year.	Type your answer here. It is not that I cant come up with the money it is just that I cant come up with it as soon as its needed. The purpose of the loan will be used for the hiring of 2 new employees by April 1, and the contract that I have currently in place will not provide funding for my new employees until the middle of April. I currently am the owner of Washington Business Consultant. My company has been in business for 3 years. I am also in the process of opening up a Residential Group Home for teenage girls and a portion of my funding from Washington Business Consulting is being used to fund my Start-up Company.
What am I missing here? You are hiring 2 employees by April 1st, you will have money to pay them by April 15th. Do your employees get paid in advance? Are they going to start work on the day you hire them?	Type your answer: I have already actually hired the employees, they have been currently doing contract work for me and I have been paying them from the proceeds that I have been earning from my contract. My company is currently a Sole proprietorship and doesnt currently provide funding for my new employees. However the new contract this has been put into place will. The reason why I need the funding before the 15th is to buy equipment that the employees will need to perform their duties such as, computers and desks. Also because they have currently been doing work for me I do owe them a portion of their pay, because I was not able to provide complete funding for them from my salary. However, two answer your question most of the money will be going towards Equipment and supplies for the employees. The work that they have perfomed thus far has been due to using shared equipment.
What were each of the recent inquiries for, and did any of them result in new credit cards or loans?	Type your answer here. The recent inquires were for financing that I am currently seeking for my start-up business which is a residential Group home for Teenage Girls, between 13-17 years old. So Far I have only received funding from LendMark, which was under $5,000. dollars.
Your reported Gross Income is $20,833 per month. Lending Club issued loans standard 3-year term repayment schedule and NO prepayment penalty. Question: What term length do you intend to maintain $10,000 loan before full payoff- < than 6 months? Between 6 months to 1-year? Between 1-year to 2-years? Between 2-years to 3-years maximum? Or another in-between term? (FYI: Borrower and L C management automatic winners when listed loan fully funds and promissory note is issued. After L C management deducts their loan listing origination fee, borrower's bank account then receives net $ proceeds. Lenders who provided $ to fund loan only receive mere pennies in earned interest if borrower paid off loan in full in ultra-short term, i.e., 3 months, 6 months.) Advance thanks for your answer. Member 505570 USMC-Retired-Investor 03.21.2010 @ 09:50 AM ET	Type your answer here.My loan repayment would be betwen 12-24 months at the most.

Member Payment Dependent Notes Series 496220

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496220	$10,000	$10,000	10.25%	1.00%	March 29, 2010	April 1, 2013	April 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496220. Member loan 496220 was requested on March 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$15,500 / month
Current employer:	tyco fire and security	Debt-to-income ratio:	6.84%
Length of employment:	10+ years	Location:	Ballwin, MO

Home town:
Current & past employers:	tyco fire and security
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,041.00	Public Records On File:	0
Revolving Line Utilization:	49.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is tyco fire and security and what do you do there?	Tyco Fire and Security is the largest provider of Security Solutions in the world. You may recognize some of the brands under the Tyco umbrella such as ADT, Brinks, Simplex Grinnell, American Dynamics and so on. We manufacure and distrbute FA, BA, Access, RFID and Video Solutions across all business segments. I am a National Account Mgr selling in the Retail Division. Thanks
Please let us know what the loan would be for, and detail your ongoing expenses. Also, your income is $15,500/month? Thank you.	I am starting a security consulting business. My expenses will be mainly for travel and business meetings as I work from home. Yes my income is 186K. Thanks
Would you keep your job with Tyco in addition to running the new business?	Yes I am definitely keeping my position. Tyco is a great company to work for and my position allows a great deal of flexibility in my daily schedule. Thanks
What were each of the recent inquiries for, and did any of them result in new credit cards or loans? Thank you in advance.	One was for a 0 interest credit card. The other I'm not sure? Thanks
if you making 187k. what do you do with all your money. any savings . member 565892 asked for detail monthly expenses. i would like to see them	This is a loan request for starting a business. The phsycology behind it is that it helps to manage day to day expenses knowing that like any busines you must turn a profit. I have average expenses detailed below and investments/401k in which I do not want to use for business purposes. Thank you Mortgage 1853 Auto 1050 Utilities 600 Food 600 Insurance 190 Entertainment 400 Gas 300 Misc 400
member, the numbers dont add up. $5393.00 m. $64,716.00 yr. you are missing 121,284.00 a yr. or $10,000.00 month. i understand taxes come out of it.@ 25% plus in taxes you still have little over $6000.00 month.	You are correct. Last year I saved approx approx 5000 per month after taxes. Again, this is a business loan request. Thanks
It seems you are fully leveraged. Is the $10,000 you are asking for the entire amount of funding you need to start the business? What percent of your own funds are you putting into the business?	I am starting a Securty Consulting business while continuing to perform my regualar duties with my present employer. There will be some very small startup costs, but most of the funding is for day to day expenses and travel. Thanks
ANOTHER WAY TO PUT IT IF U GO BELLY UP INVESTORS GET SCREWED NOT U	No not at all. This loan will be processed under my personal credit. When I say business loan I mean that the funds are intended for business use only. I have had business ownership experience with before and the best approach is funding with a loan so that there is no confusion about where the money is coming from. Thanks
I DONT UNDERWSTQAND, U MAKE 186K AND U DONT HAVE 10K OF UR OWN MONEY. IM OUT	My credit history speaks for itself. You should reconsider. Thanks

Member Payment Dependent Notes Series 496226

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496226	$5,000	$5,000	11.36%	1.00%	March 25, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496226. Member loan 496226 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	American K9 Interdiction	Debt-to-income ratio:	10.81%
Length of employment:	5 years	Location:	Wolverine Lake, MI

Home town:
Current & past employers:	American K9 Interdiction
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/19/10 > I just found the boat I want at a good price and want to snag it before it's gone. My job is stable. I am a explosive detection K9 Handler at a federal building. I am invloved in my commuity as a member of the Massons, the Shriners, and the Multi Lakes Conservation Club. Thanks

A credit bureau reported the following information about this borrower member on March 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	50
Revolving Credit Balance:	$5,595.00	Public Records On File:	0
Revolving Line Utilization:	36.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What were each of the recent credit inquiries for, and did any of them result in new credit cards or loans?	Hi, Thank you for your interest. The most resent one is for a bank loan for the boat. I have not heard back from them yet. Two of them are from my auto loan from Nissan I am not sure why there are two. My last and current auto loans are from Nissan Motors. One is for a TV I received a discount & same as Cash. The other was for a bed which also got me a discount & same as cash.
Please list each of your current debts (types/balances/minimum payments). Thank you in advance.	House: $121,000 : $1044/month Car : $ 31,000 : $ 561/month CC : $ 3,125 : $ 80/month TV : $ 1,450 : $ 45/month Bed : $ 600 : $ 0 / month

Member Payment Dependent Notes Series 496241

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496241	$15,000	$15,000	10.25%	1.00%	March 29, 2010	April 1, 2013	April 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496241. Member loan 496241 was requested on March 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,117 / month
Current employer:	Suntrust Bank	Debt-to-income ratio:	19.99%
Length of employment:	10+ years	Location:	StoneMountain, GA

Home town:
Current & past employers:	Suntrust Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/19/10 > I have answered several questions pertaining to the loan requested which is to consolidate my high interest rate credit cards and continue to keep my credit score in excellent status. With the rate i am being offered by lending club, it will make it possible for me to do so with just one loan to pay. thank you

A credit bureau reported the following information about this borrower member on March 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,526.00	Public Records On File:	0
Revolving Line Utilization:	49.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have to ask. Every day we see loan requests from folks that work for banks and the Loan Description is not filled out. If someone came into your bank and didn't fill out the form completely, would you give them a loan? btw - What debt are you consolidating?	Hello AFern, I am not in the loan department but manages the Commercial/Trade Import/Export and you are correct description should never be omitted it makes the application incomplete. This loan is to pay off 5 credit cards with APR ranging from 14% to 26%, i would like just to have one payment each month with a reasonable interest rate.
Hello, what is your current position at Suntrust?	Manager Commercial/Trade area Import/Export.
What are your other itemized monthly costs (mortgage, car, utilities, insurance, and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q...	Mortgage $1600 paid by my husband, car $514 insurance $99 food around $400 utilites 300. no kids at home.

Member Payment Dependent Notes Series 496244

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496244	$13,000	$13,000	10.62%	1.00%	March 30, 2010	April 1, 2013	April 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496244. Member loan 496244 was requested on March 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,135 / month
Current employer:	Newmont	Debt-to-income ratio:	19.83%
Length of employment:	4 years	Location:	Spring Creek, NV

Home town:
Current & past employers:	Newmont
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/10 > We are now making enough to pay off all of our debt in the next couple years but our interest rates are outragous. We plan to get rid of the cards when they are paid off but don't want our credit frozen with a debt consolidation service.

A credit bureau reported the following information about this borrower member on March 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,658.00	Public Records On File:	0
Revolving Line Utilization:	47.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Newmont and what do you do there?	Newmont is a Gold mine in northern Nevada; it is one of the largest in the country. My job title is Non-destructive tester, which is basically inspecting equipment before it???s routine maintenance.
Hello, do you work for Newmont, the mining company? What is your present position at Newmont?	Newmont is a Gold mine in northern Nevada; it is one of the largest in the country. My job title is Non-destructive tester, which is basically inspecting equipment before it???s routine maintenance.

Member Payment Dependent Notes Series 496277

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496277	$7,750	$7,750	7.51%	1.00%	March 24, 2010	April 1, 2013	April 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496277. Member loan 496277 was requested on March 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	eLease Funding, Inc.	Debt-to-income ratio:	13.63%
Length of employment:	10+ years	Location:	St Petersburg, FL

Home town:
Current & past employers:	eLease Funding, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/10 > We have been in business for 15 years and we are requiring legal work for new a new license which requirements 15K in legal fees. We are an excellent borrower and was very curious about how this system works. We currently have over 3000 customers and think this might be a solution for our customers. Borrower added on 03/19/10 > I do not carry any credit card debt. 144K is equity line on home bought in FL FSBO for under 250K under market in 2003. Home is worth $589K per Zillow and mortgages are 509K. I guess it reports under revolving instead of installment. This is really an interesting service and process. Borrower added on 03/22/10 > As an aside my wife makes over 150K in her corporate job as well. There was not a way to apply jointly. So total household is 223K with only mortgage payments. In addition the legal fees will allow us to be compliant with Friends and family lending on a state by state basis.

A credit bureau reported the following information about this borrower member on March 18, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$147,451.00	Public Records On File:	0
Revolving Line Utilization:	4.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Specifically what license are you referring to?	The legal work is to be compliant with individual states Blue Sky Laws which would allow us to offer a new service to entrepreneurs who can get funding in this market.
589 on zillow -- how much on cyberhomes?	$602,896.00 on that site.

Member Payment Dependent Notes Series 496316

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496316	$6,000	$6,000	10.99%	1.00%	March 25, 2010	April 1, 2013	April 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496316. Member loan 496316 was requested on March 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,000 / month
Current employer:		Debt-to-income ratio:	7.30%
Length of employment:	1 year	Location:	Ada, OK

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/10 > Just as a side note, I have never been late on any payments and have always paid well in advance of the due date.

A credit bureau reported the following information about this borrower member on March 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	48
Revolving Credit Balance:	$6,739.00	Public Records On File:	0
Revolving Line Utilization:	41.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I am a Realtor and have a lawn service.
Who is your current employer and what do you do? What did you do before that employment? Please list your debts and monthly minimum payments (all debts and not just those to which this loan will be applied). Thank you	I am a Realtor and have a lawn service. I have had a lawn service for a few years now so that is what I have done for the most part before that. I have worked part time for a petroleum distribution company for almost 10 years until last year when they let me go because of business slowing down. I am a business administration major. I have three credit cards which are about 100 a month total in minimum payments (do not make just the minimum) which this loan will take care of, own a house but that is occupied by my father so there is no payment out of pocket there and right now that is it.

Member Payment Dependent Notes Series 496357

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496357	$10,750	$10,750	10.25%	1.00%	March 25, 2010	April 1, 2013	April 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496357. Member loan 496357 was requested on March 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,080 / month
Current employer:	Rivetal	Debt-to-income ratio:	20.24%
Length of employment:	3 years	Location:	Orem, UT

Home town:
Current & past employers:	Rivetal
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/10 > I have a citicard AmEx credit card with $11,000 on it, so I'm paying around $133 a month toward interest. I have enough income to bring this debt down, and I've been making good progress, but I'd just like to avoid as much of that interest as possible, so here I am. Borrower added on 03/18/10 > I've had a few loans over my life (including a car loan), and never missed a payment, never made a late payment, I'm the only person with access to my accounts, so the money will be there. I'm very used to direct deposit and auto withdrawal since I use these systems to pay most of my monthly bills, and I've been using quickenOnline.com for over a year to track and control my spending. Borrower added on 03/18/10 > My monthly budget of $1095, including "rent", which is $250 a month (in a family members basement), includes all of life's expenses, money put aside for car trouble, gifts, groceries, gas, entertainment, dinning out, etc. Leaving nearly half my income to put toward this loan, and plenty of buffer and wiggle room to make sure the payment is always there.

A credit bureau reported the following information about this borrower member on March 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,465.00	Public Records On File:	0
Revolving Line Utilization:	49.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Rivetal and what do you do there?	http://www.rivetal.com It's a 20 man small business, basically we do anything digital, dvd, web, video (production and post), even the occasional print job. We have 4 designers, 4 programmers (action script, php, html, and an iphone developer), 4 video guys (with a small studio/green room), 2 project managers, 3 active bosses (active in that they too do production work), 2 on the DVD team (that's where I am), and an 1 accountant. I'm more or less entry level, I've always been a computer geek, so knowing my way around Macs and PCs is one of my stronger points. Specifically though, most of my time is spent on Subtitles and/or Closed Captioning for DVDs. There are quite a few local filmmakers, so we design up the menus (the designers), capture the video (video guys), toss it on DVD for replication (the other DVD person on the team). The indie film makers often can't afford the larger companies to do the subtitling, so we take care of it, I know Regular Expressions pretty well, which is something like a search pattern computer language, so I use complex search patterns to process the script (or transcribe it myself) into Subtitle form, and then I time code those lines to the movie. Also my search pattern skills come in handy for web and dvd-rom work, to process lists into XML, say for a web site's photo album, take a list of images, and process it into a tagged list, with descriptions and titles, as they will appear on the site, but in a format the computer understands. In short, I edit text, push letters and numbers around into very specific order. When I'm not busy with that I spend my time on quality control, clicking through websites, giving feedback on usability, finding bugs, helping the programmers track those bugs down. I love my job, and my co-workers, we're like family, it's the greatest!
Thank you for providing the background about your request. One question though. What is the interest rate on the card you are wanting to pay off? Art	Oh yeah, sorry I forgot that the first time around, I have two separate bits of balance on there, one from a balance transfer, and the rest normal purchases, numbers on the balance rounded for privacy reasons. Standard: 7,500.00 Periodic Rate: 0.05477%(D) Nominal APR: 19.990% Offer: 4000.00 Periodic Rate: 0.01093%(D) Nominal APR: 3.990% I've called on numerous occasions asking if it could be lowered at all, and they always say try again next month, so I do, but that sent me looking for other options as well. Also, the reason I'm willing to take a loan at higher interest than part of my credit card debt, is because I can't pay directly at that higher rate debt (until the smaller part is paid as well). They seem to be splitting about 1/4 of my payments toward the higher rate, best I can tell.

Member Payment Dependent Notes Series 496400

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496400	$3,000	$3,000	11.36%	1.00%	March 29, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496400. Member loan 496400 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,000 / month
Current employer:	kmart	Debt-to-income ratio:	18.04%
Length of employment:	10+ years	Location:	JACKSON, WY

Home town:
Current & past employers:	kmart
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/19/10 > smart money loan Borrower added on 03/20/10 > Car repair needed and small medical bill for spouse, I have and will always pay all my obligations and appreciate the assistance I have a solid job and income for 22 years as a retail store manager

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	61	Months Since Last Delinquency:	49
Revolving Credit Balance:	$24,434.00	Public Records On File:	0
Revolving Line Utilization:	56.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at kmart? What is this loan for?	I am the genaral store manager been a manager in 8 different stores in the west and am currently managing the top store in region, i have a car repair cost upcoming and a spouses small medical bill
For those of us that aren't that smart, or mind readers, could you please describe what you plan to use the loan for?	I have a car repair needed upcoming and a small medical bill I can easily afford the 100 month or 200 or more
Since you can easily afford the 100 month or more, why not just use money in savings for these expenses?	do not like to disturb savings easier to pay 100 month

Member Payment Dependent Notes Series 496413

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496413	$14,400	$14,400	13.85%	1.00%	March 29, 2010	April 1, 2013	April 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496413. Member loan 496413 was requested on March 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:		Debt-to-income ratio:	17.56%
Length of employment:	1 year	Location:	Haymarket, VA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/10 > We will be able to make the payments-- we are never late, we just want to pay off smaller debts and pay one lump sum while saving $ overtime in interest!

A credit bureau reported the following information about this borrower member on March 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	74
Revolving Credit Balance:	$28,266.00	Public Records On File:	0
Revolving Line Utilization:	74.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	BAE Systems
what do you do at "BAE systems"?	I work as an IT Analyst
When you say "we" does that mean you have a spouse or partner? If so, do they work and have any additional household income? Also, what are the total payments you make per month on your debt now and how will this loan help? Please be specific.	Yes, I am married and have three children. The total payments I am currently making total more than the loan quote of $491. We will have no problem making the payment. My wife is a stay-at-home mom to our children who are 3, 2, and 7 months. Most of our debt occurred after moving back to the states from Japan where we were stationed in the military. The military covered the cost of moving our things back to the states, but we had many start up costs, including purchasing cars, buying a house, furniture, etc. This loan would help consolidate many of our smaller debts and allow us to save in interest and have the piece of mind of only one payment. It would take off a lot of pressure in our effort to become debt free so we can begin saving for college. Thank you for your interest.
For whom will you be saving for college--you or the children? Thanks, and thanks for your service in the military.	By getting our debt paid off faster, we will be able to start college savings accounts for our children. Thanks for you interest.
Since you have been with BAE for such a short time, please provide a bit of your previous employment history? Thank you in advance.	Prior to working at BAE, I was in the Army. Thanks for your interest.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* and which ones *won't* be paid off with this loan. Thank you in advance.	Credit Card(furniture purchased after moving back from Okinawa, Japan-- military station) $6694.96 at 24.99% Credit Card $1548 at 27% Credit Card $3277 at 23.99% The remaining balance will be put toward medical bills for our 2 year old daughter. She had a congenital cataract. She had eye surgery when she was 8 weeks old to remove her natural lens. She now wears a specific type of contact(cost of each is $225, replacing it every 4 months). She needs to have regular eye exams under sedation and the bills can add up quickly, even with good health insurance. So, this $ will allow us to get back on top and stay that way as we will be able to eliminate debt faster and while paying MUCH less in interest. Thanks for you interest and please let me know if you have other questions.
Do you have a budget? Does it guide your financial decisions? Besides this loan, what do you do to reduce spending and prevent adding any more principle to the credit cards?	Yes, we have a budget and have recently been cutting many "luxuries." We have scaled back and only have basic TV, cell and internet package, which we combined with one provider to get a bundle discount. We don't have any "added" packages to anything. We have dropped gym memberships. We have honestly scaled back as much as possible. We don't eat out, maybe once a month and since we have kids it is never fancy! My wife has started using coupons and we pay close attention to meal planning to reduce our grocery store costs. We are very dedicated to getting out of debt and are willing to sacrifice for awhile to do so. Thanks for your interest and please let me know if you have any other questions.
Can you tell us about your other $ monthly costs (mortgage, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	Hi. Our mortgage is $2100. We have car payments at $460. Preschool $200. The rest is groceries, diapers, general living expenses(personal toiletries, cleaning supplies, etc). We have car insurance, $75 per month and the health insurance is taken out of my pay check. My wife is a stay-at-home mom so we don't have childcare expenses, but it also means we don't have an extra income. Our phone/cell/internet/TV are all bundled at $129.99/month for the basic levels of each. We do not have gym memberships or other type of club memberships. We have scaled back in those ways in order to eliminate debt. Thanks for your interest and please let me know if you have other questions.
How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	No one can predict the future, but I am extremely confident that my job is secure for as long as I want it. I am actually getting ready to move to a more senior position within my team. Thanks for you interest.
If you were to lose your job what would you do to pay the loan? Thank you	As I mentioned before, I feel my job is highly secure and I realize that is a rare statement these days. However, should I lose my job I would easily be able to move in to a similar paying job easily due to the training I have. Thanks for your interest.

Member Payment Dependent Notes Series 496430

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496430	$5,000	$5,000	7.51%	1.00%	March 25, 2010	April 1, 2013	April 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496430. Member loan 496430 was requested on March 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Absolute Best Care	Debt-to-income ratio:	24.17%
Length of employment:	3 years	Location:	BRONX, NY

Home town:
Current & past employers:	Absolute Best Care
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/10 > I plan to use this loan to pay off credit cards I used to pay some of my father's medical bills. He had an accident during his construction job and his health insurance would not cover all medical expenses. Since the incident my father has been unemployed and has incurred more debit than he can handle. This loan will help me save money and time as the interest rates of the credit cards are at an all time high. I always spend less than what I make and pay all my responsibilities on time to avoid any severe economic hardship. I am humbled to state that I???ve been with my company for 3 years now and due to my diligent performance I have received high admiration and a level of seniority. Thank you in advance for consideration.

A credit bureau reported the following information about this borrower member on March 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,542.00	Public Records On File:	0
Revolving Line Utilization:	18.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Absolute Best Care and what do you do there?	Absolute Best Care is a full service Placement agency for Nannies, Housekeepers and Baby Nurses. We make every effort to match families with qualified caregivers with families according to shared interest, leading to mutual satisfaction and positive long lasting placements. I currently hold the position of Senior Account Executive in Recruiting. I am responsible for performing phone screening of the candidates to determine their eligibility for registering with the agency, conducting in office interviews of the candidates, and verifying their previous work history by directly contacting the previous candidates??? previous employers. I also serve as the Babysitting Coordinator, where I work directly with the company???s babysitting clients ensuring that their babysitting requests are met and that they were satisfied with the level of services provided. In addition to those major duties I also assist with routine office duties such as answering the phones, updating candidate profiles, faxing etc.
He was injured at his job?	My father has been an experienced bricklayer for over 20 years. Unfortunately, one day while finishing the outer wall of a skyline building in Manhattan, he fell on his back from a six foot high scaffold. Since his injury, he has been recovering slowly in hopes to regain strength to return to work.

Member Payment Dependent Notes Series 496442

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496442	$5,750	$5,750	11.36%	1.00%	March 30, 2010	April 3, 2013	April 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496442. Member loan 496442 was requested on March 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	GULF CALIFORNIA BROADCAST COMPANY	Debt-to-income ratio:	19.02%
Length of employment:	4 years	Location:	PALM SPRINGS, CA

Home town:
Current & past employers:	GULF CALIFORNIA BROADCAST COMPANY
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/10 > When my best friend (and roommate) was diagnosed with Stage 4 lymphoma cancer two years ago, we aimed to fight back at the disease. But, the diagnosis took the both of us by surprise. "John" had to shut down his small Website-consulting business unexpectedly. He was not going to be able to pay his share of the rent or utilities. His immediate family is located on the East Coast. So, I became his primary caregiver. And to add more strain to our situation, the nearest hospital his insurance would cover was nearly 1.5 hours away! I commuted 5-6 days a week to his hospital to be by his side and/or to drive him to appointments. You can only imagine how much money I poured into the gas tank at a time when it cost more than $4 a gallon in California! I began using credit cards to help cover the gas, the utilities (and sometimes, the rent). John is now "cancer free," but my debt through that ordeal still taunts me. I plan to use my loan to pay off my credit cards, especially those whose APR is at 29%. I never let John know about the financial situation because I never wanted John to feel as if he was a burden. What kind of best friend asks a cancer survivor to repay him? Not me. The $5,000 I spent to take care of him was worth every penny because he lived, but it's time for me to put that challenging time behind! Thanks for your consideration.

A credit bureau reported the following information about this borrower member on March 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	38
Revolving Credit Balance:	$5,982.00	Public Records On File:	1
Revolving Line Utilization:	74.80%	Months Since Last Record:	85
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 496447

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496447	$6,000	$6,000	7.14%	1.00%	March 25, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496447. Member loan 496447 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$19,000 / month
Current employer:	Alpine Geophysics	Debt-to-income ratio:	7.49%
Length of employment:	10+ years	Location:	EUGENE, OR

Home town:
Current & past employers:	Alpine Geophysics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/19/10 > This is for the purchase of a 1996 Toyota Land Cruiser for use by our daughter.

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,724.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Alpine Geophysics and what do you do there?	Alpine Geophysics, LLC is a environmental technical services consulting firm that has been in business since 1987. I bought into the partnership in 1993 and am currently a senior engineer and managing partner. My areas of expertise are regional air quality modeling, emissions modeling, and environmental systems data base design, development and deployment. We conduct air quality modeling studies for industry (e.g., ExxonMobil) and the US Environmental Protection Agency.
Hi. Would you please say more about: 1. What Alpine Geophysics is and what you do there. 2. The $35,000 listed under "Revolving Credit Balance." Thanks very much. Best of luck with your loan.	Alpine Geophysics, LLC is a environmental technical services consulting firm that has been in business since 1987. I bought into the partnership in 1993 and am currently a senior engineer and managing partner. My areas of expertise are regional air quality modeling, emissions modeling, and environmental systems data base design, development and deployment. We conduct air quality modeling studies for industry (e.g., ExxonMobil) and the US Environmental Protection Agency. The $35 K is a line of credit that I used before the turn of the year to purchase four new linux-based machines to expand our computational throughput.
Your position at Alpine Geophysics?	I am a senior engineer and managing partner.
What is your occupation?	Alpine Geophysics, LLC is a environmental technical services consulting firm that has been in business since 1987. I bought into the partnership in 1993 and am currently a senior engineer and managing partner. My areas of expertise are regional air quality modeling, emissions modeling, and environmental systems data base design, development and deployment. We conduct air quality modeling studies for industry (e.g., ExxonMobil) and the US Environmental Protection Agency.

Member Payment Dependent Notes Series 496476

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496476	$3,500	$3,500	7.88%	1.00%	March 24, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496476. Member loan 496476 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,250 / month
Current employer:	Union Bank	Debt-to-income ratio:	20.89%
Length of employment:	3 years	Location:	Los Angeles , CA

Home town:
Current & past employers:	Union Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/19/10 > I will use the funds to consolidate 2 credit cards -- $2000 @19.79% +$1500 @ 17.99%. I have never missed a payment, working for a well know institution in a very stable position. My monthly expenses allow me to save. By funding this loan you will provide me an opportunity to lower my payments and an opportunity for you to earn a great return on a sound loan. Thanks for your consideration. If you have any questions, please feel free to contact me.

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,003.00	Public Records On File:	0
Revolving Line Utilization:	62.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Union Bank?	Private Bank Relationship Associate.

Member Payment Dependent Notes Series 496496

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496496	$7,200	$7,200	6.76%	1.00%	March 25, 2010	April 6, 2013	April 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496496. Member loan 496496 was requested on March 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	Travelers Insurance Company	Debt-to-income ratio:	5.74%
Length of employment:	10+ years	Location:	Chicopee, MA

Home town:
Current & past employers:	Travelers Insurance Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/23/10 > Consolidating and lowering interest rate on existing debt

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,444.00	Public Records On File:	0
Revolving Line Utilization:	34.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Travelers Insurance Company?	My title is Analyst, Management Information.
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and indicate which ones on the list *will* as well as which ones *will not* be paid off with this loan. Thank you in advance.	My debts are credit cards - I have $200 at 14% and $9,600 at 13.24%. I would be paying off the smaller and most of the larger amount. I opted for a smaller loan so I will not have a problem paying it off and will work on the remaining balance of the credit card on my own.
Hello. Your credit history indicates that you have a revolving credit balance of $12,444. How did you accumulate this much debt? Will you be able to make the monthly payments on this loan? What is the average interest rate on the existing debt? Your answers are appreciated. Wishing you the best.	I have paid down some of the $12k so I owe about $10k now. I opted to take a smaller loan so I can afford the payments vs the entire amount. The current interest rate is 14%.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	Sole earner - monthly bills are mortgage, utilities and credit cards. Payments will be automatically withdrawn from bank account.

Member Payment Dependent Notes Series 496556

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496556	$4,000	$4,000	13.85%	1.00%	March 24, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496556. Member loan 496556 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Monterey Marriott	Debt-to-income ratio:	10.07%
Length of employment:	10+ years	Location:	Monterey, CA

Home town:
Current & past employers:	Monterey Marriott
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/19/10 > Dear Lenders...With this loan I intend to use it to pay his private school tuition. I am a single mother who is a responsible borrower and will make payments as promised. I have been with my current job for 19 years, come this September 2010. Your help is greatly appreciated and I look forward to doing business with you!

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,143.00	Public Records On File:	0
Revolving Line Utilization:	47.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Monterey Marriott?	I am the Executive Assistant to the General Manager and Director of Human Resources.
Do you plan to carry this loan 36 months or are you going to pay off early, please advise. Thank you.	Yes, I plan to carry this loan to 36 mos,although would like to pay it off early, if possible.
Is this for one year of schooling? How will you pay for future years?	Yes, this is for one year of schooling. I plan to apply for financial aid for the future years.

Member Payment Dependent Notes Series 496558

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496558	$7,500	$7,500	10.99%	1.00%	March 26, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496558. Member loan 496558 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	LOCKHEED MARTIN CORP	Debt-to-income ratio:	7.51%
Length of employment:	8 years	Location:	El Paso, TX

Home town:
Current & past employers:	LOCKHEED MARTIN CORP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/20/10 > I need to quickly do a home improvement so I can get a good appraisal and sell my home as fast as possible in order to take advantage of a grate opportunity that I have found.

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1981	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,245.00	Public Records On File:	0
Revolving Line Utilization:	18.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at LOCKHEED MARTIN CORP? Loan Description please?	I am a Design Engineer.
What is your occupation? Will your position be affected at all by F-22/F-35 funding issues?	I am a design Engineer. No, because of my Seniority in the company.
Please provide details of the 7 credit inquires in the last 6 months.	I was trying to get a Home Equity loan to make improvements to my house. The rates where good but the closing costs were very expensive.

Member Payment Dependent Notes Series 496566

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496566	$3,500	$3,500	10.25%	1.00%	March 24, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496566. Member loan 496566 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	Velour NY	Debt-to-income ratio:	9.05%
Length of employment:	1 year	Location:	REGO PARK, NY

Home town:
Current & past employers:	Velour NY
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/19/10 > I am moving to San Francisco earlier than expected to accept a job offer. This loan will help with initial moving costs. Thanks!

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,455.00	Public Records On File:	0
Revolving Line Utilization:	51.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Velour NY and what do you do there? Have you provided Lending Club with your future address and contact information? Thank you in advance.	Velour is a lounge in Manhattan where I have been bartending. I also bartend at a restaurant called Stanton Social and also work as an office assistant during the day.I am not able to provide a future address yet as I have not found residence but can provide the address of the company I will be joining. Thank you for your interest. I am more than happy to provide any further information that is needed.
what is the new job you have been hired for? and the salary? or are you paid commission? thanks	I will be customer service/sales at Headsets.com. It will be a salary position earning $34,000 annually. Please let me know if you need more information. Thank you for your inquiry!
How much will your rent be in San Francisco? It is a very expensive place to live.	Im still in the process of looking for roomates. I am only willing to spend $1000 on rent. I have been researching for a month and that seems to be reasonable. Thank you for your inquiry.

Member Payment Dependent Notes Series 496570

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496570	$8,000	$8,000	17.93%	1.00%	March 25, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496570. Member loan 496570 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,650 / month
Current employer:	Kaplan Inc	Debt-to-income ratio:	19.59%
Length of employment:	8 years	Location:	Irvington, NJ

Home town:
Current & past employers:	Kaplan Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,610.00	Public Records On File:	0
Revolving Line Utilization:	99.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Kaplan Inc and what do you do there? Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and then identify which ones on the list WILL be paid off with this loan, as well as which ones WON'T be paid off with this loan. Thank you in advance.	Kaplan Inc is a company that has to separate functions. The first fucnction is the divison of kaplan named KTPA that is the parent company which helps people pass test such as the SAT, GRE, LSAT, and MCAT. The second function is Kaplan university and KHEC and these two divisions are online colleges. as for my debt cosolidation I will like to payoss three credit card bills that my chase, credit one, and my smaller Visa card.
RE: $8,000 DC loan: (1)-What is employer Kaplan Inc? AND your position (Job/What you do) @/For employer? (2)-Your Transunion Credit Report reflects $16,610 revolving credit balance (99.50 50 pct utilization all credit lines available). Total $ payments made per month on $16.610 RCB are what? (Total actually paid per month and not minimum $ payments due per month.) Advance thanks for answers to BOTH questions. Member 505570 USMC-Retired-Investor 03.20.2010 @ 6:03 AM ET	Kaplan Inc is a company that has to separate functions. The first fucnction is the divison of kaplan named KTPA that is the parent company which helps people pass test such as the SAT, GRE, LSAT, and MCAT. The second function is Kaplan university and KHEC and these two divisions are online colleges. as for my debt cosolidation I will like to payoss three credit card bills that my chase, credit one, and my smaller Visa card.
Do you plan to carry this loan 36 months or are you going to pay off early, please advise. Thank you.	I actually plan on paying this loan off within the 16 - 24 months

Member Payment Dependent Notes Series 496582

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496582	$20,000	$20,000	17.56%	1.00%	March 26, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496582. Member loan 496582 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Doylestown Hospital	Debt-to-income ratio:	19.48%
Length of employment:	9 years	Location:	WARMINSTER, PA

Home town:
Current & past employers:	Doylestown Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/19/10 > plan to consolidate bills. working as a registered nurse in the critical care unit for 21 years. Job is very secure related to shortage of nurses. People will always need someone to take care of them.

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$111,638.00	Public Records On File:	0
Revolving Line Utilization:	89.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and then identify which ones on the list WILL be paid off with this loan, as well as which ones WON'T be paid off with this loan. Thank you in advance.	Interest rates on bofamerica were increased to 22. Kohls increased 22. Pay off and close the cards
Hi RN, Re: 20,000 DC loan- Your TransUnion Credit Report reflects $111,638 revolving debt balance (89.10 pct utilization all available credit lines) and 4 credit inquiries within past 6 months. Questtions are: (1)-Is any $111,638 RCB HELOC? (Home Equity Line of Credit) If yes, $ amount HELOC and APR pct arewhat? (2)-Total $ payments made per made on $111,638 RCB are what? (Total $ actually paid and not minimum $ payments due- there's a BIG difference.) (3)-Purposes 4 recent credit inquiries were what? AND Results were what? Advance thanks for answers to all THREE questions. Member 505570 USMC-Retired-Investor 03.20.2010 @ 05:45 AM ET	Heloc is considered mortgage. Monthly payments with spouse is 1400. Credit inquiries related to hel, car, w/d. Results were positive. But now i have 4 credit inquiries on my credit report.
Please itemize the debt you wish to consolidate (balance and APR). Also, your revolving credit balance is over $111k...please explain. Thanks.	Revolving credit is heloc. This is my mortgage. Payments are not paid at the minimum. Goal is to pay off in 5years. Debt consolidation- bank of america- 10000, kohls- 3000, visa- 7000. Credit inquiries- needed a car, refinance house, w/d. hope i could answer questions. As you can see on the report i have never missed a payment.
QUESTION: Did Lending Club Home Office Credit Review Team contact you and commence employment-income verification process? If not contacted by CRTeam you should contact them NEXT week. "CONTACT US" bottom LC Home Page lists Member Support Department email address and T F phone number. HO open M - F regular business hours PT. Verification one item independent verification other item. After process completed, on-screen application viewed by lenders reflects statuses updated. Completed process benefits borrower: (1)-Loan then attracts lenders "Fence Sitting" until REQUIRED process completed before finally committing their $$. (2)-After process completed, funding pace quickens. (3)-After loan 100 pct funded, net $$ can be deposited into your bank account next day. Be PROACTIVE with credit review. BEST THAT CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING END CREATES UNDUE DELAY. Hope information helpful to first-time borrower. Member 505570 USMC-Retired-Investor 03.20.2010 @ 10:50 AM ET.	Thanks for the info
Do you plan to carry this loan 36 months or are you going to pay off early, please advise. Thank you.	Whatever is feasible.
Please contact Lending Club to give them paperwork necessary for 'Approval'. You will get a lot more investors. Thanks!	Already done. Just waiting for them to process.
Your loan currently attracted 43 pct funding. If loan 100 pct fully-funds L C issues 3-year term note with NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff occurs is: < than 6 months? 6 to 12 months? 12 months to 24 months? 24 months to 36 months? FYI: Required borrower Credit Review process (employment and income) not completed. When on-screen application shows "Approved" is when many investors commit $ to help fund loan remaining $ balance. Loan attracted $8,750 funding from 73 small investors- an average $120 per small investor. Any $ average over $100 is EXCELLENT and indicates investors have utmost confidence is borrowers repayment capacity. L C per capita average per loan approximately $55. Advance thanks for answer. Member 505570 USMC-Retired-Investor 03.23.2010 @ 08:05 AM ET.	Lending club has the paperwork. I am waiting for them to process.
Your loan would fully fund and move faster (lenders would get off the fence and invest) if you would contact lending club and go thru the APPROVAL process (verify income, employer, etc. etc.). Thank you very much, and GOOD LUCK	Paperwork is in. Income is verified.
What actions have you taken, moving forward, to reduce and maintain your debt at a lower level, other than requesting this loan? Thank you in advance.	The cards will be cancelled. A strict budget is being followed.

Member Payment Dependent Notes Series 496653

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496653	$5,000	$5,000	10.62%	1.00%	March 24, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496653. Member loan 496653 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	COMPUCREDIT	Debt-to-income ratio:	14.87%
Length of employment:	5 years	Location:	SMYRNA, GA

Home town:
Current & past employers:	COMPUCREDIT
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/10 > I intend to use the loan to for my CPA & CFA (Chartered Financial Analyst) Level 2 exams I have always had an excellent credit rating-never missed my payment in my entire credit history to date My monthly expenses are pretty low mainly consisting of rent and utility bils I have held a stable job for over 5 years and was recently promoted to Business Analyst effective April 1st

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,138.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is COMPUCREDIT and what do you do there? Loan Description please?	CompuCredit Holdings Corporation Formerly known as Compucredit Corporation. The Group's principal activities are to market credit cards and fee-based products and services including memberships, card registration, insurance products and subscription services and debt waiver. I currently work as a Collection Manager

Member Payment Dependent Notes Series 496695

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496695	$10,000	$10,000	14.22%	1.00%	March 30, 2010	April 7, 2013	April 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496695. Member loan 496695 was requested on March 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Pacific Courier	Debt-to-income ratio:	17.22%
Length of employment:	7 years	Location:	HONOLULU, HI

Home town:
Current & past employers:	Pacific Courier
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,519.00	Public Records On File:	0
Revolving Line Utilization:	77.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Pacific Courier and what do you do there?	It's an Armored Company based in Honolulu, Hawaii.
Loan Description please?	Credit card consolidation.
What debt are you wanting to consolidate? Also, can you provide your monthly budget? A $10,000 loan is a lot on a $2,833/month salary.	credit card bills
Since this is a debt consolidation loan, please list each of your debts, (types/balances/APRs) and identify which ones on the list will and will not be paid off with this loan. Thank you in advance.	Citicards: $5667.06, APR 23.9% Orchard Brank: $2,995.96, APR 19.9% These are the two cards I'm going to use the money to consolidate.
And the ones that will not be paid off with this loan...?	First Hawaii Bank: $8000, APR 7.8%

Member Payment Dependent Notes Series 496707

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496707	$5,000	$5,000	14.96%	1.00%	March 29, 2010	April 6, 2013	April 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496707. Member loan 496707 was requested on March 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Lotus Cars USA	Debt-to-income ratio:	2.63%
Length of employment:	4 years	Location:	ALPHARETTA, GA

Home town:
Current & past employers:	Lotus Cars USA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/23/10 > I work for a great company and we have released a new product this year, and things are looking quite nice for 2010. I have about $650 in my monthly budget for a new truck, but I have decided on getting a newer motorcycle. I sold my old bike over the winter with plans on purchasing a newer one this year that will last me many years. I usually pay cash for stuff I want, but this is great opportunity for me to build my credit in hopes of being able to finance bigger things in the future(house, car, etc.) I only have revolving credit on my history and this loan will give me a chance to prove my credit worthiness for the future. This seems like a great program and I'm very greatful to have found a community that will give me the chance I need in order to ensure my future goals. Thank you!

A credit bureau reported the following information about this borrower member on March 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2007	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,550.00	Public Records On File:	0
Revolving Line Utilization:	67.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 496712

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496712	$4,500	$4,500	7.14%	1.00%	March 24, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496712. Member loan 496712 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	CDC	Debt-to-income ratio:	10.11%
Length of employment:	10+ years	Location:	Alpharetta, GA

Home town:
Current & past employers:	CDC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,186.00	Public Records On File:	0
Revolving Line Utilization:	3.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at CDC?	Hello. I do the role of Enterprise Architect for the Management Information Systems Office. Thanks.
Hello. It appears that you pay off your credit cards in full each month, is this correct? Besides your mortgage do you have any major debts such as education loans, rental properties or vacation homes? Your answers are appreciated. Wishing you the best on your cruise.	Yes, I use credit cards only if I can pay them in full in 30-days. My only long term debts are my education loans ($209 monthly) and my mortgage. Just paid the cars. I do use short-term loans like this one for paying vacations and not to deplete my savings. Thanks for your inquire and best wishes.
What is your occupation?	I play the role of Enterprise Architect (Information Technology) for the Management Information System Office in CDC, Atlanta. Thanks.

Member Payment Dependent Notes Series 496716

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496716	$7,000	$7,000	10.62%	1.00%	March 29, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496716. Member loan 496716 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,955 / month
Current employer:	Florida A&M University	Debt-to-income ratio:	10.79%
Length of employment:	5 years	Location:	Tallahassee, FL

Home town:
Current & past employers:	Florida A&M University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/19/10 > This loan is so that I can purchase a car from a car auction. Borrower added on 03/21/10 > I???m a graduate research assistant at Florida A&M University in need of more reliable transportation. My monthly expenses are very small so there will be no problem with me paying my loan back.

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$565.00	Public Records On File:	0
Revolving Line Utilization:	25.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Florida A&M University?	Research Assistant
WHAT KIND OF CAR	Jetta

Member Payment Dependent Notes Series 496729

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496729	$10,000	$10,000	7.51%	1.00%	March 24, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496729. Member loan 496729 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	All Solar Gate, Inc.	Debt-to-income ratio:	1.25%
Length of employment:	7 years	Location:	Fort Worth, TX

Home town:
Current & past employers:	All Solar Gate, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/19/10 > Hi, my name is Seth and I am looking for a loan to help with wedding expenses. I will be marrying my girlfriend of seven years, Rachel, later this year. I am very proud of my credit and take it very seriously. I carry little dept and and have a reliable payment history on any loan or line of credit that I have ever taken. I also have a very stable job with a successful family business in Watauga (Fort Worth), Texas. You can rely on me to repay this loan without a problem. Rachel and I are looking to have a nice small wedding and $10,000 dollars would be plenty and help with a honeymoon! Thank you for helping! Borrower added on 03/20/10 > A couple of lenders asked about my monthly expenses and other details but when I submitted the answers they didn't go through for some reason. Here is what answered.... My monthly expenses are as follows: Mortgage- $1200 Electric- average$150 Water and Sewer- average $50 Satellite- $65 Internet- $55 Storage Unit- $69 My truck is paid for and much of my expenses are covered by my job such as Insurance(health and Auto), gas and cell phone. My only other debt is $621 at 0% interest that I carry on a retail credit card. That can also be included in my monthly expenses as I pay $150 per month. My main credit card that I use to pay bills with has the balance paid completely every two weeks. I do not have a savings account but I do have a roth IRA with a $18,000 balance. I'm not the sole wage earner as my Fiance, Rachel, and I have lived together for 5 years. She takes care of groceries and other house related expenses such as HOA fees and minor repairs and service. She makes $41,000 per year and I make $45,000 per year. I am the head Repair Technician and Crew Manager at All Solar Gate. I have worked there for seven years and before that I worked for three years at a movie theater while I was finishing high school and begining college. Thank you!

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$685.00	Public Records On File:	0
Revolving Line Utilization:	1.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is All Solar Gate, Inc. and what do you do there?	We repair and install residential and light commercial gate operators. We also install wrought iron and wood fencing. We have a store front for retail sales and we also are a wholesale distributor for other repair and installation companies.
Hello. It appears that you pay off your credit cards in full each month, do I have that correct? Besides your mortgage, what are your major debts? Your answers to these questions are appreciated. Wishing you the best on your marriage to Rachel.	I have one retail credit card that I pay $150 per month to because I am getting 0% interest. My balance is currently at $621 for that card. My main credit card I use to pay all of my bills and daily expenses. I go online and pay the balance for that card every two weeks. I have not carried a balance on my other credit card for years... I have it for emergencies only. I make it a personal policy to avoid making any purchases on my credit cards unless I have the cash in the bank to back them up. My only major debt other than my mortgage would be the $621 balance on my retail credit card. My truck is paid for and I carry no other major loans. Thank you!
Can you tell us about are your other $ monthly costs (mortgage, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym) as applicable? Thanks for your answer to this Q..	My mortgage is $1200 per month. My electric and water are my only utilities and they average $200 per month and can go as high $280 during a couple of months during the summer. My truck was paid off about eight months ago and because it is also my work truck, the insurance and gas is paid by my work. My health insurance is covered by my work also as is my cell phone bill which is my primary phone. My home internet cost $55 per month and my satellite bill is $65 per month. I also have a storage unit that cost $70 per month. My fiance Rachel takes car of our groceries and any other cost involved with our house such as HOA fees and minor repairs. Thank you for your interest!
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at All Solar Gate? Can you list your work history? These answers will definitely help lenders lend.	My monthly expenses are as follows: Mortgage- $1200 Electric- average$150 Water and Sewer- average $50 Satellite- $65 Internet- $55 Storage Unit- $69 My truck is paid for and much of my expenses are covered by my job such as Insurance(health and Auto), gas and cell phone. My only other debt is $621 at 0% interest that I carry on a retail credit card. That can also be included in my monthly expenses as I pay $150 per month. My main credit card that I use to pay bills with has the balance paid completely every two weeks. I do not have a savings account but I do have a roth IRA with a $18,000 balance. I'm not the sole wage earner as my Fiance, Rachel, and I have lived together for 5 years. She makes $41,000 per year and I make $45,000 per year. I am the head Repair Technician and Crew Manager at All Solar Gate. I have worked there for seven years and before that I worked for three years at a movie theater while I was finishing high school and begining college. Thank you! ..
Ok. I'm in. Congrats and enjoy your wedding!	Thank you, I really appreciate it.
Great information. I just have one other question, In the case of a job loss, what is your contingency plan to repay this loan? Thanks	If I lost my job I have enough money in the bank to cover my expenses for a few months, including this loan, until I find another job. I also have Rachel to help out. If push came to shove, I own three classic cars that I have restored over the years as a hobby. Together they are worth $30,000 to $35,000. They are like my children but I would sell one or all of them before I would let any debt I have default. I also have thousands of dollars invested in tools, equipment, and parts that I use to support my hobby.

Member Payment Dependent Notes Series 496757

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496757	$10,000	$10,000	15.70%	1.00%	March 26, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496757. Member loan 496757 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	City government of New Y ork	Debt-to-income ratio:	17.45%
Length of employment:	10+ years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	City government of New Y ork
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,484.00	Public Records On File:	0
Revolving Line Utilization:	78.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 496761

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496761	$10,000	$10,000	11.36%	1.00%	March 30, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496761. Member loan 496761 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,426 / month
Current employer:	City of milwaukee	Debt-to-income ratio:	19.44%
Length of employment:	10+ years	Location:	Milwaukee, WI

Home town:
Current & past employers:	City of milwaukee
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/10 > My income (78K) and my good credit will guarantee to make your investment successful. I am a professional engineer (PE), with master degree. I work for the municipality of a big city for more than 11 years in a much secured job. I am an essential element in my department and I will keep my job until I retire. I have an additional income of 6-10 K every year from teaching at two universities in Milwaukee. I have never defaulted on any account. I can pull the 10K that I need from a credit card but I will get hit by the interest rate and it would lower my score. The will be spent wisely and payment will be made on time

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	44	Months Since Last Delinquency:	12
Revolving Credit Balance:	$4,297.00	Public Records On File:	0
Revolving Line Utilization:	14.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with City of milwaukee? Loan Description please?	I am a civil engineer since 1999 ( 78K per yr plus all good benefits). I also teach at local universities and earn extra 6K- 10K a year but not every semester. Working for the government is very secured employment. The loan will be used for large purchases and pay off $3000 credit cards at higher interest rate ( . Never had a deliquency. .
Tell us a little about yourself.... what it the major purchase.. what do you do at the city. ? .What was your delinquency...?	I am a civil engineer since 1999 ( 78K per yr plus all good benefits). I also teach at local universities and earn extra 6K- 10K a year but not every semester. Working for the government is very secured employment. The loan will be used for large purchases and pay off $3000 credit cards at higher interest rate ( . Never had a deliquency.
According to your credit report as listed by LC, you apparently had a delinquency about 12 months ago...If, as you claim, you've never had a delinquency, you may want to obtain a copy of your credit report from the three major reporting agencies and then bring your information to the attention of Lending Club.	My FICO score is above 700. I do not understand the new transunion scoring system. UWM has one 30 days late payment for $37. I am disbuting it and working with UWM on it.
UMMM, looking at the report above it shows one delinquency...12 months ago...	My FICO score is above 700. I do not understand the new transunion scoring system. UWM has one 30 days late payment for $37. I am disbuting it and working with UWM on it.
What were each of the recent inquiries for? Did any of them result in new credit cards or loans?	No new loans. Just asked CITI bank to increase my limit.
As I understand the credit reporting process, if you have documented your dispute (submitted written documentation to the credit reporting agency after notifying the reporting company of an error) I have the understanding it must be temporarily removed from your credit report until the issue has been finally resolved. Now, since you were over 30 days late in making a payment, there is NOT an error in reporting, and although 1 delinquent payment is not a major hurdle, businesses are quick to "circle the wagons" in this age of instant communications...what is important is that your delinquency is recent and that you (or some institution) has been making frequent inquiries (5 of them) into your credit history. These can be interpreted as caution flags for lenders. You may been shopping several places for a loan lately looking for the best interest rates and each of those companies apparently may have accessed your records...just a heads up for you because other than that, your profile looks good. Best of luck in obtaining the funds you need.	Thanks.

Member Payment Dependent Notes Series 496767

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496767	$16,500	$16,500	7.88%	1.00%	March 30, 2010	April 3, 2013	April 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496767. Member loan 496767 was requested on March 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	Paychex Inc	Debt-to-income ratio:	2.86%
Length of employment:	10+ years	Location:	HAYWARD, CA

Home town:
Current & past employers:	Paychex Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/20/10 > Attempting to consolidate some credit cards. Excellent credit and verifiable income.

A credit bureau reported the following information about this borrower member on March 20, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,409.00	Public Records On File:	0
Revolving Line Utilization:	19.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Paychex Inc and what do you do there?	Paychex is a national provider of payroll and human resource services to small and medium sized businesses. I supervise the New Accounts department in the East Bay location. My department is responsible for converting new and existing businesses to our payroll service.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? These answers will definitely help lenders lend.	The debt was accrued through normal day to day expenses. I am not the sole wage earner in my household. I do have a domestic partner. Our combined income is $105,000. Yes, I can answer all of your other questions.
hi. good luck with your loan, I have a few questions: 1) would you indicate the number of cards you would consolidate with this loan, and what the current interest rate is on them? 2) would you also answer whether or not there will be any additional debt you'll be paying apart from this loan? 3) also, if you would, please, detail your other expenses as the monthly payment for this loan seems to be a substantial chunk of your gross monthly income. thanks, and again, good luck!	This loan will be consolidating a total of two cards. They are both at 8.99% to 11.99%. There is no additional debt that I have.
Please list monthly expenses and also identify which cards will be paid off with this loan ( please give card balances and interest rate).	Thank you for your inquiry. I believe that I have provided enough details of my personal information to this website. Have a nice day.

Member Payment Dependent Notes Series 496787

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496787	$10,000	$10,000	16.07%	1.00%	March 29, 2010	April 3, 2013	April 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496787. Member loan 496787 was requested on March 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Advanced Therapy Services	Debt-to-income ratio:	11.02%
Length of employment:	4 years	Location:	POPLAR BLUFF, MO

Home town:
Current & past employers:	Advanced Therapy Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/20/10 > I am a physical therapist who has a stable job with an income of 150,000 a year. I am utilizing the funds to pay off some bills. I do plan to pay off the loan within 6 months.

A credit bureau reported the following information about this borrower member on March 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	33
Revolving Credit Balance:	$10,363.00	Public Records On File:	0
Revolving Line Utilization:	96.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What were each of the recent inquiries for, and did any of them result in new credit cards or loans?	Type your answer here. I had recent inquiries to try to get the $10,000 loan. I have not heard back from any of them yet.
Re: $10,000 DC loan- I read borrower narrative specifically intend to payoff loan within 6 months. That can be interpreted to be anywhere between 2 months to 6 months. Majority of participating lenders funding borrower P2P L C loans are SMALL lenders (average investment is $100) looking for borrower longer term repayments. L C management collects 4.5 pct loan origination fee ($450 on your loan) if loan fully-fund ans issued. L C has NO loan prepayment penalty. In some a-c-t-u-a-l cases borrower repays loan in 2 months resulting in lenders earning mere pennies for funding the loan. Loan may fully-fund, but would be much more palatable and attract more lenders if intended repayment term were 1 year. Member 505570 USMC-Retired-Investor 03.20.2010 @ 06:12 AM ET	Type your answer here. if this is the only way I can get the loan then i can repay in a year.
After Lending Club Home Office verfies new borrowers bank account with small trial deposit (always < than $1) next step in funding loan is Credit Review Team completing borrower credit review process. Early next week CRT will contact you and start credit review process. After process completed on-screen borrower application viewed by all lenders will reflect status updated. Completed process benefits the borrower: (1)-Loan attracts lenders "Fence Sitting" until required process completed before committing their $$. (2)-After the process completed, funding pace quickens. (3)-After loan 100 pct funded, loan's net $$ can be deposited quickly into your bank account. Be proactive credit review. CREDIT REVIEW BEST COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTINGS AT END CREATES DELAYS. Hope information benefits 1ST-time L C borrower. CCRN $10,000 loan @ 16.07 pct APR should quickly be 100 pct fully funded. Retired sister was RN certified in ventilator patient specialized nursing. Lender Member 505570 USMC-Retired-Investor 03.21.2010 @ 1:05 PM..	Type your answer here. thanks for your insight

Member Payment Dependent Notes Series 496796

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496796	$16,000	$16,000	10.99%	1.00%	March 30, 2010	April 3, 2013	April 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496796. Member loan 496796 was requested on March 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,333 / month
Current employer:	Standard & Poors	Debt-to-income ratio:	12.28%
Length of employment:	6 years	Location:	Aurora, CO

Home town:
Current & past employers:	Standard & Poors
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/20/10 > I am trying to consolidate my high interest cards into a single loan. I figured at 11% interest rate its worth to use LendingClub services. I am an IT professional and have Masters degree. Borrower added on 03/20/10 > Hi, I am trying to consolidate my other credit card loans. Plus points are steady income, employed for more than 6 years at the same employer, Masters degree and committed. Thanks for the opportunity. Borrower added on 03/22/10 > My other installment expenses are car payment of $480. No mortgage. Rent and related expenses(Utlilities) are $1200. You can see on my credit report also that I don't have any other recurring expenses. Main mess I want to clean-up is high interest credit cards which is from medical expenses. Again this medical expenses will be reimbursed from insurance company once case is settled. Until then I have to make sure nothing goes to collection. Thank you. Borrower added on 03/24/10 > One sideline benefit I am seeing coming to LendingClub is lender's asking me questions which provokes thought process why it happened and how I ran into this condition? how to make sure it won't be repeated again? Thank you all. If it is a bank, it won't ask questions - just approved or not approved. But here it is like friends asking what went wrong? (Or that is the way I am interpreting). Have a good day.

A credit bureau reported the following information about this borrower member on March 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,100.00	Public Records On File:	0
Revolving Line Utilization:	45.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Revolving Credit Balance: $10,100.00, loan amount $16,000. Please explain.	I have a hand-loan fo 4k from family which I want to pay back.
You may find a site that I use helpful in managing your finances. You can even link your Lending Club account to it. It is totally free - yodlee.com It saves me an immense amount of time and stress!	Thank you. I am currently using Mint.com which is very useful and free. I will look into yodlee since it allows to connect to lendingclub. Thanks,

Member Payment Dependent Notes Series 496799

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496799	$9,950	$9,950	14.96%	1.00%	March 26, 2010	April 6, 2013	April 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496799. Member loan 496799 was requested on March 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	Pfizer	Debt-to-income ratio:	16.40%
Length of employment:	5 years	Location:	Schwenksville, PA

Home town:
Current & past employers:	Pfizer
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/10 > Take all this interest away from the evil credit card companies! I fell into the credit card trap in college 14 years ago, and as I grew in my career, I intended to pay them off. But one of my favorite cards that I used heavily and had developed a higher balance, back in October 2008, changed my billing cycle to one day before my Quicken payment was scheduled to be delivered, and upped my rate to 28% because the payment was 1 day late. They have been unreasonable in not budging on bringing the rate back down. Any extra money that was going to be used to pay down the College debt ended up going to all the extra interest on that one card. I have a solid salary, I own my own home, have a solid career with 10 years experience in my field, and can easily make the monthly payment on this loan. The interest rate seems high, but is nothing compared to the 23.99-28.99 spread on the credit cards this loan is paying off.

A credit bureau reported the following information about this borrower member on March 23, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	37	Months Since Last Delinquency:	21
Revolving Credit Balance:	$20,973.00	Public Records On File:	0
Revolving Line Utilization:	73.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Pfizer?	Senior Computer Systems Quality Assurance and Regulatory Compliance Specialist II. Nine years experience in the same discipline. Bachelors degree.
Loan Description please?	I have too many revolving credit accounts with holdover high interest rates from college 10 years ago. I intended to pay them off, and was making headway, but because one of the high balance cards upped my interest rate to 28% in October 2008, it has been impossible to get ahead. I am trying to find the section in my profile where I can enter a full Loan Description, and will put that in within the next few minutes. I am single, and own my own home, and because of this, credit card bills have always been paid, but not enough to pay them off.
Please list the SPECIFIC credit cards, the amounts remaining, the current APR's, and if you plan on closing any of them once you begin to get your debt under control. Thank you.	Thank you for your question. I plan on paying each of the following credit cards off and CLOSING the accounts once paid off: HomeDepot 23.99% $245 Capitol One 23.99% $264 HSBC CC 23.99% $613 Chase 28.99% $4,719 BestBuy 24.24% $1,183 Target 23.99% $809 Toyota Rewards 15.74% $1,407 I also plan on closing the following account, which currently holds no balance: Dell 20.00% $0 Remaining funds will be split between the two remaining accounts I intend to leave open, and have developed a 2 year plan to pay them down to a 33% credit utilization. Please note however, I intend to keep these accounts open and use frequently to maintain/improve my overall credit profile, as they are reasonable APRs. Discover Card 12.99% CITI 7.24% Should my credit profile subtantially improve to a 740+ range, I may transfer the remaining balance on these two cards to a Zero % APR card, and close these two accounts, or leave the one with the longest history open, use it frequently, and pay it off monthly (gas, groceries, etc.) I hope this provides a comprehensive view in response to your query.
Married? If so, debt & income spouse brings to table? Terms of your mortgage? Did any of your 3 credit inquiries of the last 6 months lead to any additional credit lines? If so, how much? Thank you.	I am single, and hold the mortgage to my "single family home" myself. My NET income per month is approximately $5,000, and my mortgage payment is $1,848.59 per month. Gross income per month is appr $8,333, with an annual bonus of approximately 8K gross, and an average federal income tax refund of $6,500. This year, those funds went into home improvements, to bring my house out from being underwater (bought on the housing bubble) to permit a future refinancing of my mortgage that more reflects my current and future credit profile. The terms are 30 yr FIXED, APR 7.5%, 35 months of regular and on time payments since the mortgage inception
What actions have you taken, moving forward, to reduce and maintain your debt at a lower level, other than requesting this loan? Thank you in advance.	My overall goal is more holistic in improving my credit profile and financial landscape. The simple answer is that these accounts will be closed and no new revolving accounts will be opened. I would like to be in a better position in approximately 1 year to refinance my house (presuming an upturn in the housing market), and am attempting to plan for a move to a new home in 3-5 years.
Do you plan on carrying this loan to term (3 years)? What is you plan to pay this off? Thanks!	The 36 month term is attractive.

Member Payment Dependent Notes Series 496807

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496807	$3,000	$3,000	6.39%	1.00%	March 30, 2010	April 3, 2013	April 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496807. Member loan 496807 was requested on March 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Kay Jan Inc	Debt-to-income ratio:	18.31%
Length of employment:	< 1 year	Location:	Flagler, CO

Home town:
Current & past employers:	Kay Jan Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/20/10 > I need the money quickly, by Monday

A credit bureau reported the following information about this borrower member on March 20, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$73,135.00	Public Records On File:	0
Revolving Line Utilization:	7.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you moving locally or long distance?	Type your answer here.Moving from Florida to Colorado, I have some money save,but I will need additional funds

Member Payment Dependent Notes Series 496808

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496808	$3,500	$3,500	10.62%	1.00%	March 29, 2010	April 3, 2013	April 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496808. Member loan 496808 was requested on March 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Tamko	Debt-to-income ratio:	20.01%
Length of employment:	10+ years	Location:	Lamar, MO

Home town:
Current & past employers:	Tamko
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/20/10 > Personal improvements for my family Borrower added on 03/22/10 > I want this money to take my family on a trip. My job is 99% stable.

A credit bureau reported the following information about this borrower member on March 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	25
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Tamko and what do you do there?	Its a company that makes shingles and i'm a tech. there.
what are the "person improvements"?	I want to make improvements on our boat and camper for my family.

Member Payment Dependent Notes Series 496814

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496814	$14,700	$14,700	7.88%	1.00%	March 26, 2010	April 3, 2013	April 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496814. Member loan 496814 was requested on March 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,583 / month
Current employer:	HP	Debt-to-income ratio:	19.91%
Length of employment:	5 years	Location:	Houston, TX

Home town:
Current & past employers:	HP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/10 > This loan will be used to pay some higher interest credit cards and consolidate them under one payment. I saw such a great rate at lendingclub compared to the credit cards that it seemed like a great option to consolidate a couple cards and pay them off quicker.

A credit bureau reported the following information about this borrower member on March 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,407.00	Public Records On File:	0
Revolving Line Utilization:	22.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at HP? Loan Description please?	I am a product manager at HP and have been a top ranked employee for over 5 years. I plan to use the load to consolidate some credit card debt that is at a higher rate.

Member Payment Dependent Notes Series 496829

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496829	$14,400	$14,400	10.62%	1.00%	March 29, 2010	April 3, 2013	April 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496829. Member loan 496829 was requested on March 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,305 / month
Current employer:	Southern Colorado Critical Care Nurses,	Debt-to-income ratio:	17.51%
Length of employment:	5 years	Location:	Independence, KY

Home town:
Current & past employers:	Southern Colorado Critical Care Nurses,
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/20/10 > I am a Critical Care Nurse who gave herself a hernia on the job bathing a 400+ pound patient by myself. I spent several months on Short-Term Disability and used my Credit Cards to make up the short fall. That increased my credit usage and all those lovely American Banks promptly lowered my credit limits. This instantly lowered my credit score because of excess usage. I have never been late on a payment to anyone .... ever. This loan will pay off 90% of my total high interest credit card debt. I am now back to work. I filled taxes on approximately $98,000.00 in 2009. I just want to get rid of these bank vultures with their exhorbitant interest rates and fees.

A credit bureau reported the following information about this borrower member on March 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,131.00	Public Records On File:	0
Revolving Line Utilization:	54.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this loan is to refinance debt, please list each of your debts (types/balances/APRs) and indicate which ones on the list will, and which ones *will not* be paid off with this loan. Thank you in advance.	Two of my highest interest credit cards, WAMU Visa (31.99%)& U.S. Airway MasterCard (25.99%)have already been paid to zero by me. This loan, after Lending Club Fees will provide $13,860.00. ALL of that money, with the exception of $123.00 will be spent paying to zero the following accounts: Bank of America $3,145.00 19.99% Discover $2,865.00 20.99% Care Credit $219.00 26.99% Dell Computers $703.00 29.99% Chase Disney Visa $2,257.00 19.24% Orchard MasterCard $448.00 19.99% Wells Fargo Visa $2,850.00 22.99% Elan (Cinco) Visa $1,250.00 17.24% ALL of my credit cards would then have a zero balance with one exception that will have a balance of $123.00. The unspoken agenda of this action is that this will increase my credit score by about 50 points. My FICO is already in the low 700s without paying these account off. But with a FICO score in the high 700s I can refinance my home mortgage (currently at 7%) to a much more favorable rate and save over $100,000.00 in mortgage interest over the life of the loan. Thank you very much for your interest and your question. Stephanie M., RN, CCRN
As you are probably aware, some credit card companies will be instituting fees for maintaining accounts and if you slowly close your accounts over time it will minimize the impact to your credit score. So my question is...Once you have paid off these many credit cards, are you going to begin the slow process of sending written requests to close most of these accounts so it can be reflected in your credit reports that it was done "at YOUR request" ?	Excellent question. I am aware that if a person closes their credit card accounts it reflects negatively on their credit score by increasing the percentage of usage. It is my intention to keep three cards. A VISA, a Mastercard, and my Discover Card. Some places do not accept all three so I will keep one of each. The rest of my cards will be closed slowly over time starting with the one with the smallest credit limit. Thank you for your interest and question. Stephanie M.
Hi Stephanie, I read Q-A exchange between Member 565664 (Screen ID: Critical Miss) and yourself. Your Gross Income per month reported to be $7,305; narrative mentions you filed 2009 1040 reporting $98K income. Lending Club issues 3-year term repayment schedule loans that have NO prepayment penalty. My question: What term length do you intend to maintain $14,400 loan before fully paid off- Less than 6 months? Between 6 months to 1-year? Between 1-year to 2-years? Between 2-years to 3-years maximum? Or another in-between term length? Borrower and L C management automatic winners when listed loan fully funds and promissory note is issued. After L C management deducts their loan origination fee, borrower's bank account receives net $$ proceeds. If borrower paid off loan in full in ultra-short term- 3 months, 6 months- small lenders who provided $$ to fund the loan only receive scant pennies in earned interest paid. Adage "Been there, done that; Burned once, twice wary" applies. I was "burned twice" before on two month term total $$ repaid small business loans; now I ASK before committing my $$. P2P lenders must consider funding loans to be business and not social service. Advance thanks for your answer. Member 505570 USMC-Retired-Investor 03.21.2010 @ 12:40 PM ET	I must say that the quality of the questions I have been receiving is much higher than I expected. This is my first experience with the Lending Club or any other similar group. I now intend to get on the other side of this organization and become a lender when or perhaps sooner than I repay this loan. Now to your question. I can't remember the last time I paid the "minimum due" on any credit card. I even routinely pay extra on my mortgage. As you correctly pointed out I have a very good income and my debt to income ratio is good as well. I would not even be behind this 8-ball if it weren't for the fact that I was off work for 5 months and had to use my credit cards for things usually just paid from my checking account. I now also, thanks to your question, understand more about how the Lending Club deals with its "lending members." An ultra short-term investment isn't even worth your time. Therefore I will commit to you now and to any other investor, that I will not pay this account off sooner than two (2) years. I will be able to pay it off sooner - but I simply won't. I see no where on the website that a person cannot be both a Lender and a Borrower at the same time. I will be on the Lender side much sooner than the two years I committed to above. Thanks for the question, and more importantly, thanks for the education. Stephanie M, RN, CCRN
FYI, yes, you can be a Borrower and and Investor at the same time here. I don't recall where it explains about that on this site, but you can call Lending Club and they will assist you.	Thank you for the information. Stephanie M.
Me again. Received email. Items of interest to you may include:: Members imultaneously can be both borrowers and lenders. Lenders can have up to FOUR different active lender accounts simultaneiusly; but each account requires different identifying email address. Borrowers have several options, including simultaneous loans. Lending Club Help, Borrower Information, How It Works, "Can I Apply for Multiple Loans?" Quote..."You may be able to apply for a second loan after 6 months of current payments in an existing Lending Club loan. You can only have a maximum of 2 loans in active repayment status on Lending Club...End Quite Lending Club Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 Quote..."You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time"...End quote. Summary: After initial loan fully-funded, issued and member borrower payments are current for 6 months, subject to Lending Clubs' member borrower credit review requirements, the member borrower can list another personal loan for lender consideration and possible funding. Different Subjet: Borrower Screen ID. Vanity Screen ID's "NurseSteph" and other borrowers Screen ID's "Timing_is_Everything", "Dreaminofthebeach", "Snuggles87", "Good_To_Go", "BillsBeGone69", et al while perhaps being borrower significant (easy to remember) make it difficult for lenders LATER to locate specific loans to invest their $$ in. Experienced lenders who fund P2P loans listed L C website wait and follow loans progress for two reasons: (1)- Evaluate loans lender interest by current $$ funding progress and (2) Actually invest their $$ AFTER Home Office Credit Review Team completes required borrower credit review. That means lenders must locate loan later during funding process by typing borrowers vanity Screen ID into Drop Down Loan Fiulter "Keyword" slot. "NurseSteph" and various versions produces NO results. Only option remaining is for lenders to conduct full scale search all 200 plus loans listed today by filter searching loan $$ amount, by loan pct APR, by loan category or by loan location state. Most lenders won't go indulge in extra required "hoop jumping" just to locate specific loan for $$ investment. Instead they will pursue other similar loans that are not that difficult to find and thus easier to locate. L C borrower registration automatically generates default Screen ID for borrowers use - Member_XXXXXX. Typing Member_XXXXXX into Loan Search filter "Keyword" ALWAYS produces desired result displaying requested loan application on lenders computer screen. Recommend Screen ID revert to Member_XXXXXX that L C initially generated for borrower use. Otherwise your loan probably will seriously lag behind other loans listed same day in receiving many interested lenders future $$ funding. Hope this helps new L C borrower. Member 50570 USMC-Investor 03.21.2010 @ 5:26 PM ET.	Good advice .... thank you .... will try to revert.
Your credit report states that you have about $33,000 in credit debt, but you say its about $14,000. Please explain this discrepency. Thank you,	I double-checked my FICO before responding to your question and then I double-checked what I had responded to other questioners. I stated to another questioner that this loan would pay off about 90% of my credit card debt. My actual credit card balances total a little over $16,000. 90% of $16,000 = $14,400.00. The credit bureau, Transunion, is counting a $15,000 home equity line as a "Revolving Debt" I consider that equity line as a mortgage debt. My equity line is at an interest rate of 4.25%. That will be the last debt I pay and I won't be paying it from borrowed money. The remaining difference (couple of thousand dollars) between my numbers and theirs is caused by the fact that their numbers always "lag" a little. Ex: If I paid $500.00 on an account yesterday, I consider it paid but the credit report won't consider it paid until whenever that account cycles from month to month and the creditor updates his records. I overpay ALL of my credit card accounts every month. So my credit report will always be off by a couple of thousand dollars. I believe I have answered your question. Thank you for your interest. Stephanie M. RN, CCRN
It's possible that I'm missing something and, if so, please enlighten me (I'm pretty new around here), but I am confused by your first reply to "Member 505570 USMC-Retired-Investor." Why would you put money into a Lending Club lender's account while still paying down this loan? If this were an A1 7% loan then that *might* make sense, but you will be paying ~11% on your balance (I haven't taken the time to figure out exactly what rate you'd be paying, since Lending Club only directly displays the yield paid to lenders.). Lending club quotes the average return for lenders at 9.65%, so on average you'd be losing money. It's also hard for me to understand why you wouldn't pay down this balance as fast as possible. Just to be "nice" to some anonymous lenders?	Sorry ..... nurses are just generally nice people. :-) (Little joke there.) The marine questioner pointed out that ultra short-term loans while good for the borrower are bad for the lenders. They only receive "scant pennies" (I believe that is the term he used.) I am new here too. But it occurred to me that a couple of hundred people I do not know were all going to take a risk on me. Seems to me that at the very least those couple of hundred people deserve more than "scant pennies" for taking that risk. I have agreed to maintain this account for a minimum of 2 years. I'm sort of splitting the difference with the retired Marine. Sorry there is no such thing as a retired Marine, there are only inactive marines. (My father was one - Semper Fi) It is not the best course of action for me to drag this out. I'll be paying more than 1% more than I will be earning. I consider that 1% as a tuition expense. You always have to pay tuition to go to school to learn something new. Its worth 1% to me to receive a quick education about how the Lending Club works. The retired Marine provided some of that education as have a few other members. You correctly pointed out that I will be paying more than I am receiving. I truly consider that a Tuition Fee. This loan, if fully funded will be paid off in 24 months but not one day sooner. That is just my committment. Now we'll all see how good my word is. Thank you for the question. I am continually impressed by the quality of the questions I am asked. Your question was an excellent one as well. Stephanie M. RN, CCRN
Stephanie, Thank you for your in depth explanations...they are very much appreciated. I know earlier in this blog you mentioned that you were going to close several of your credit cards. Be very careful, because this can have a VERY negative effect on your credit. I would say keep the accounts that you have had the longest OPEN. History is very important. In fact I would not even close the accounts I would just cut up the cards, and not use them. I would find out more info on the institutions that will charge you to maintain your accounts. Kindest Regards	Thank you for your kind comments. I intend to tread very carefully with my credit cards. I have worked very hard to maintain a good credit report and I don't want to do anything that puts my good report in danger.
No question for you. I was just reading your responses to all these questions. I know it can be tough to justify yourself to strangers you don't know who give you very detailed and personal questions. I think you've been very direct and respectful in your responses. Good luck to you!	Thank you for telling me. I didn't know what to expect, this is my first experience with the Lending Club or any similar group. As I told another questioner, I am surprised at the quality of the questions. It is apparent that members take their actions carefully and "look before they leap" so to speak. Thanks again for your kind words.

Member Payment Dependent Notes Series 496835

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496835	$2,000	$2,000	9.88%	1.00%	March 25, 2010	April 3, 2013	April 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496835. Member loan 496835 was requested on March 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,204 / month
Current employer:	G4S Wackenhut	Debt-to-income ratio:	8.99%
Length of employment:	3 years	Location:	SANTEE, CA

Home town:
Current & past employers:	G4S Wackenhut
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 20, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,274.00	Public Records On File:	0
Revolving Line Utilization:	19.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is G4S Wackenhut and what do you do there? Loan Description please?	G4S is a company that provides security services. I work at the city of San Diego Public Utilities. G4S is a private contractor for many sites.
what is this loan for?	Unexpected expenses.

Member Payment Dependent Notes Series 496856

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496856	$1,500	$1,500	7.51%	1.00%	March 29, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496856. Member loan 496856 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	ft lewis	Debt-to-income ratio:	17.12%
Length of employment:	n/a	Location:	lakewood, WA

Home town:
Current & past employers:	ft lewis
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,393.00	Public Records On File:	0
Revolving Line Utilization:	42.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is ft lewis and what do you do there? Loan Description please?	tool and part att.for 5yrs 1992-1997,transportation from1987-1992 ,supply 1981-1986 ,us airforce civil service 1977-1979

Member Payment Dependent Notes Series 496871

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496871	$5,000	$5,000	10.62%	1.00%	March 29, 2010	April 3, 2013	April 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496871. Member loan 496871 was requested on March 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	NASA	Debt-to-income ratio:	15.17%
Length of employment:	2 years	Location:	GAINESVILLE, FL

Home town:
Current & past employers:	NASA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/20/10 > Im going through a transitional period right now. Im about to move and have a few extra expenses. This loan will no doubt be paid on time and everytime.

A credit bureau reported the following information about this borrower member on March 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,881.00	Public Records On File:	0
Revolving Line Utilization:	60.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at NASA and what do you do in your role there?	I'm an aerospace engineer. I work with the project management group on Kennedy Space Center. We supervise NASA contractors and make sure they meet the contractual requirements.
(1)-Provide ACCURATE loan purpose (2)-Your Position (Job/What you do) @ NASA (3)Definine (better explaination) "transition period" and loan will attract lenders $$.	Im an aerospace engineer with NASA. I work with the project management group on the Kennedy Space Center. I recently seperated from my childs father and I need to move and supplement the nessesities lost. I am more than capable to make monthly payments, but I need a lump sum for the initial expenses associated with the move. Thanks.

Member Payment Dependent Notes Series 496887

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496887	$6,500	$6,500	11.36%	1.00%	March 29, 2010	April 3, 2013	April 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496887. Member loan 496887 was requested on March 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Southeastern Freigt Lines	Debt-to-income ratio:	1.25%
Length of employment:	< 1 year	Location:	Fort Worth, TX

Home town:
Current & past employers:	Southeastern Freigt Lines
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Southeastern Freigt Lines and what do you do there?	It is a LTL shipping company. I am doing a management trainging program. My current position is freight handler but I graduated from Texas A&M last August and will be a supervisor very soon; then in management after that.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What were your options with a bank loan for the motorcycle? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	I couldn't get a bank loan for this amount without a co-signer because even though I have very good credit, they still consider it newer credit. I am the sole wage earner in my household but my parents still supplement my income when I need it. The only monthly bills I have are my credit card (about $100 a month), and my gym membership ($35 a month). One of my biggest expenses is gas because I drive 40 miles to work every day; which is why I want a motorcycle for this comute. I don't pay rent because I live in a duplex that my parents own and they don't charge me. In the case of loss of income, I would sell my motorcycle if needed and my parents would help me with bills until I found another job. Yes I will have the payments automatically withdrawn from my bank account every month.
How much is this motorcycle costing you?	The motorcycle I am going to get is going to cost me about $8,000.
You list your bills as credit card and gym membership. Do you not have a phone? Do you use credit cards? Do you put money into savings? How much per month?	Yes I have a phone; my parents pay for my phone, insurance, cable/utilities, and my car is paid off. I use credit cards but never carry a balance. I put a percentage of every paycheck in my checking acct, savings acct, and 401 in descending order.

Member Payment Dependent Notes Series 496906

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496906	$5,500	$5,500	7.88%	1.00%	March 24, 2010	April 4, 2013	April 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496906. Member loan 496906 was requested on March 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,286 / month
Current employer:		Debt-to-income ratio:	8.01%
Length of employment:	n/a	Location:	Bristol, VA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/21/10 > I will payoff credit cards, hospital, and State taxes and car insurance Thank you Borrower added on 03/23/10 > I will appreciate any help that you can give me, have my word that you won"t be let down Thanks again

A credit bureau reported the following information about this borrower member on March 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,817.00	Public Records On File:	1
Revolving Line Utilization:	14.50%	Months Since Last Record:	113
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I collect Social Security Disability and I do stained glass projects for people as well as a little sewing. Major income is Social Security
Loan Description please?	it is to pay off a few billls, and my state taxes. Already paid 768 to IRS for years tax. It is to consoldidate for one payment instead of several

Member Payment Dependent Notes Series 496922

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496922	$5,000	$5,000	13.11%	1.00%	March 26, 2010	April 3, 2013	April 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496922. Member loan 496922 was requested on March 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,605 / month
Current employer:		Debt-to-income ratio:	17.46%
Length of employment:	n/a	Location:	Las Vegas, NV

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/20/10 > Your quick approval is highly appreciated. I needed the money for an emergency dental treatment for me and my wife.

A credit bureau reported the following information about this borrower member on March 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,871.00	Public Records On File:	0
Revolving Line Utilization:	60.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? What were each of the recent inquiries for, and did any of them result in new credit cards or loans?	My monthly source of income are: $2743.00/Retirement from US Navy; $1490.00/Social Security Benefit; $198.00 Customs & Border Protection Retirement net income. I did not obtain any loan from inquiries. I obtained 2 revolving credit acct to establish my credit.
what is your job?	Type your answer here. I was a retired Navy E-9 with 28 yrs. of service and a retired GS-11 Customs & Border Protedtion Officer with 5 years and 10 months civil service.
what is the treatment you need? seems odd that you both got need it at the same time.	Crown job for my wife and root canal for myself. What is odd about it? We're old people.

Member Payment Dependent Notes Series 496944

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496944	$12,000	$12,000	10.99%	1.00%	March 30, 2010	April 3, 2013	April 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496944. Member loan 496944 was requested on March 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	Travelers Insurance	Debt-to-income ratio:	6.62%
Length of employment:	5 years	Location:	Wallingford , PA

Home town:
Current & past employers:	Travelers Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/21/10 > I would like to pay off high interest credit cards discover-6011 captital one-3231 houshould -1211 chase-1236 i have been trying to pay then down for the last year and it appears to be going nowhere. Borrower added on 03/21/10 > interest rates for credit cards. discover: 28.99 capital one: 19.65 hbsc: 14.99 chase: 272.4 Borrower added on 03/22/10 > I really appreciate everyone helping me get out of debt! I have been struggling to get them pay off. I have gotten two of them lower but they are still not paid off. This loan will give me the ability to make on payment and save money as well. Thanks for everyone assistance. Borrower added on 03/22/10 > I just wanted to inform everyone, I have been working since the age 15. I also worked full time during college. Borrower added on 03/27/10 > I wanted to thank everyone who has contributed to this point. I really appreciate it!

A credit bureau reported the following information about this borrower member on March 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	15
Revolving Credit Balance:	$10,538.00	Public Records On File:	0
Revolving Line Utilization:	49.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Travelers Insurance? Loan Description please?	Type your answer here. I worked in the Claims Department as an Auto Appraiser I want to pay of hig
Since this loan is to consolidate debt, please list each of your debts (types/balances/APRs) and then indicate which ones on the list *will* be paid off with this loan, as well as which ones *will not* be paid off with this loan. Thank you in advance.	all of them are credit cards: with this loan, i will be paying them off. I will have no other credit card debt if these are paid off. discover-6011 pay off -interest 28.99% captital one-3231 pay off =interest 19.65% houshould -1211 payoff =interest: 14.99% chase-1236 -pay off =interest 27.24
Do you have any debts other than those on the list?	just my mortgage.
Please explain the delinquency 15 months ago.	I had a problem with my address. There is a few of us with the same address with different letters after of it and there a big mess with it.
Can you tell us about your other monthly costs in $ (mortgage, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	my mortage is 1000.00 which includes my insurance. I have a company car and do not pay any expenses for a vehicle including maintenance, car insurance or gas. I also have my phone and internet paid for by my company including a phone line in my residence and a cell phone. I have a condo, that expense is 135 a month which includes water. only other expenses I have is electric and cable bills. cable bill is 75/month and electric is currently 60/day a month will changes during the seasons.

Member Payment Dependent Notes Series 496952

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496952	$10,000	$10,000	10.62%	1.00%	March 30, 2010	April 3, 2013	April 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496952. Member loan 496952 was requested on March 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Tillamook County	Debt-to-income ratio:	12.98%
Length of employment:	10+ years	Location:	Cloverale, OR

Home town:
Current & past employers:	Tillamook County
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/20/10 > Loan purpose: Pay off a Credit card debt which was used to purchase inventory for our Oriental Rug business, which will then allow us to put a down payment on a 55 foot Bluewater ketch we want to purchase as our future home, and adventure. My financial situation: I am a good candidate for this loan because I have worked at the same location for 10+ years, make a good wage, own my own home (with $130,000 mortgage) latest appraisal of our home and 10 acres of land was $600,000. Also we own 2 cars free and clear. My husband is a retired military officer and his pension brings in extra cash as well as our small business ventures. Our monthly income varies according to how many rugs we sell, but our income/outgoings are broadly defined as I show below: Income: Salary: $2,400 (net) Pension $2,500 (net) Business $1,500 (net) Total: $6,400 Outgoings: Mortgage: $1,040 (includes Taxes & Home Insurances) Insurances: $115 (Cars) Household: $1000 (food, clothes,gas etc) Utilities: $300 (Telephone, internet, TV) Credit cards: $1000 Total: $3455 As you can see our excess of income over expenditure is approximately $2945 each month. We want to put this last large credit card bill for previous business expenses onto a loan basis, then we can devote more money to purchasing our deam for the future. We have an excellent 800+ FICO because we are always meticulous about paying our bills and debts to the letter and on time.

A credit bureau reported the following information about this borrower member on March 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	32
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for the detailed description of what you are planning to use the loan for? I have a few questions though. Are you planning on retiring, selling the house, and moving on to the boat? Why not sell the house, get the equity, and then buy the boat? Do you know why your credit card balance is coming up with a $0 balance? Regards; Art	No, I am not planning on retiring, I am only in my early 40's. In an ideal post recession world, selling property and moving to warmer climes would have been the ideal option. In our part of the country, property with land is not selling right now. Also, just because of that, it doesnt mean we shouldnt still plan ahead, hence the reason we wish to kill the credit card debt with a structured loan, still buy the boat with a down payment to the present owner with the remainder paid with equity when we eventually sell our property. I actually have no idea why the report shows a $0 balance. Regards, S.
What are your plans for docking or mooring your future boat?	The yacht we want is presently moored close to Pine Island Fla, if we manage to get her, then we'll arrange a slip in that area ($450 pcm or so) and then my husband, retired Military and who is the real sailor, a Yachtmaster Ocean, will spend time there working on her and prepping her for an eventual circumnavigation in 3 years or so ...with quality sailing time in the Caribbean along the way.

Member Payment Dependent Notes Series 496997

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496997	$5,000	$5,000	7.14%	1.00%	March 26, 2010	April 4, 2013	April 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496997. Member loan 496997 was requested on March 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	F.C Kerbeck	Debt-to-income ratio:	15.11%
Length of employment:	2 years	Location:	West Deptford, NJ

Home town:
Current & past employers:	F.C Kerbeck
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 21, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,288.00	Public Records On File:	0
Revolving Line Utilization:	16.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is F.C Kerbeck and what do you do there? Loan Description please?	Kerbeck is a new & used car dealer, I recondition cars there, a detailer.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	Me and my wife make 5,300.00 a month. I have a home depot credit card with free finance til 06/30/2010, after that it will be at 29% interest that is the reason for the loan, my balance on the card is 4,435.00. My monthly bills are around 2,500.00. I have a IRA in case if lose my job to pay my loan off. I would like to have a monthly statement sent to my home to pay my loan.

Member Payment Dependent Notes Series 497019

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497019	$12,000	$12,000	12.73%	1.00%	March 30, 2010	April 4, 2013	April 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497019. Member loan 497019 was requested on March 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:		Debt-to-income ratio:	20.32%
Length of employment:	n/a	Location:	Bandera, TX

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/21/10 > Iam retired military as mention. I recieved 100% disability payments, a side from my retirement pay which are all tax free. I welcome you to funded this loan. Thanks, Charles

A credit bureau reported the following information about this borrower member on March 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	31
Revolving Credit Balance:	$6,359.00	Public Records On File:	0
Revolving Line Utilization:	48.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you are consolidating debt, please list each of your debts (types/balances/APRs) and indicate which ones on the list will be paid off with this loan, as well as which ones will *not* be paid off with this loan. Thank you in adance.	Type your answer here.Chase Visa-balance: 3552.00 aprs, 10.24. : Military Star card:balance 2500.00, Apr 9.99, Capital one Visa- 400.00, apr 10.24, and attorney fees: 4000.00
L C military borrower loans that 100 pct fully-fund, are issued, and after management's loan origination fee deducted net $ deposited into bank account, have common characteristics that contributed to success: Borrower provided information about themselves, service branch etc. Your loan application seriously lacking in major areas. Recommend you update your loan application displayed on-screen to include minimum basic data: (1)- Service Branch- Identify: Air Force? Army?, Coast Guard? Marine Corps? Navy? (2)- Retired military w/pension- Retired Rank? a-n-d Pay Grade are? Avoid descriptions "Company or Field Grade" Officer, "Senior Enlisted", "Higher Enlisted" etc. Generic terms do NOT provide L C civilian dominated lenders anything useful to make their decision to help fund your loan. Hope information benefits 1st time L C borrower. Best of luck loan's quick funding. USMC-Retired-Investor (MSGT-E8-FinO) Member 505570 03.21.2010 @ 05:25 AM ET.	Type your answer here. Iam retired E-7/SFC USA, Army. CRSC @100% with VA compersation 100%
Thanks for the answers. Can you tell us why you would want to get a loan with 12.73% interest to pay off credit card debt at 9.99-10.24% interest?	Type your answer here. Please excuse the type error on the 9.99 it should read 19.99. Thanks for bring it to my attention.
Can you tell us about your other $ monthly costs (mortgage, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	Type your answer here.My wife takes care of the mortgage 1139.00 and the utilites 300.00. I handle the car 312.00, and insurance which is 60.00 per month, and food 200.00 per month or so. I don't pay any property taxes due to the bill governer Perry sign for veterans with 100% disable.
Would you please describe the circumstances surrounding the delinquency on your credit report 31 months ago. Thank you.	Type your answer here. We had a part time mail carrier that sent my mail back to the senders. I caught on to it and reported it to the postoffice manager, and he wrote me a letter indicating that it was thier fault due to a new mail handler mistake. I was not getting any mail for several weeks, and I never move or list a change of address.

Member Payment Dependent Notes Series 497033

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497033	$4,750	$4,750	7.14%	1.00%	March 24, 2010	April 4, 2013	April 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497033. Member loan 497033 was requested on March 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:		Debt-to-income ratio:	0.00%
Length of employment:	6 years	Location:	Lancaster, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 21, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? Loan Description?	I'm a Childcare Provider I need a safe gate surrounding the pool, for children security.
Hello. Please tell us more about your job. Are you self-employed? Is there a steady stream of income? How secure is the situation? Your answers are appreciated. Wishing you the best.	I'm self employed, I'm a child care provider and have been working in this field for 6 years, and always have permanent children coming to my daycare.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	Answering to your question, I'm not the sole wage earner in my household, and the reason I'm applying for this loan is because we already started a project in the house and we weren't expecting an unplanned fencing job. Yes the payments will be automatically withdrawn from my bank account.

Member Payment Dependent Notes Series 497037

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497037	$6,000	$6,000	7.88%	1.00%	March 25, 2010	April 4, 2013	April 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497037. Member loan 497037 was requested on March 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Cirrus Logic	Debt-to-income ratio:	3.57%
Length of employment:	1 year	Location:	Austin, TX

Home town:
Current & past employers:	Cirrus Logic
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/21/10 > Requesting this money for recent repairs to my duplex (restored wood floors, new locks, blinds, tile, etc). I live in one half and rent the other side. I could not get a home equity loan through Wells Fargo and this site had a better rate. Will use to pay off $5k line of credit at 12.5%, and have a cushion in case A/C unit fails in the next 3 months. Monthly Income: ~$6500 (stable office job, gross $) and $1175 (tenants). Monthly Expenses: $2000 mortgage, ~$500 bills, no car note Debts: no credit cards, $5k line of credit (was 8%, now 12.5%), $7k student loan (2.25%) Assets: car, 401k, Roth IRA, house taxed at $317k and owe $258k Thanks!

A credit bureau reported the following information about this borrower member on March 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	39
Revolving Credit Balance:	$6,730.00	Public Records On File:	0
Revolving Line Utilization:	36.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 497047

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497047	$3,200	$3,200	13.11%	1.00%	March 24, 2010	April 4, 2013	April 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497047. Member loan 497047 was requested on March 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Santa Fe College	Debt-to-income ratio:	13.31%
Length of employment:	9 years	Location:	Gainesville, FL

Home town:
Current & past employers:	Santa Fe College
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1980	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,295.00	Public Records On File:	0
Revolving Line Utilization:	94.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Santa Fe College?	Associate Professor of Nursing

Member Payment Dependent Notes Series 497075

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497075	$9,250	$9,250	13.11%	1.00%	March 29, 2010	April 6, 2013	April 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497075. Member loan 497075 was requested on March 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,260 / month
Current employer:	CB and Potts	Debt-to-income ratio:	18.72%
Length of employment:	5 years	Location:	Westminster, CO

Home town:
Current & past employers:	CB and Potts
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/23/10 > I am currently stuck in a situation where my credit card companies continue to increase their interest rates. One being above 25%! As I am sure you are well aware, it is difficult to pay down any principle when most of my monthly payments are going towards the interest (which is in THEIR best interest). Your loan will allow me to consolidate my current credit cards and pay off the principle much sooner than could ever be possible without the help. I have been a successful restaurant manager for over five years. Even in difficult economic times, people still go out to eat and drink, which adds to the stability of my employment. The company I work for also hosts large banquets, corporate parties, and business meetings through out the year. In my position, i have the opportunity to host incoming events as an added income to my base pay. This allows for my monthly earning potential to be even greater than my gross salary. Thanks in advance for any assistance you may offer, it is most appreciated!

A credit bureau reported the following information about this borrower member on March 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,435.00	Public Records On File:	0
Revolving Line Utilization:	62.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and indicate which ones on the list *will* as well as which ones *will not* be paid off with this loan. Thank you in advance.	Care Credit (medical) - $2,265 Balance w/$83 monthly payment & 29.99% interest rate. Chase - $3,564 Balance w/$141 monthly payment & 24.24% Interest rate. Discover - $6,500 Balance w/$130 monthly payment & 19% Interest rate. I have a wells fargo card also with $1,852 on it but it's a card me and my fiance use to automatically pay our montly bills on and then pay. My plan is to use the the loan to pay off Care credit, chase and put the rest to Discover. As a side note: I have never not paid any of my bills since opening my first line of credit at 18 years of age. It's important to me that i take control of my financial situation, and I'd just like to see myself getting ahead on my balances rather than feel like i'm putting all my hard earned money towards debt and not getting any closer to becoming debt free. Thank you for your consideration.
Can you tell us about your other $ monthly costs (rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	In the last year my fianc?? and I have been living together and sharing some household/living expenses. These are ???MY??? monthly responsibilities Rent: $600 Utilities: $40-60 Internet/TV Excel My car is already paid off I have no children And my cell is on a family phone plan that is reimbursed through work. Every Thurs I take banquet cash and stock up groceries. My current monthly credit card payments are around $400 with paying a little extra over the minimums. My monthly payments are ???ALWAYS??? paid, and paid on time. This $400 amount is more than what the minimum payment is that Lending club is asking for. My credit report will show you that I take my timely and consistent payments very seriously. This may be too much information but I figure that I might as well just lay it all out there. I hope this helps and is the information you were looking for. Thanks

Member Payment Dependent Notes Series 497159

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497159	$2,000	$2,000	13.11%	1.00%	March 29, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497159. Member loan 497159 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,920 / month
Current employer:	Officeteam	Debt-to-income ratio:	15.00%
Length of employment:	3 years	Location:	WASHINGTON, DC

Home town:
Current & past employers:	Officeteam
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$468.00	Public Records On File:	0
Revolving Line Utilization:	93.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 497179

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497179	$3,000	$3,000	6.76%	1.00%	March 30, 2010	April 7, 2013	April 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497179. Member loan 497179 was requested on March 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	Standard Steel LLC	Debt-to-income ratio:	6.48%
Length of employment:	1 year	Location:	LEWISTOWN, PA

Home town:
Current & past employers:	Standard Steel LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/10 > Home Remodeling Loan Borrower added on 03/25/10 > Thank you! null

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,034.00	Public Records On File:	0
Revolving Line Utilization:	3.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Standard Steel LLC and what do you do there?	Standard Steel is the top manufacturer of railroad car wheels and axles in the U.S. My job is currently that of a general laborer. My duties are to clean and lube the Snyder Facing & Centering Machine, and also some light janitorial duties.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	My wife is also employed. Last year we made $52K. We have one mortgage, of $486.76. If I were to lose employment, our monthly bills including what would be this loan payment would easily be covered between unemployment comp from the state of PA and my wife's wages. I have not been asked about auto withdraw for the loan, so I have no answer to whether it would be or not. Thank you!

Member Payment Dependent Notes Series 497190

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497190	$2,500	$2,500	13.48%	1.00%	March 24, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497190. Member loan 497190 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	trader eds	Debt-to-income ratio:	14.16%
Length of employment:	5 years	Location:	BARNSTABLE, MA

Home town:
Current & past employers:	trader eds
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/10 > remaining private school tuition and registration fees two months of bills Borrower added on 03/23/10 > I have a 660 FICO no late payments no credit card debt

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	14
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is trader eds and what do you do there? Please list your monthly living expenses. Thank you in advance.	Type your answer here. trader eds is a restaurant and a night club owned by my family in the Hyannis Marina on the harbor . I lifeguard (we have a pool) hostess, and waitress when needed. It is seasonal and will not be opened until May:)
Please list your monthly living expenses.	Type your answer here. my living expenses are: rent 200.00(have section 8) comcast internet 59.78 verizon cell phone 69.00 nstar (fuel assistance) gas 90.00 food 200.00 no credit cards commerce car insurance(paid for year 7/2010) no car payment
Based on your list of expenses, it seems that you have an excess of >1K a month. What do you do with the excess?	Type your answer here. I maintain a minimum balance of 1k in my savings account

Member Payment Dependent Notes Series 497218

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497218	$25,000	$25,000	17.19%	1.00%	March 30, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497218. Member loan 497218 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,167 / month
Current employer:	Connecticut Kidney Center	Debt-to-income ratio:	23.58%
Length of employment:	2 years	Location:	Oxford, CT

Home town:
Current & past employers:	Connecticut Kidney Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/10 > I am a responsible person and mother of two that made some poor financial decisions in my twenties with credit cards. I work full time and am now trying to consolidate my debt into one easy payment. I have no late payments on my record, have a substantial and steady income, and really hope that you will see me as a good investment. My other creditors are glad to have me as a customer because I am always timely! Thanks for your consideration.

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,098.00	Public Records On File:	0
Revolving Line Utilization:	69.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Connecticut Kidney Center and what do you do there?	Connecticut Kidney Center is a nephrology practice with 4 offices in Connecticut. I am the business manager there and handle HR and accounting.
RE: $25,000 DC loan: (1)- Position (Job/What you do) @/For CT Kidney Center? (2)- Transunion Credit Report reflects $41,098 revolving debt balance (69 pct utilization rate). Monthly $ payments on RCB is? (Total $actually PAID per month and not minimum $ payments DUE per month). Advance thanks for answers to BOTH questions. Member 505570 USMC-Retired-Investor 03.23.2010 @ 05:41 AM ET	1 - I am the business manager there and manage HR and accounting. 2 - My monthly payments are approximately $850 per month for my revolving debt. Of course, I will use the loan to pay down a good portion of this. Thanks.
Hi, Thanks for reply. My personal perspective after next step required Credit Review completed (employment and income) and CR Status updated to "Approved" your loan will 100 pct fully-fund because stable employment and income offered by specialized healthcare employer. After LC management deducts thier Loan Origination Fee that leaves approximately $23,875 net to be deposited into bank account. Paying-off $23,875 of current $41,098 RCB eliminates 59 pct existing RCB that is probably at much higher pct APR than L C loans 17.19 pct APR. That "frees up" additional $ to apply to remaining $17,223 RCB debt. Question: Is that your intention? Or am I incorrect? Member 505570 USMC-Retired-Investot 03.23.2010 @ 09:13 AM ET	Yes. That is very close to what I want to do. I would like to apply the approximately $23K to my higher interest and smaller balance credit card debt to a) pay off at a lower rate and b) simplify my monthly payment process (it will make my life much easier to make one big payment than many smaller payments). After applying this to my existing debt, I plan to aggressively pay off the other debt. Right now, I am already paying slightly more than minimum payments in the hopes of getting out of debt sooner.
You should contact Lending Club and go thru the APPROVAL PROCESS asap, lenders will feel more comfortable investing in your loan. Thank you.	I've already completed the approval process. I verified my bank account info and submitted my paycheck stubs this morning after being asked to do so.
You seem like a very (and your credit report) responsible person. Just as soon as I see the approval green checkmark I will be investing, Thanks again.	Thank you very much! I appreciate your comment :)
Borrower Credit Review successfully completed. Income Verified "check-marked"; Credit Review Status updated "APPROVED". When loan 100 pct fully-funds, promissory note is issued and $23,875 net deposited into your bank account. Loan funding pace quickens because attracting lenders waiting for Credit Review results before committing their $$. L C issues 3-year term promissory note with NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff occurs is: 1-year to 2-years? 2-years to 3-years maximum ? Or different term length? Advance thanks for answer; Member 505570 USMC-Retired-Investor 03.25.2010 @ 09:19 AM ET.	3 years
Can you tell us about your other $ monthly costs (rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	my other monthly costs include $1512 rent, $350 car payments, $200 auto insurance, $300 utilities, $200 phone/internet/cell phones, and $1600 childcare. however, my monthly income is less than 50% of total monthly household income due to my husband's income.

Member Payment Dependent Notes Series 497226

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497226	$9,500	$9,500	15.33%	1.00%	March 25, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497226. Member loan 497226 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Department of Justice	Debt-to-income ratio:	21.84%
Length of employment:	1 year	Location:	ALEXANDRIA, VA

Home town:
Current & past employers:	Department of Justice
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,904.00	Public Records On File:	0
Revolving Line Utilization:	55.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with DOJ? Loan Description please?	I am an analyst working for DOJ. I plan to use this loan to consolidate and pay off old college credit card debt.
RE: $9,500 DC loan: Position )Jpb/What you do) @/For U S DOJ? Member 505570 USMC-Retired-Investor 03.23.2010 @ 05:57 AM ET	Yes, I am an analyst for the US DOJ as well as a member of the Army National Guard.

Member Payment Dependent Notes Series 497228

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497228	$3,250	$3,250	10.99%	1.00%	March 25, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497228. Member loan 497228 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,000 / month
Current employer:	Parkview Hospital	Debt-to-income ratio:	15.60%
Length of employment:	< 1 year	Location:	McLean, TX

Home town:
Current & past employers:	Parkview Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/23/10 > Loan needed to pay off some bills. I early retired from El Paso Natural Gas in June this year and went back to school to get my nurses aid certification. I was only working part time until I got the job at Parkview hospital recently. My job is secure and I am happy working there. I also signed up to work for Interium home health here in McLean, Texas doing shopping, cleaning and care for the elderly. I have one client at this time, but am hoping to get more soon. Parkview hospital is my primary full time job, and the Interium home health will be a fill in job around my hospital hours.My monthly budget consists of some small bills I would like to get consolidated, and monthly utility bills. My mom and I live together and our home and vehicles are payed in full.

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,729.00	Public Records On File:	0
Revolving Line Utilization:	56.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Parkview Hospital? Loan Description please?	Certified nurses aid in the extended care unit. I also do 3 hours a week for Interium Home Health in McLean
So you work full time at Parkview, and part time for Interium Home Health?	Yes, full time Parkview. Right now only 3 hours a week for Interium, but they are in the process of getting some more clients so hopefully I will get more hours on that.
Please list your monthly living expenses. Thank you in advance.	Monthly basic living expenses around 350.00
Do you have any retirement income from your prior employment, in addition to your income from the hospital?	No, not until next year. I work part time, 3 hours a week for Interium home health doing cleaning, shopping, and general care for the elderly. So far I have only 1 client, but they are working on getting more

Member Payment Dependent Notes Series 497229

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497229	$6,000	$6,000	14.22%	1.00%	March 26, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497229. Member loan 497229 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	EURO LLOYD TRAVEL	Debt-to-income ratio:	21.03%
Length of employment:	2 years	Location:	JAMAICA, NY

Home town:
Current & past employers:	EURO LLOYD TRAVEL
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/10 > Dear Investors, I am a Corporate Travel Arranger in New York who plans and book trips for Corporations and the New York State. I really want your funding so i can get out of all my revolving credit card debt sooner, at a lower rate and chop down the terms left on my car payment. It will be easy and very convenient for me to use your funding for this because i already make on-time payments every month on every single bill and has never been late. My monthly bills total close to my expected payments with this loan except i will not be drowned in iterest and my debt will be a thing of the past by the end of the 3 year loan term. I am counting on you!! Sincerely, Jemimah

A credit bureau reported the following information about this borrower member on March 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,420.00	Public Records On File:	0
Revolving Line Utilization:	88.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (TYPES/Balances/APRs) and indicate which ones on the list *will* and *won't* be paid off with this loan. Thank you in advance.	All my revolving credit card debt will be paid off with this loan only my car loan will remain and i have less than 2 years left on that. I have 2 Bank of America Visas currently with $2,450.00 average balance each with APRs at 22.99%. I also have 1 Bank of America Visa with $2,266.00 at 19.64%. 1 Chase Visa with 1,474.00 at 18.24%, a Macys $2,245.00 - the Macys debt includes $886.00 non-revolving balance, JC Penneys $1,400, Bestbuy $714.00 and Dell $1256.35 all store cards with APRs from 22.99%(Macys) to 29.99%(Dell).

Member Payment Dependent Notes Series 497240

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497240	$7,000	$7,000	6.76%	1.00%	March 29, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497240. Member loan 497240 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Holcim US, Inc.	Debt-to-income ratio:	9.23%
Length of employment:	10+ years	Location:	Saline, MI

Home town:
Current & past employers:	Holcim US, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/10 > This money will be used to purchase a used motorcycle in excellent condition. My credit score is in the upper 700 area making the risk less than 2%. My career skills are not locked into one area and makes my job stable and assured. I would like to start riding in order to improve my work/life balance.

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1986	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	37	Months Since Last Delinquency:	23
Revolving Credit Balance:	$45,702.00	Public Records On File:	0
Revolving Line Utilization:	5.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Holcim US, Inc. and what do you do there?	Holcim US, Inc. a subsidiary of Holcim Ltd, and is one of the world leaders in cement manufacturing with plants in 70 countries. I'm the Corporate Maintenance Manager for the North American plants (15) and in charge of ensuring we have adequate skill levels to maintain the plants mechanically and electrically.
What is the major purchase?	The major purchase is a used but in prime condition, 2006 Yamaha V Star motorcycle. I has 1,400 mile on it and in like new condition. I'm excited to get riding on it. I will be purchasing this from American Harley-Davidson

Member Payment Dependent Notes Series 497244

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497244	$5,000	$5,000	14.96%	1.00%	March 25, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497244. Member loan 497244 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,583 / month
Current employer:	Ferguson Enterprises	Debt-to-income ratio:	12.35%
Length of employment:	10+ years	Location:	Murrieta, CA

Home town:
Current & past employers:	Ferguson Enterprises
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/10 > This will be a short term loan, probably only 2-3 months.

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,403.00	Public Records On File:	0
Revolving Line Utilization:	98.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Ferguson Enterprises and what do you do there?	We are the largest plumbing wholesaler in the world. I'm an Accounts Manager there. You can go to our website at www.ferguson.com to check us out.
What do you plan to use the loan for?	I plan on consolidating some of my higher interest rate credit cards.

Member Payment Dependent Notes Series 497261

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497261	$3,200	$3,200	13.48%	1.00%	March 25, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497261. Member loan 497261 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Wright Family Dentistry P.C.	Debt-to-income ratio:	12.68%
Length of employment:	10+ years	Location:	Cottondale, AL

Home town:
Current & past employers:	Wright Family Dentistry P.C.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/10 > I am taking out this loan to build my individual credit and consolidate a couple credit card balances. I have been at the same job for 10 years right out of college and I am very responsible. I have never been late on any payments I have. Please ask any questions you need to, I will be more than happy to answer. Borrower added on 03/23/10 > I do plan to pay this loan off early. hopefully in half the time.

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,206.00	Public Records On File:	0
Revolving Line Utilization:	16.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Wright Family Dentistry P.C.?	I am a registered Dental Hygienist. I am currently the Office Manager and hygiene coordinator. To sum it up I am a glorified gopher, I do whatever they ask me.
Please list the debts you are consolidating (source, balance, APR and current monthly payment made)? What are your other $ monthly costs (mortgage, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answers to these 2 Qs....	I will go home this afternoon after work and get exact figures for you. Thanks for your patience.

Member Payment Dependent Notes Series 497288

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497288	$7,000	$7,000	7.88%	1.00%	March 30, 2010	April 7, 2013	April 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497288. Member loan 497288 was requested on March 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	Oak Hills Schools	Debt-to-income ratio:	14.75%
Length of employment:	5 years	Location:	CINCINNATI, OH

Home town:
Current & past employers:	Oak Hills Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/10 > Just a debt consolidation loan.

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,604.00	Public Records On File:	0
Revolving Line Utilization:	47.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Oak Hills Schools?	Special Education Teacher
Since this is a debt consolidation loan, please list each of your debts, (types/balances/APRs) and identify which ones on the list *will* be paid off with this loan, as well as which ones will *not* be paid off with this loan. Thank you in advance.	Discover $2100 (to be Paid off) Kohls $2200 (to be paid off) Helzberg $1000 (no interest till 1/11 not to be completely pad off) HH Gregg $2000 (not to be paid off, no interest for various terms)
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. Your loan is for $7,000 yet above you indicate that you will only pay off between $4300 and $5300 on your debt. What will the remaining funds of this loan be used for? What are the current minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	To start I am not the only wage earner in the house, my Fiance was between jobs but has secured a job with the IRS starting at $35,000, his credit is not that good so he is not a co-borrower. Our Combined income with my child support is about $100K, I'm a teacher($51k) and he has an MBA ($35K), (child support $1k/month so $12K) We are not hurting for the money we just want to consolidate at a better rate. The Balance of the loan would go toward a wedding, my parents cannot afford to provide that for me and I don't want to embarrass them by even asking. I only have one mortgage but my Ex husband left me the house... and mortgage at the perfect time (?) a couple years ago I am not "up-side down" but do not have equity in my house. I do not know what a HELOC is? My contingency plan for loss of income is my Fianc??e or (very soon to be husband) even if we both lost our jobs his parents are retired Millionaires (we don't want to ask them for this money, they have a kind of power trip we don't want any part of if we can avoid it). I will have payments directly withdrawn from my account ... I hope this answers all your concerns. We have the money just not the way we need it, if that makes sense!? If you have any other questions please let me know. Right now we are paying over $450 in debt and we are not and have never been delinquent, if we can consolidate and have some money for the wedding at half that monthly payment..... it really makes sense!!!
Your plan seems solid and I admire your desire to be financial independent from your families. To understand your budget, can you tell us about your other $ monthly costs (mortgage, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	My mortgage is $1600, that's after insurance and taxes ($1100 just mortgage before the additional), my house is worth over $250,000 but with the market the way it is it was appraised at only $219,000 I have a combined telephone / internet / cable bill of about $160 a month, I have a cell phone bill of $150 for all the cell phones in the house, this doesn't vary it's fixed as is my Gas and Electric which I have set on an even billing at $212 per month (re-evaluated every 6 months), I own my car so no payment there, no gym, my car insurance is $176 quarterly. both children are in the school that I teach at so we have no childcare expenses. Financially I am sound especially with the child support of almost $1000 per month, I just need to consolidated a few debts and my bank was NO help! We are looking into changing to a local bank or credit union, my fiancee (the MBA) has been recommending that for some time! Thanks Sara

Member Payment Dependent Notes Series 497350

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497350	$3,000	$3,000	11.36%	1.00%	March 26, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497350. Member loan 497350 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$42,000 / month
Current employer:	Word and Brown General Agency	Debt-to-income ratio:	1.48%
Length of employment:	4 years	Location:	Santa Ana, CA

Home town:
Current & past employers:	Word and Brown General Agency
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/10 > I just moved into a new place and have found that the utilities are more than expected and would like to get my debt consolidated into one bill to make it easier for me to save money to buy furniture for my kids bedroom. Thank you. Borrower added on 03/23/10 > I apoligize to all I misread the income. I make $42,000/yr. I am so sorry for the confusion but I am really worried about getting help for my issue and tried to get this filled out as quickly as possible. I am so sorry for any confusion I gave you. Thank you. Borrower added on 03/23/10 > Thank you everyone for your help. I am so grateful to each and everyone of you for your help. Thank you thank you thank you!!!!!

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	48
Revolving Credit Balance:	$146.00	Public Records On File:	0
Revolving Line Utilization:	12.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Word and Brown General Agency and what do you do there? With 42K monthly income, is there a specific reason why you are renting your home rather than purchasing it?	I apologize I read that wrong. its actually 42K a year. Word and Brown General Agency is a Health Insurance General Agency. We sell health insurance to brokers. I do alot of data entry.
1. Are you wanting to buy the kids' furniture with cash and not on credit? 2. Please list all of your debts and bills so that we can a better picture of your financial situation. 3. Which debts will be consolidated by this loan? 4. Is being debt free part of the goal of this loan? Thanks	Thank you for your inquiry I would like to buy my childrens furniture with cash and with the cash left over pay off my credit cards. I have recently closed my major credit card which is at $5,000 right now and the others are small department store credit cards that this loan will help to pay off. I am definetely wanting to be debt free and yes that is a major goal that I have. I hope this helps answer your questions. Please feel free to contact me if you have any questions.

Member Payment Dependent Notes Series 497381

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497381	$15,000	$15,000	15.70%	1.00%	March 30, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497381. Member loan 497381 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Wellpoint	Debt-to-income ratio:	10.05%
Length of employment:	7 years	Location:	DENVER, CO

Home town:
Current & past employers:	Wellpoint
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/10 > Looking to consolidate all my credit cards with high interest rates into one loan with a lower rate.

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,726.00	Public Records On File:	0
Revolving Line Utilization:	30.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Wellpoint and what do you do there?	Wellpoint is the biggest health insurance company in America and i am a financial representative there..I have worked here since 08/25/2003 and am well tenured and very experienced in my field.
RE: $15,000 "OTHER" loan: (1)-Position (Job/What you do) @/For employer Wellpoint? (2)-Transunion CR reflects $7,726 revolving credit balance. Loan is for $15,000. Extra $7,300 intended for what? (3)-Monthly payments made on revolving debt balance is $? (Total $ actually paid per month and not minimum $ payments due per month.) Advance thanks for answers to all THREE questions. Member 505570-USMC-Retired-Investor 03.23.2010 @ 05:15 AM ET.	1. I am a financial representative for Wellpoint. 2. I plan on paying off my revolving balance and boosting my credit score so I can get an even lowere interest rate for a home. The extra $7300 would go towards a house down payment. 3. Monthly payments make on the revolving bebt balance is $420.00 but my revolving accounts have high interest rates in the 20's so I am paying a lot on interest and I want to consolidate that into a single loan with a lower interest rate. Thank you.
Hello! Please explain why you're borrowing $7K more than your $8K Revolving Credit Balance. Thank you.	I want to pay off my revolving accounts balance since the interest rates are very steep.Plus by paying those off, it will boost my credit score even higher for me to qualify for the best interest rates...The rest of the money would be for a down payment for a home. I am hoping to put down the mandated 3 to 5% down on a FHA home mortgage loan in the $200,000 range. Thank you.
You are seeking to borrow twice the amount shown on your application as revolving debt. Please itemize the debt you plan to pay off. Thank you.	1. Sears card debt @ $5300.00 2. Capital one card @ $1000.00 3. HSBC card @ $1000.00 4. Chase card @ $400.00 5. Dell Card @ $600.00 Then I need to borrow for a down payment on a home...I am hoping to borrow the 3 to 5% mandated on a FHA mortgage loan of about $200,000. That would be about 6 to 8k.
I see you have debt of $7,726 so what is the other half of this loan going to?	The other half is for a down payment for a FHA home loan...I am applying for a home loan in the $200,000 range and they are asking for a 3 to 5% down payment.
Do you plan on carrying the loan to the 36 month full term or pay off earlier, please advise. Thank you	For now, I plan to carry it for up to 36 months full term. I don't forsee getting a lumpsum amount form anywhere to pay it off sooner, so i will most likely go the full term. Thank you.
Investors may feel more confident about lending to you if your Credit Review Status was approved. Please call Lending Club for the procedures and expedite their completion. Thank you.	Thanks for the heads up.
Your loan currently attracted 20 pct funding. If loan 100 pct fully-funds L C issues 3-year term note with NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff occurs is: < than 6 months? 6 to 12 months? 12 months to 24 months? 24 months to 36 months? FYI: Required borrower Credit Review process (employment and income) not completed. When on-screen application shows "Approved" is when many lenders commit $ to help fund loan. Thanks for answer. Member 505570 USMC-Retired-Investor 03.24.2010 @ 08:38 AM ET.	I intend to retain active loan for at least 36 months. If I get some money down the road to make a lumpsum payment and pay off the loan, that will be an option that I will have to look at, but as it stands right now with the financial picture I have in the near future, it's most likely that I will retain it for the full 36 months.
You should contact Lending Club and go thru the APPROVAL PROCESS asap, lenders will feel more comfortable investing in your loan. Thank you.	I already did..Thank you though..Appreciated.
please list what your 8 recent credit inquiries were? did any result in additional credit/borrowing? thanks	Hello PizzaAddiction.. Two of the inquiries were for an apartment. Three were for a car..A few months ago I wanted to finance a car but after careful evaluation, my wife and I decided to keep our current cars for now since they are paid off..Once I pay off this loan in 36 months, I will be debt free so we felt it would be best to finance a newer car at that time. The other three inquiries were loans that we applied for with 3 financial institutions that we did not take..We had applied for a loan at three places for the full $15000 but since financial institutions are being very conservative lending out money these days we were approved for between 3k to 4k at each place with interest rates of about 21 to 23%...That is not fiscally prudent and does not make much financial sense compared to this loan... This loan is ideal for us since it will give us the opportunity to pay off the high interest credit cards that I currently have and replace those with one loan at a much lower interest rate.. Hope I answered your questions satisfactorily. Thank you.
what are your monthly expenses?	Hello Fish90, Since I am married and my wife and I pool our finances together, I will answer your question from a 2 person household point of view. I don't have an exact expense report of just myself. Rent: $890 Light bill average: $100 Phones: $120 Internet and Cable $80 Insurance (2 cars): $130 Food: $200 Gas: $150 Go out for Dinner (once a week) we spend about $40 so that's about $120 And then the credit cards that I am hoping to pay off with this loan are about $420 to $450 per month..

Member Payment Dependent Notes Series 497382

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497382	$4,000	$4,000	13.85%	1.00%	March 26, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497382. Member loan 497382 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Lululemon Athletica	Debt-to-income ratio:	20.10%
Length of employment:	< 1 year	Location:	Los Angeles, CA

Home town:
Current & past employers:	Lululemon Athletica
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,039.00	Public Records On File:	0
Revolving Line Utilization:	69.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Lululemon Athletica and what do you do there? Since you have been there less than a year, please provide your previous employment history?	Lululemon Athletica is a very successful and quickly growing yoga-based athletic apparel company based in Vancouver. I am an educator on the product and the company, in charge of finding the right product for customers, and building strong relationships with athletic studios in the area. http://www.lululemon.com Before working there I attended Occidental College for four years. http:///www.oxy.edu
what is this loan for?	This will accommodate the needs of my quickly growing business. This business provides the service of teaching specialized yoga for professional athletes.

Member Payment Dependent Notes Series 497384

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497384	$10,000	$10,000	14.96%	1.00%	March 30, 2010	April 7, 2013	April 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497384. Member loan 497384 was requested on March 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,133 / month
Current employer:	Apache Corporation	Debt-to-income ratio:	19.65%
Length of employment:	4 years	Location:	HOUSTON, TX

Home town:
Current & past employers:	Apache Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,016.00	Public Records On File:	0
Revolving Line Utilization:	94.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Apache Corporation?	Internal Audit Account Associate
Loan Description please?	Debt Restructure
1) Please give an itemized list of your revolving debt - shown at 30K (source, total, interest and monthly payments MADE, not minimum due) and note which you will pay off with this loan and which will continue; 2) Can you tell us about your other $ monthly costs (mortgage, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answers to these 2 Qs....	Out of town on business until Monday. Will reply with details then.

Member Payment Dependent Notes Series 497396

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497396	$10,000	$10,000	10.25%	1.00%	March 30, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497396. Member loan 497396 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	SAVA Senior Care	Debt-to-income ratio:	16.32%
Length of employment:	7 years	Location:	Eldersburg, MD

Home town:
Current & past employers:	SAVA Senior Care
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	26
Revolving Credit Balance:	$9,066.00	Public Records On File:	0
Revolving Line Utilization:	15.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is SAVA Senior Care and what do you do there?	SAVA Senior Care is a corporation that owns nursing homes across the US. I do the Medicare and Insurance billing for the MD, TN and WV facilities.
Loan Description?	Debt consolidation.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at SAVA? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above. In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	My responsibilites at SAVA is to do all the Medicare and Insurance billing for the MD, TN and WV nursing facilities. I am the sole wage earner. Monthly bills are as follows - Rent $1085.00, Electric - $95.00, Cable, Telephone and Internet - $147.00, Car Ins. - $76.00. The major balance on 1 credit card is around $6,000.00. The other balances have to do with car (which will be paid off by this loan) and a dental credit card which will also be paid off with this loan. The delinquency probably has to do with just missing the cut off for payment. All payments are made each month. I can have the payments for this loan automatically withdrawn from my bank account if necessary.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and indicate which ones on the list *will* as well as which ones *will not* be paid off with this loan. Thank you in advance.	VISA - $6000.00 to be paid off Car - $2200.00 to be paid off Care Credit - $900.00 to be paid off Discover - $900.00 leaves balance of around $500.00 Once these have been paid there will be only the payment for the loan.
Thanks, but you left out the APRs.	Balance of $6000.00 - $5186.00 is at 0% thru August and $727.00 is @ 27.24%. Car is @ 3% Care Credit is at 0% until May Discover is @ 29.99%
Why would you borrow money at greater than 10% and use some of it to pay off a car loan of $2200 that is only costing 3%? Is there a typo somewhere or what is behind this? Thanks.	I want to consolidate all bills to have 1 monthly payment. If the % rate is too high I will decline the loan for the amount requested and rethink my options.

Member Payment Dependent Notes Series 497400

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497400	$2,000	$2,000	14.96%	1.00%	March 26, 2010	April 6, 2013	April 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497400. Member loan 497400 was requested on March 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Press Democrat-New York Times	Debt-to-income ratio:	9.88%
Length of employment:	4 years	Location:	SANTA ROSA, CA

Home town:
Current & past employers:	Press Democrat-New York Times
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$181.00	Public Records On File:	0
Revolving Line Utilization:	90.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with Press Democrat-New York Times? Loan Description please?	My position with the Press Democrat/New York Times is Payroll Coordinator/General Accounting and Budgeting. I am searching for a loan in order to purchase some household furniture and could use a little extra cash for a vacation scheduled in May.

Member Payment Dependent Notes Series 497411

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497411	$7,200	$7,200	13.48%	1.00%	March 26, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497411. Member loan 497411 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	TicketNetwork	Debt-to-income ratio:	11.24%
Length of employment:	3 years	Location:	New York, NY

Home town:
Current & past employers:	TicketNetwork
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/23/10 > Hello investors, I'm a very hard-working and responsible 28-year old professional. The loan I am applying for will be used to pay down my credit card debt. I have about $7200 on credit cards with interest rates from 19.24% - 24.24%. Refinancing at 13.48% will save me a lot of money and help me to get out of debt faster. I always pay my bills on time and I'm very responsible. Thank you for your time and consideration. Have a great day. Crystal

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,339.00	Public Records On File:	0
Revolving Line Utilization:	66.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is TicketNetwork and what do you do there?	Hello, I will use this loan to pay off a few high interest rate credit cards. The rates on some of my credit cards were recently increased and I'm looking to save money. Thank you for your consideration, Crystal
Loan description please?	Hello Critical Miss, I will use this loan to pay off a few high interest rate credit cards. The rates on some of my credit cards were recently increased and I'm looking to save money. Thank you for your consideration, Crystal
What do you intend on using the requested funds for?	I will use this loan to pay off a few high interest rate credit cards. The rates on some of my credit cards were recently increased and I'm looking to save money. Thank you for your consideration, Crystal
Please verify your income through Lending Club and list current debts and interest rates. What is TicketNetwork?	Hello, How do I go about verifying my income through Lending Club? Can I send a W2? I currently make $60,000 per year. I usually receive a 10% bonus and a $5,000 per year salary increase. My interest rates are as follows: 24.24%: $1500 19.24%: $5900 I always pay my bills on time. Since my credit card rates recently increased, I'm looking for some relief. TicketNetwork is an online ticket exchange. We sell tickets to sporting events, theater shows, concerts, and other events. I'm the company's international marketing manager and I'm currently working on an international expansion project. Thank you for your consideration, Crystal
What is TicketNetwork and what do you do there?	Hello CriticalMiss TicketNetwork is an online ticket exchange. We sell tickets to concerts, theater shows, and sporting events. My title is international marketing manager. I am expanding my company abroad, starting with the UK. Thank you for your time and consideration. Crystal
Hello Crystal and Welcome to Lending Club. May I ask you the following? Your credit report currently reflects a revolving balance of $21,339.00, but you are asking for 1/3 of that. What is your leftover revolving debt? Thanks for the info and good luck!	Hello Fair Lender. The rest of my credit card debt is on cards with interest rates that are lower than Lending Club rates, from 3.99% - 11%. Thank you for your time and consideration. Crystal

Member Payment Dependent Notes Series 497420

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497420	$3,000	$3,000	7.14%	1.00%	March 26, 2010	April 7, 2013	April 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497420. Member loan 497420 was requested on March 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,436 / month
Current employer:	Kessler Institute of Rehab	Debt-to-income ratio:	19.85%
Length of employment:	7 years	Location:	ROSELLE, NJ

Home town:
Current & past employers:	Kessler Institute of Rehab
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/10 > Upgrading of two bath rooms in Aunts house.

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,386.00	Public Records On File:	0
Revolving Line Utilization:	45.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Kessler Institute of Rehab and what do you do there?	Kessler Institute of Rehab is recognized by US News and reports as being the second best group of physical Rehabilitation in the Us and the leader in the North East.I'm Purchasing and Materials Manager at the Chester campus. I handle all of the purchasing needs at the hospital Capital purchases for beds defibulators all nsg and physical therapy supplies stationary etc.
What do you plan to use the loan for?	To help my aunt do a few upgrades to the bath rooms in her house.

Member Payment Dependent Notes Series 497450

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497450	$2,400	$2,400	10.99%	1.00%	March 25, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497450. Member loan 497450 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Capital One Auto Finance	Debt-to-income ratio:	18.39%
Length of employment:	4 years	Location:	FRISCO, TX

Home town:
Current & past employers:	Capital One Auto Finance
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Capital One Auto Finance and what do you do there?	Capital One Auto Finance is an Auto Finance company. I am an Account Supervisor.
Loan Description?	The loan would be a line of credit that would be used for home repairs.
What do you plan to do with the loan proceeds?	The loan would be a line of credit that would be used for home repairs.
Why would you make home repairs on a place that you are renting?	The home repairs are to make improvements in preparation for a baby.
Specifically what are the repairs you will be making? Thank you in advance.	Room build out, electrical outlet updates, painting, and setup for expected baby. It is allowed in property and has been approved by property manager. Remaining funds will be allocated towards a new washer, dryer, refrigerator.

Member Payment Dependent Notes Series 497458

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497458	$6,000	$6,000	7.14%	1.00%	March 25, 2010	April 6, 2013	April 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497458. Member loan 497458 was requested on March 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Moraine Valley Community College	Debt-to-income ratio:	9.20%
Length of employment:	7 years	Location:	Lemont, IL

Home town:
Current & past employers:	Moraine Valley Community College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/23/10 > Our recent college graduate needs to upgrade her musical instrument to remain competitive in the job market. Her need is now and we want to help.

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1983	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	28
Revolving Credit Balance:	$8.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Moraine Valley Community College?	Administrative position: Dean in Academic Affairs.

Member Payment Dependent Notes Series 497466

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497466	$8,000	$8,000	7.51%	1.00%	March 25, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497466. Member loan 497466 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Schlumberger	Debt-to-income ratio:	19.58%
Length of employment:	1 year	Location:	Fort Smith, AR

Home town:
Current & past employers:	Schlumberger
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/10 > I dug myself a little bit of a hole while in college and am trying to minimize the amount of interest I pay while eliminating credit card debt. I have a phenomenal job as an engineer in the oilfield. Have been with the company for nearly 2 years now and am highly regarded. Last time I checked my credit score is around 750. I have not missed a payment on anything since I can remember. Hoping someone can help me get over the financial hump while making a little bit of dough themselves. I have a well defined budget and financial plan. Thank you very much in advance for your assisstance.

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,056.00	Public Records On File:	0
Revolving Line Utilization:	11.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Schlumberger and what do you do there?	Schlumberger is the world leader in oilfield services. Most people have heard of Halliburton. They are our biggest competitor. I am a field engineer in well services which encompasses hydraulic fracturing, coiled tubing, and cementing services. My primary focus at this point is cementing. To a normal person I usually just tell them that when a hole is drilled for oil and gas they drop a hollow steel pipe inside the hole and we go out and pump cement down the hole to secure the pipe, protect it from corrosive fluids as well as temperature and pressure downhole, and also to isolate hydrocarbon containing zones. As you might imagine there is quite a bit more to it than that. It is very interesting. In a little over a year and a half I have gone from trainee to the engineer in charge of the cement department. I deal with job bidding, people management, equipment maintenance, logistics, as well as dealing directly with clients to come up with job designs.
Your revolving credit balance is $3056. Why are you requesting $8000 to eliminate credit card debt?	I am requesting $8000 so that I can pay off part of my $13000 total credit card debt. The other $5000 has been transferred to a 0% credit card and I plan on paying it off before April 11'. My budget can easily handle the $250/month that the $8000 I am requesting here would require. I do not know where the $3056 revolving credit number came from but the numbers I have provided above are accurate.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	Yes I am the sole wage earner. In fact I am single (no kids, no wife, and... no ex-wife either). in 2009 I grossed 74k and expect to gross 85k in 2010. With this loan I will pay off a CC debt of $7300 @ 13.24%. Minimum monthly payment is coincidentally $250 The reason why I want to do it this way is because I think it will save me a little money on interest, but moreover I like the idea of being on a fixed 3 year plan to be rid of the debt. The credit card will be cancelled after it is paid off. I am an extremely hard working individual with a very good and secure job. I have a financial plan and I am working towards executing it. My monthly earnings after taxes are $3200 salary plus bonus which ranges from $0 to $1000. My budget is based on my base salary only. Bills are as follows: - Student Loans - $450 - Mortgage - $1000 - Household Bills - $400 The timing of this loan is very good in that I will be paying off my car (2006 Nissan Altima with 60k miles) this month which will free up $500 per month. This will make for a seamless budget transition into this new loan. I do not have a second mortgage. In the case that I lose my income I plan on going back to my previous job of bartending which I was making 50k-60k. I was a very good bartender and have many contacts. I have a job waiting for me right now if I wanted it. I would like to point out, however, that I have a very good degree from a well respected school (bachelor of Civil Engineering from the University of Minnesota Twin Cities). Additionally, I am highly regarded in my current position and am confident that I will only be moving up. Schlumberger places a high value on its engineers and does not want to lose them. Especially the ones who are showing promise. Thank you very much for considering investing in me.

Member Payment Dependent Notes Series 497493

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497493	$4,000	$4,000	10.62%	1.00%	March 29, 2010	April 6, 2013	April 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497493. Member loan 497493 was requested on March 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,875 / month
Current employer:	Cooper University Hospital	Debt-to-income ratio:	8.65%
Length of employment:	1 year	Location:	PAULSBORO, NJ

Home town:
Current & past employers:	Cooper University Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/10 > In plain English, I need a bike! The weather has been outrageous, and I need a loan to supplement what I have saved. I have a prestigious, well-paying job and I own my house and my car. I would like to borrow for my motorcycle in order to keep some cash freed up for other things. I will EASILY pay back this loan. Thanks so much for your investment!!

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	20
Revolving Credit Balance:	$7,226.00	Public Records On File:	1
Revolving Line Utilization:	62.30%	Months Since Last Record:	65
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Cooper University Hospital? Loan Description please?	I am the project manager of a multi-million dollar research project aimed at reducing racial disparities in diabetes. The loan is for a motorcycle. The weather is getting way to nice to enjoy on four wheels! I'm single, I own my home and my car, and I have plenty of cash to pay back this loan.
Why are you not using your cash savings to reduce your revolving credit balance?	I actually am doing that. In fact, I was able to reduce my credit card debt by more than $5000 this year alone. I continue to use cash to reduce this debt, but I also like to maintain some cash on hand for emergencies, home improvements, entertainment, and savings. The payment on this loan would be VERY comfortable and very easy to pay back while leaving me some wiggle room for continued savings and payment of my revolving balances. Thanks for the question!
Would you please explain public record.	I'm not sure I understand to what you are referring.

Member Payment Dependent Notes Series 497517

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497517	$5,500	$5,500	7.88%	1.00%	March 25, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497517. Member loan 497517 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	AC Square, Inc.	Debt-to-income ratio:	22.78%
Length of employment:	< 1 year	Location:	Alameda, CA

Home town:
Current & past employers:	AC Square, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/23/10 > I am a recent graduate of UC Hastings Law school working at my first full time position at AC Square, Inc. During my last year of law school and during the period that I studied for the bar exam, I made the mistake of financing many of my expenses with my credit card, which had a 0% introductory rate. I knew that the rate would climb after the first year, but I was a bit foolhardy in not verifying the rate hike and was surprised that the rate jumped to 25%. I am taking this loan out to pay off this credit card and convert this debt into a more reasonable interest rate. I have a good credit rating and have never missed a payment on this credit card. I have received excellent performance reviews at my job and will be receiving a promotion. Our legal department is also planning to expand to accommodate the growing needs of our large company (500+ employees). Given this, I believe that my position here is stable. Borrower added on 03/23/10 > Test Borrower added on 03/23/10 > I realize in answering one of the questions below that I forgot to mention that I am single and have no dependents.

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,275.00	Public Records On File:	0
Revolving Line Utilization:	87.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is AC Square, Inc. and what is your position there? Loan Description please?	AC Square, Inc. is a cable installation and construction company of more than 500 employees. I work in the legal department as a paralegal, but I am being promoted to an in house attorney position soon (this can be confirmed with management). I am taking out this loan to pay off my credit card. I have good credit and have never missed a payment on this card, but since the APR on this card is around 25%, I am trying to refinance this debt to a more reasonable rate.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan, and congrats on the graduation!	I am the sole wage earner in my household. For monthly expenses, I pay $500 per month for rent. This lending club loan is being taken for just one debt, one Amazon Chase credit card, which has an APR of 25%, and an approximately monthly minimum payment of 200-250 dollars per month. The minimum payment is actually affordable, but it doesn't reduce the balance as much as I would like because of the high APR. Aside from that loan, I have a series of law school loans (about a dozen loans, which range in interest rates because some are subsidized and some are unsubsidized) which combine for a monthly expense of approximately $600 in monthly payments. The monthly payment is relatively low because I have extended repayment to a period of 20-25 years. As I advance in my legal career and make more money, I intend to pay these loans off sooner than the 25 year period. If I lose my job, I would defer my law school loans (they have excellent deferral and forbearance programs for financial hardship) and perform contract work as an attorney or document review work while I look for a full-time position. The monthly payment on this lending club loan isn't very large (approximately $170 per month) so I don't anticipate that I would default on it or have trouble paying it, even in the case of this financial hardship. I am having the payment automatically withdrawn from my account each month.

Member Payment Dependent Notes Series 497599

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497599	$7,500	$7,500	9.88%	1.00%	March 30, 2010	April 6, 2013	April 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497599. Member loan 497599 was requested on March 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,292 / month
Current employer:	Gartner Inc.	Debt-to-income ratio:	3.36%
Length of employment:	10+ years	Location:	FORT MYERS, FL

Home town:
Current & past employers:	Gartner Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/23/10 > Home improvement - travertine floors Borrower added on 03/24/10 > Pay off 2k in credit card debt and 5.5k for floors.

A credit bureau reported the following information about this borrower member on March 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	82
Revolving Credit Balance:	$3,162.00	Public Records On File:	1
Revolving Line Utilization:	28.50%	Months Since Last Record:	97
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Gartner Inc. and what do you do there?	Gartner, Inc. (NYSE: IT) is the world???s leading information technology research and advisory company. We deliver the technology???related insight necessary for our clients to make the right decisions, every day. From CIOs and senior IT leaders in corporations and government agencies, to business leaders in high???tech and telecom enterprises and professional services firms, to technology investors, we are the indispensable partner to 60,000 clients in 10,000 distinct organizations. Through the resources of Gartner Research, Gartner Executive Programs, Gartner Consulting and Gartner Events, we work with every client to research, analyze and interpret the business of IT within the context of their individual role. Founded in 1979, Gartner is headquartered in Stamford, Connecticut, U.S.A., and has 4,000 associates, including 1,200 research analysts and consultants in 80 countries. I work for the Corporate Legal & Client Compliance department. My primary role is providing analysis for those two groups. As a signatory for the company I review contracts for signature (Master Client Agreements & Service Agreements) and provide backup for contract administration.

Member Payment Dependent Notes Series 497672

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497672	$7,000	$7,000	7.14%	1.00%	March 29, 2010	April 6, 2013	April 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497672. Member loan 497672 was requested on March 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,695 / month
Current employer:	Cache Creek Casino	Debt-to-income ratio:	12.52%
Length of employment:	2 years	Location:	Woodland, CA

Home town:
Current & past employers:	Cache Creek Casino
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 23, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 497765

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497765	$5,000	$5,000	13.11%	1.00%	March 25, 2010	April 6, 2013	April 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497765. Member loan 497765 was requested on March 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Raytheon	Debt-to-income ratio:	15.35%
Length of employment:	6 years	Location:	Springfield, VA

Home town:
Current & past employers:	Raytheon
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/23/10 > I plan on paying this loan off early I need to consolidate some of my debt Borrower added on 03/23/10 > This loan will be paid off early, I plan on making extra payments and have it payed off within 2 years.

A credit bureau reported the following information about this borrower member on March 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,435.00	Public Records On File:	1
Revolving Line Utilization:	93.70%	Months Since Last Record:	82
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and indicate which ones on the list *will* as well as which ones *will not* be paid off with this loan. Thank you in advance.	Type your answer here. All 4 of my credit cards will be paid off
What is your job at Raytheon?	Type your answer here. I am a System Engineer and have been with the company since 2003
As the previous potential lender has asked, but you have not yet answered...will you please list the SPECIFIC credit cards/debts , the amounts to be paid, and the current APR's on each of them so that we may understand you needs? Thank you.	Frontier Mastercard - $700 Centenial Mastercard - $500 CreditOne Visa - $300 First Premier visa - $300 pay my taxes for 2009 - $2500
Is the 4,000 monthly or bi-weekly income? 48k seems low for a Raytheon employee with at least 6 years at the company.	That is bi-weekly and I do make 68k a year before taxes

Member Payment Dependent Notes Series 497767

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497767	$6,000	$6,000	15.33%	1.00%	March 29, 2010	April 8, 2013	April 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497767. Member loan 497767 was requested on March 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	burger king corporation	Debt-to-income ratio:	3.54%
Length of employment:	4 years	Location:	Trenton, NJ

Home town:
Current & past employers:	burger king corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/10 > I want to pay off my credit cards completely. I started contributing 401k in may of last year and recently open an ira. I have helped my mother with her home and would like to continue helping withput delaying my invesrment and savings goals Borrower added on 03/26/10 > I also plan to retire this debt way before three years .

A credit bureau reported the following information about this borrower member on March 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,713.00	Public Records On File:	0
Revolving Line Utilization:	74.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is you job at burger king corporation?	I am a senior assistant manager . If it helps I am also being prepared for a promotion

Member Payment Dependent Notes Series 497770

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497770	$6,000	$6,000	9.88%	1.00%	March 30, 2010	April 6, 2013	April 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497770. Member loan 497770 was requested on March 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:		Debt-to-income ratio:	9.28%
Length of employment:	n/a	Location:	marysville, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/23/10 > I would like to help my son consolidate his debts. I am looking to borrow the 6,000 so I can help him consolidate three, high interest credit cards and a high interest personal loan. He is carrying $3,000 balance on three credit cards at an average rate of 16%. He also has a one year personal loan that he is paying 12% on. I'd like to help him reduce the rate and stretch out the payments on this loan. I am a government retiree and will be eligible for my social security benefits in July of 2010 . On top of my current pension of $85,000 annually, I will receive an additional $18,000 annually. My total annual income will be over $100,000 as of July 2010. I have a stable income and enough room in my monthly budget to help my son to eliminate his high interest debts.

A credit bureau reported the following information about this borrower member on March 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1976	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	57
Revolving Credit Balance:	$31,905.00	Public Records On File:	0
Revolving Line Utilization:	84.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What was the recent inquiry for, and did it result in any new credit cards or loans?	I applied for a loan to help my daughter in-law finish law school in san diego. I didn't end up taking the loan because she got a cheaper loan from Sallie may.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, including payments on the $31,905 revolving credit balance shown above on your report. Please explain the delinquency that appears on your Credit History above. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	I am the sole wage earner. I have no dependance. I have no heloc. Not on my primary home or my rental property which is renting for the same amount as the morgage on it. I am retired from caltrans, my income is guaranteed for life. My revolving debt accounts for less than %20 of my current income. And has I stated, I will be eligible to draw social security in july raising my income by around 1800 a month. And yes, I can make these payments direct from my account.
Did you retire from federal or state employment? If state, which one?	Retired caltrans. My income is guaranteed for life.

Member Payment Dependent Notes Series 497780

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497780	$12,000	$12,000	10.62%	1.00%	March 30, 2010	April 6, 2013	April 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497780. Member loan 497780 was requested on March 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	ACE Private Risk Services	Debt-to-income ratio:	22.39%
Length of employment:	< 1 year	Location:	Salem, VA

Home town:
Current & past employers:	ACE Private Risk Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/23/10 > My wife and I have successfully paid off over $27,000 in the past year using Dave Ramsey's Total Money Makeover program! Other than our mortgage and my student loan, this is our last credit card and the interest rate is a whopping 20%. We have never missed a payment and Bank of America is still unwilling to lower the interest rate. We pay all of our bills on time, mostly through EFT, and have a $1,000 emergency fund. My job is very stable. I work for a global insurance company in the IT department. While I can't list the amount of profit that was made last year, it was very significant and we are on track this year to double last year's numbers. If you have any questions, please don't hesitate to ask.

A credit bureau reported the following information about this borrower member on March 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,540.00	Public Records On File:	0
Revolving Line Utilization:	50.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with ACE Private Risk Services for less than a year, please provide a bit of your previous employment history? Thank you in advance.	Most of previous work experience has been consultant work. I would mostly work 1 year contracts. The pay was better and I gained a lot of valuable experience. When the position opened at ACE, I jumped at it because it's located 10 minutes from my house.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at ACE...programmer? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What is the balance and minimum monthly payment of the debt you will pay off with this loan? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	I am currently a Quality Analyst. I was brought in to create the role and build the QA team. My primary responsibilities include test automation and process engineering. I also have programmer responsibilities which include maintenance on internal utilities. My wife is an insurance agent (different company). She is coming up on 2 years in business and doing very well. She brings in on average $3,000/month. So combined, we make a little over $100,000/year. We are currently paying $335/month for $11,500 credit line. It is a fixed payment at 19.98%. The payment on the Lending Club loan would be $390. We would be able to pay the balance off in 1 years less time and save about $3,500 in interest. In case of loss of income, we would use money from my wife's business to pay the loan. Yes, the payments will be automatically withdrawn from our bank account. Great questions! Anything else, please let me know!
Thank you for the very useful information. Just one question was missed: So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. Thanks	I'm sorry, I thought you were just looking for information about the payment on the existing balance. Mortgage: $1515 Equity Line: $216 Car #1: $284 Car #2: $236 Auto Insurance: $128 Electric: $131 Cable: $130 World Vision: $30 Groceries: $500 Gas: $200 Existing Credit Card Balance: $335 Student Loan: $151 Phone(s): Covered under wife's business Income: $6600 (take-home/not including taxes from wife's income) Expenses: $3,856 (approx.)
Thank you very much. That helps us understand clearly what your financial position is. I'm sure you will be fully funded shortly.	Thanks roadtrip. I appreciate the questions.

Member Payment Dependent Notes Series 497783

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497783	$10,000	$10,000	7.14%	1.00%	March 30, 2010	April 6, 2013	April 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497783. Member loan 497783 was requested on March 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Magnum security	Debt-to-income ratio:	16.18%
Length of employment:	5 years	Location:	west hempstead, NY

Home town:
Current & past employers:	Magnum security
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 23, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1973	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,684.00	Public Records On File:	0
Revolving Line Utilization:	21.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Magnum security and what do you do there?	Magnum is an Alarm, Audio,Video and low voltage installation and wiring company.

Member Payment Dependent Notes Series 497814

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497814	$10,000	$10,000	14.59%	1.00%	March 30, 2010	April 6, 2013	April 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497814. Member loan 497814 was requested on March 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,083 / month
Current employer:	DuCharme McMillen and Associates	Debt-to-income ratio:	18.15%
Length of employment:	2 years	Location:	Irving, TX

Home town:
Current & past employers:	DuCharme McMillen and Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/10 > Thank you so much to everyone that has funded my loan so far. Thank you for believing in me, and helping me in my quest to become debt free!

A credit bureau reported the following information about this borrower member on March 23, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	12
Revolving Credit Balance:	$8,303.00	Public Records On File:	0
Revolving Line Utilization:	57.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is DuCharme McMillen and Associates and what do you do there?	DuCharme McMillen and Associates is a Corporate Tax Consulting Firm. We specialize in reviewing sales and use tax assessments, property tax assessments, representing clients in sales and use tax/property tax audits, and tax technology solutions. I work as a tax consultant at DuCharme McMillen and Associates.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and indicate which ones on the list *will* as well as which ones *will not* be paid off with this loan. Thank you in advance.	Chase/ $5400/ 12.5% - yes Discover/ $1400/ 19.99% - yes Firestone/ $488/ 21% - yes Macys/ $700/ 21% - yes HP/ $800/ 21% - yes
Can you please explain your delinquency from 12 months ago?	I recently went through a divorce, and there was some confusion as to who was reponsible for the debt to Macys. As a ressult the debt was paid a few days after it was due.
The major portion of your CC debt is in the Chase account @12.5% which is less than your loan rate. Why consolidate that account too?	You're right. I misread the interest rate that was quoted to me by lending club. What I will probably end up doing is using the extra money from the loan to buy a used car, since I was also recently in a car accident, so that I don't have to finance it with an auto loan.

Member Payment Dependent Notes Series 497821

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497821	$10,000	$10,000	7.88%	1.00%	March 29, 2010	April 6, 2013	April 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497821. Member loan 497821 was requested on March 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,417 / month
Current employer:	City of Milwaukee	Debt-to-income ratio:	0.31%
Length of employment:	10+ years	Location:	Milwaukee, WI

Home town:
Current & past employers:	City of Milwaukee
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/23/10 > The excellent credit I have and the good job will guarantee the repayment of this loan on time. I will be committed to make the payment on time every month so everyone will have a very happy experience. The money will be used to purchase a larger car with a decent interest rate.

A credit bureau reported the following information about this borrower member on March 23, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	47
Revolving Credit Balance:	$286.00	Public Records On File:	0
Revolving Line Utilization:	2.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 497839

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497839	$2,100	$2,100	13.11%	1.00%	March 26, 2010	April 6, 2013	April 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497839. Member loan 497839 was requested on March 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,000 / month
Current employer:	Dr. Fathi	Debt-to-income ratio:	11.60%
Length of employment:	5 years	Location:	Gilroy, CA

Home town:
Current & past employers:	Dr. Fathi
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 23, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,468.00	Public Records On File:	0
Revolving Line Utilization:	39.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Dr. Fathi and what do you do there?	Dr. Fathi is a dentist and I am a registered dental assistant with her office. I have been employed with her office for 5 years now.
Loan Description please?	I am applying for this loan because I have a personal emergency.
Please give us some details to what you are seeking this money for, what credit cards you are looking to consolidate and their respective APRs. Thanks and good luck!	Well first when I applied, I applied for a larger amount to consolidate my bills and for a personal emergency. Because the most I was approved for is $2100.00, that is not enough to consolidate all my bills, so I will be using the money for the emergency.

Member Payment Dependent Notes Series 497923

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497923	$3,500	$3,500	13.48%	1.00%	March 29, 2010	April 7, 2013	April 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497923. Member loan 497923 was requested on March 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Apac Customer Services	Debt-to-income ratio:	4.67%
Length of employment:	< 1 year	Location:	Tucson, AZ

Home town:
Current & past employers:	Apac Customer Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/10 > I plan to use this loan to consolidate my debt and help me get back on track with my bills.

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,394.00	Public Records On File:	0
Revolving Line Utilization:	85.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Apac Customer Services and what do you do there?	It is a Customer Service based Call Center. They are a third party outsourcing company for a few businesses. I am a customer service representative for a wireless company within APAC.
Loan Description please?	I've fallen behind on some of my bills because I was out of work for a few weeks due to some fainting spells. I did not have insurance to cover the cost of some of my medical bills so that put me behind a little more. I have recently seen a doctor and I was prescribed medication for my fainting spells. It has worked well enough to get me back to work. I just want to be able to consolidate my debt and catch up with my bills.

Member Payment Dependent Notes Series 498007

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498007	$16,000	$16,000	13.85%	1.00%	March 30, 2010	April 7, 2013	April 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498007. Member loan 498007 was requested on March 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	rush university medical center	Debt-to-income ratio:	23.88%
Length of employment:	1 year	Location:	tinley park, IL

Home town:
Current & past employers:	rush university medical center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/10 > Over the past 5 years I depended too much on my credit cards to allow me to purchase the things I thought I needed. Now I am facing 24% APR's on some of my cards and am now looking to reduce the rate while I rapidly pay off my debt. I work as a nurse on an off shift and pick up overtime shifts every week in an effort to pay off this debt as fast as possible. Currently I am paying between $800 and $1200 a month and at this rate should be completely paid off by November 2010. Additionally I am recently engaged and have made it my goal to have all of this debt gone before I start planning my wedding which gives me great motivation. I might have been careless in the past, but have more than learned from my mistakes and am looking to make a clean break from credit cards for good.

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	72
Revolving Credit Balance:	$14,299.00	Public Records On File:	0
Revolving Line Utilization:	67.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is rush university medical center and what do you do there?	RUMC is a hospital and I am a nurse.
Since this is a debt consolidation loan, please list each of your debts, (types/balances/APRs) and identify which ones on the list *will* be paid off with this loan, as well as which ones will *not* be paid off with this loan. Thank you in advance.	Bank of America - $6800- 24% APR Chase - $6500 - 24% APR Chase - $3500 - 18% APR Citi - $2000 - 0% APR until November 2010 Bank of America and Chase would be paid off first since the APR's are the highest and since Citi is still 0%
Sounds like you have a good plan. What actions have you taken, moving forward, to maintain reduce your debt and maintain it at a lower level (other than requesting this loan)?	To begin I moved from downtown where I was living in an apartment to the suburbs with my parents where I live for free. This allowed me to put the money I was using for rent towards my debt. Additionally I use cash for everything now, once it's gone it's gone. Like I mentioned in my loan description I also pick up between 8 and 16 hours of overtime work a week. I also have started using a money management program to track my expenses and use a budget to make sure I stay on track with my debt pay off.
How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	As far as I know my position is as secure as can be. The hospital I work for is a major university campus, unlike a small community hospital that might be affected more by what is currently going in the economy. I am very lucky in respect to job security as people will always need hospitals and nurses. In fact my profession and current place of employment is one of the few still offering nurses the opportunity to pick up over time shifts. If I were to be let go I would quickly find work with another hospital, agency, or travel nursing to keep current with my loans. If that failed I would try to fall back on my first profession, graphic design, to help me make payments. And if all else failed, I'd find work at Target, Home Depot, or anywhere that would hire me.
Hello, I am funding a bit of your loan, but let me suggest you become a model daughter/son by first not living with your parents "for free". They have to pay/have paid for a mortgage, property taxes, utilities, etc for years. Why don't you pay for part of that?	I recognize that I am immensely lucky for the family that I have and the extent they go to help not just me but anyone out. By living at home I am not taking advantage of my parents or free loading as you might have implied, I certainly help out and contribute to my family in other ways. The decision to move home was a joint one, one in which my parents welcomed me with open arms, and a difficult one for myself as it was realization of the sacrifice I needed to make in order to get back on my feet. I mean all of this with greatest respect to you, and if you have any other questions regarding details about the loan I would be happy answer, but I won't engage in any other questions which hold a hostile undertone.

Member Payment Dependent Notes Series 498017

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498017	$4,800	$4,800	12.73%	1.00%	March 29, 2010	April 7, 2013	April 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498017. Member loan 498017 was requested on March 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	M & J Contracting LLC	Debt-to-income ratio:	12.48%
Length of employment:	< 1 year	Location:	Newton, NJ

Home town:
Current & past employers:	M & J Contracting LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,822.00	Public Records On File:	0
Revolving Line Utilization:	21.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is M & J Contracting LLC and what do you do there?	M & J Contracting LLC is construction company that specializes in finishing basements, bathrooms, patios, decks,fences, porches, doors and installation. Full service contracting company, fully licensed and insured

Member Payment Dependent Notes Series 498029

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498029	$3,000	$3,000	14.59%	1.00%	March 26, 2010	April 7, 2013	April 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498029. Member loan 498029 was requested on March 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	tim hortons	Debt-to-income ratio:	17.63%
Length of employment:	9 years	Location:	pickerington, OH

Home town:
Current & past employers:	tim hortons
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/10 > Consolidate debt

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	59
Revolving Credit Balance:	$6,631.00	Public Records On File:	0
Revolving Line Utilization:	52.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is tim hortons and what do you do there?	Tim Hortons Inc. is a Canadian based coffee shop known for its coffee and doughnuts. I am the General Manager. I control the daily operations.
Loan Description please.	To help pay down credit card debt as well as a few other bills incurred as a result of my divorce.
Please list each of your debts, (types/balances/APRs) and identify which ones on the list *will* be paid off with this loan as well as which ones *won't* be paid off with this loan. Thank you in advance.	Allow me to rephrase, paid down. Not paid off. I need to lower the monthly payments on a few of my credit cards as well as pay the IRS $1800 due to erroneous advice from a Turbo Tax CSR. I'm trying to avoid having to file for bankruptcy. I will be using what little disposable income I have to repay this loan.
What actions have you taken, moving forward, to reduce and maintain your debt at a lower level, other than requesting this loan? Thank you in advance.	I work 6 days a week (60hrs). I have closed 3 out of 4 of my credit card accounts. I am also contemplating a second job in the evenings.

Member Payment Dependent Notes Series 498050

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498050	$3,000	$3,000	7.51%	1.00%	March 26, 2010	April 7, 2013	April 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498050. Member loan 498050 was requested on March 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	SenDx Medical Inc	Debt-to-income ratio:	16.46%
Length of employment:	1 year	Location:	San Diego, CA

Home town:
Current & past employers:	SenDx Medical Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/10 > Hi, I want a loan to payoff a high interest credit card. Thanks

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,881.00	Public Records On File:	0
Revolving Line Utilization:	58.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is SenDx Medical Inc and what do you do there?	Hi, SenDx Medical Inc is a Medical Device company. We specialize in Blood gas analysis. I am a software test engineer for the company in charge of writing and executing validation test plans.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at SenDx Medical Inc? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	At SenDx Medical Inc I am a software test engineer in charge of writing and executing validation test plans. No my girl friend also work and she pays some of the bills Our combine income would be about 85,000 monthly bills car - 400 car insurance - 100 rent - 625 cellphone - 120 gym - 60 gas - 300 Utilities - 200 With this loan I am going to payoff a credit car with a balance of 4000 the interest year annually is 24% which I think is ridiculous. My month paymet for this card is 140 and I have never miss a payment or pay late. I just don't want to give more money to the banks. yes the payment will be automatically withdraw from my bank account

Member Payment Dependent Notes Series 498097

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498097	$9,000	$9,000	7.88%	1.00%	March 30, 2010	April 7, 2013	April 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498097. Member loan 498097 was requested on March 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,848 / month
Current employer:	Western Area Power Administration	Debt-to-income ratio:	23.20%
Length of employment:	3 years	Location:	Littleton, CO

Home town:
Current & past employers:	Western Area Power Administration
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/10 > These funds will be used to pay off a motorcycle loan that has a low introductory rate that is going to expire at the end of April. I am a federal employee who works for the Department of Energy so I consider my employment one of the safest jobs that exists. Additionally, I value a good credit rating and meticulously guard against negative effects to my credit, making me a very low risk for default.

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,601.00	Public Records On File:	0
Revolving Line Utilization:	49.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Western Area Power Administration and what do you do there?	Western Area Power Administration is part of the Department of Energy. Western Area Power Administration markets and transmits hydroelectric power across 15 states in the central and western US. At Western I am an IT specialist, performing systems administration.
Please answer the following so I can evaluate your ability to pay back this loan. 1. List your monthly expenses. 2. Explain the credit inquiry that occurred within the last six months. 3. What is the motorcycle loan principle? 4. What are the introductory and forthcoming interest rates?	1. Our monthly expenses are approximately $3,300 2. The credit inquiry came from our new home leasing company. 3. Motorcycle loan principle: $9,034 4. This motorcycle loan was a two year introductory rate at 9%. The introductory term ends at the end of April at which time the rate will go to 19%.

Member Payment Dependent Notes Series 498108

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498108	$8,500	$8,500	7.51%	1.00%	March 30, 2010	April 7, 2013	April 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498108. Member loan 498108 was requested on March 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,667 / month
Current employer:	Penn State University	Debt-to-income ratio:	20.48%
Length of employment:	5 years	Location:	Bellefonte, PA

Home town:
Current & past employers:	Penn State University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/10 > Very easy to apply and secure a loan. Borrower added on 03/26/10 > I am an Administrative Assistant at Penn State University and work part time for a retail chain. This loan will pay off debt from my divorce. I can very easliy afford the monthly payment. My credit is excellent and I plan on keeping it that way. Borrower added on 03/26/10 > I named it Free Loan because it will free me from debt.

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1986	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	56	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,019.00	Public Records On File:	0
Revolving Line Utilization:	15.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. How did you accumulate so much debt? After you receive this loan, do you have a plan to avoid accumulating additional debt? Can you afford the monthly payments to repay this loan? For example, does this loan save you money over your current payments on your debt? One last matter: investors get a little concerned when a borrower uses the word "free" in the same sentence as loan. I am hoping that you intend to repay the loan. Your answers are appreciated. Wishing you the best.	The debt was a result of my divorce. I can afford the payment and I do not plan on getting any more debt. I used the word Free because it would free me of my debt sooner.
What is your job at Penn State University?	Administrative Assistant.
What is it that you do at Penn State?	I am an administrative Assistant, I also work part time at a retail chain.
Hello. Thank your for your answers to my questions and those of others. How secure is your job over the next three years. I would like to help you free yourself of debt sooner. Could you please answer my question about how this loan saves you money on a monthly basis versus the payments you currently have to make? Have a great day.	My payments are smaller. I work for Penn State University, no one is ever really sure of their job, but I am very confident my job will still exist.

Member Payment Dependent Notes Series 498122

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498122	$6,000	$6,000	11.36%	1.00%	March 29, 2010	April 7, 2013	April 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498122. Member loan 498122 was requested on March 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:		Debt-to-income ratio:	10.60%
Length of employment:	10+ years	Location:	Lynnwood, WA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/10 > My Daughter is going to be Married this Summer. Very exciting! She and her future hubby are contributing in a large way to the wedding expenses, but of course they still need help from us parents. fortunately they are keeping the wedding day expenses within reason. They are really good kids. We are very excited about the upcoming event, and we hope we can find funding through the Lending Club. Borrower added on 03/26/10 > My business is an established carpet cleaning and floor cleaning company. Owner operated by myself for over 20 years.Dedicated to providing a quality job.This year promises to be a busy one! Borrower added on 03/26/10 > Thank you to all lenders ..I plan to become a lender as well...

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	48
Revolving Credit Balance:	$2,866.00	Public Records On File:	0
Revolving Line Utilization:	47.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I AM OWNER/OPERATOR OF A CARPET CLEANING AND FLOOR CARE COMPANY FOR THE LAST 25 YEARS. PLEASE GATHER MORE INFORMATION AT general-pacific.com Thanks
Congrats on the coming addition of a son-in-law. 1. Who is your employer and what do you do? 2. Please list your expenses so that we can better understand your financial situation. 3. Please list your present debts, and their monthly payments. Thanks	Thank you for the comendation ,He is a fine young man! I have an established carpet cleaning company/wood floor and vinal floor care service. on #2/ #3 I hesitate to list my personal information in a public internet area?? But will surely be happy to define this with the Lending Club Thanks again. please look at our web site general-pacific.com
How do you earn your income?	I own a carpet cleaning and floor care company.Established for over 20 years now. Thanks for your interest.

Member Payment Dependent Notes Series 498150

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498150	$5,000	$5,000	7.14%	1.00%	March 29, 2010	April 8, 2013	April 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498150. Member loan 498150 was requested on March 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Staffmark	Debt-to-income ratio:	3.21%
Length of employment:	2 years	Location:	New York, NY

Home town:
Current & past employers:	Staffmark
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,877.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Staffmark and what do you do there?	Staffmark is one of the nation's largest staffing companies with over 300 offices in over 30 states. I am a senior information technology recruiter in the Professional Consulting Group in the New York City office. I recruit IT professionals for clients in a wide variety of industries including finance, insurance, cpg, media and e-commerce. The types of positions that we fill include application development, data architecture, datawarehouse development, database development and administration, quality assurance, systems engineering, network administration, desktop support/helpdesk support, business analysis and project management.
Please answer the following so I can evaluate your ability to pay back this loan. 1. Explain what Staffmark does and detail your position at Staffmark. 2. List all monthly expenses.	1. Staffmark has a long and successful history in the staffing industry. Founded in 1970, we have now grown to be one of the top ten commercial staffing companies in the United States. We have been in business for over 38 years and have more than 300 locations in 30 states. We are a multi-regional provider with an excellent reputation for superior coverage and service in the markets where we are located. Our service is designed to provide exceptional business solutions tailored to individual customers. I am a senior technical recruiter in Staffmark's Professional Consulting Group in the New York City branch. I recruit IT professionals for clients in a wide variety of industries including finance, insurance, cpg, media and e-commerce. My responsibilities encompass the full life cycle of recruitment (sourcing, screening, qualifying, coordinating interviews, negotiating and closing candidates). The IT professionals I recruit are typically in the fields of application development, data architecture, datawarehouse development, database development and administration, quality assurance, systems engineering, network administration, desktop support/helpdesk support, business analysis and project management. 2. Monthly expenses include: Wireless bill: $138.00 Cable TV/Internet/Phone bill: $95.00 Monthly NYC Metro cost: $89.00 Misc. expenses: $100.00 approximately Rent: $0 (I currently live with my mother) Car: $0 (I no car payments)

Member Payment Dependent Notes Series 498155

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498155	$21,000	$21,000	19.79%	1.00%	March 30, 2010	April 7, 2013	April 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498155. Member loan 498155 was requested on March 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,375 / month
Current employer:	Atlanta Falcons	Debt-to-income ratio:	13.86%
Length of employment:	3 years	Location:	Flowery Branch, GA

Home town:
Current & past employers:	Atlanta Falcons
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/10 > I'm seeking a simple loan to eliminate all but a couple of my credit cards. I'm sick of big banks ruining my credit rating by jacking around with my balance/limit ratios. I have a flawless payment history and my household income is over $100k with just about $20k owed on credit cards. I have a solid career with the Atlanta Falcons as one of the most respected web designer / developers in the NFL; I'm not going anywhere! My average credit card interest is about 15%, but I'd rather pay even a little extra to a private investor than keep paying money to a big bank. Borrower added on 03/25/10 > A common question has been regarding the recent inquiries. The lease on my previous vehicle expired a couple of months ago. I spent some time shopping around for the best rate / deal on a new vehicle. This included captive institutions and regional banks. Ultimately, I went with BMW Bank. This is a new loan secured by a BMW, and the payment is lower than the previous GMAC / Hummer that may still be on my report. Please feel free to inquire further if you need more details. Thanks! Borrower added on 03/29/10 > Income should be verified today. Thank you for investing, everyone.

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,730.00	Public Records On File:	0
Revolving Line Utilization:	52.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $21,000 DC loan questions: Your Transunion Credit Report reflects 7 credit inquiries within past 6 months. Why so many inquiries within short time span? (That plus 52.20 pct utilization available credit lines factors why loan priced at 19.79 pct APR.) (2)-Household income > $100 K per year, Question: If loan fully funds and issued, time length you intend to retain active loan before final payoff- < than 1 year? 1 to 2 years? 2 to 3 years maximium? Advance thanks for answers to BOTH questions. Member 505570 USMC-Retired-Investor 03.25.2010 @ 05:45 AM ET.i	Thank you for the question, sir. A good one, as well. I was leasing a Hummer, which expired a couple months ago. During that period, I shopped for the best rate on a new car. I don't know how much detail you have available, but the Hummer was the GMAC account, and the BMW Bank is the new account.
What were each of the recent inquiries for? Did any of them result in new credit cards or loans?	Hello CriticalMiss, and thank for asking a valid question. My previous vehicle was leased, and that lease expired in February. I spent some time shopping for the best scenario for leasing or financing a new car. That did result in a new car loan with a payment lower than the previous GMAC lease, which may still be on my report. The new vehicle would show as BMW Bank.
Why have you had 7 credit inquiries in the last six months?	Good question, and thank you for asking. A couple months ago, the lease on my previous vehicle was expiring, so I shopped for the best rate on a new car. At least six of those are related to car financing / leasing with either captive finance institutions or local banks.
How long are you planning on having the loan? and have you had your pay and employment verified by the Lending club?	Thank you for the question. The earliest I would pay this off would be 24 months. My salary increases and annual bonuses vary, and would be the primary consideration for early payoff. Second question... My account with LendingClub is fresh off the boat, so I doubt I've been verified yet. However, I've just received their requests for such documentation and will be sending that to them shortly. I will be verified within a few days.
Me again. Thanks for answer; you answered 1st question (credit inquiries) but not 2nd question. That question was: "(2)- Household income > $100 K per year, Question: If loan fully funds and issued, time length you intend to retain active loan before final payoff- < than 1 year? 1 to 2 years? 2 to 3 years maximium? Advance thanks for answers to BOTH questions." (Now only 1 remaining question to be answered.) Advance thanks. Lender Member 505570 USMC-Retired-Investor 3.25.2010 @ 12.29 PM ET.	You're right, I apologize. There are two variables that would accelerate payoff sooner than scheduled. Salary increases and bonuses. I have consistently enjoyed a raise each year since 2002; however, this is never guaranteed. As such, payoff could be accelerated by a few months if this trend continues because I will increase the amounts of my payments as my salary increases. Bonuses are paid for playoff games. Thus, if by chance, the Falcons made it as far as the Superbowl in 2011, I'd likely use those bonus funds to pay off the loan. Of course, the latter is not something to bank on! Just the only potential scenario where I'd pay the loan off significantly sooner than scheduled. Does this cover your inquiry?
Great information. Just a few additional questions: So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	Thank you, roadtrip. I'll start with your latter questions, and then outline my budget below. I do not have second mortgage or home equity line. Just one mortgage. I actually do not need the full $21k. My plan is to invest $2,400 of the loan amount into a deposit account for payment security in the unlikely event I lose my job. That covers the payment for about 3 months. However, in my profession, with the years of experience and qualifications I've gained, it's highly unlikely I'd be unemployed more than 6 weeks - even in this economy. I have options outside my personal finances and/or retirement assets to tap into if unemployment extends beyond three months. Yes, payments will be automatically pulled from my bank account each month. Now, for my monthly budget in a nut shell. Income after taxes: $5,600 (not including my wife) - $1,635 (mortgage) - $560 (auto) - $860 (bills) - $600 (food, fuel, ent) -------- Total living expense: $3,655 - IRA (10%): $560 - Credit card (minimums): $640* -------- Disposable income: $745 *This loan replaces the credit card bills. Right now, I take most of the disposable income and send it to a credit card - from highest interest account down (the rolling payoff strategy). I've done my math and this rolling payoff strategy costs me more and takes longer than a consolidation loan. It's also not guaranteed because the terms can change at the bank's discretion. With the consolidation loan, I have a firm date that I can look forward to, and no disgusting surprises.
Vanity Screen ID- Live_Long_and_Prosper while being significant (easy to remember) make it difficult for lenders LATER to locate specific loans to invest their $$ in. Experienced lenders who fund P2P loans listed L C website wait and follow loans progress for two reasons: (1)- Evaluate lender interest and current $ funding progress and (2) Actually invest their $ AFTER Home Office Credit Review Team completes required borrower credit review. That means lenders must locate loan later during funding process by typing borrowers vanity Screen ID into Drop Down Loan Filter "Keyword". Usually Vanity ID's produce NO results. Your Vanity ID did NOT produce results either. Only option is for lenders to conduct a full scale search involving all loans listed by searching loan $$ amount, by pct APR, by loan category, by location state or by E-X-A-C-T loan Title. Most lenders won't go through all extras involved just to locate specific loan for $$ investment. Instead they will pursue other loans that are not that difficult to find and thus easier to locate. L C borrower registration process automatically generated default Screen ID for borrowers use - Member_638786. Typing Member_638786 into Loan Search filter "Keyword" produces desired result displaying your requested loan application on lenders computer screen. I recommend Screen ID revert to Member_638786 that L C initially generated for borrower use. Otherwise your loan will join other Vanity ID loans and will seriously lag behind loans listed same day in receiving interested lenders future $$ funding. Hope this infomation is useful as I am interested in to help fund your loan. Member 50570 USMC-Investor 03.25.2010 @ 2:53 PM ET	Advice welcomed, taken, and will follow if permitted by L C. Thank you, USMC!
Please contact Lending Club to give them paperwork necessary for 'Approval'. You will get a lot more investors. Thanks!	Thanks for the suggestion. I did receive an email from them requesting recent pay stubs. I'll get digitized copies from payroll tomorrow and send them up to Lending Club. Hopefully, I'll achieve the 'approved' status by Monday.

Member Payment Dependent Notes Series 498226

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498226	$3,000	$3,000	15.70%	1.00%	March 29, 2010	April 7, 2013	April 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498226. Member loan 498226 was requested on March 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Zakheim & Associates Law Firm	Debt-to-income ratio:	11.89%
Length of employment:	1 year	Location:	Miami, FL

Home town:
Current & past employers:	Zakheim & Associates Law Firm
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/10 > I have been saving for an engagement ring without my girlfriend knowing. Ever since we found out that we would be expecting our first child, the pressure has been mounting because I plan on proposing hopefully within the next month. This loan would really help out and WILL be paid within 3 years on time with little to no risk involved. I get monthly bonuses that will be applied periodically to the debt in addition to the monthly payments. Even with the economic conditions of the job market, my position is stable and secure spanning over a year and four months.

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	5	Months Since Last Delinquency:	11
Revolving Credit Balance:	$13.00	Public Records On File:	0
Revolving Line Utilization:	0.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Zakheim & Associates Law Firm?	Zakheim & Associates is a firm that represents many national credit grantors and financing institutions focusing its practice on creditors rights litigation. My role and responsibilities range from the initial activation process of each account, negotiations on our clients behalf, to the dismissal of pending legal action via stipulation. I am compensated hourly, with the incentive of monthly bonuses that I have achieved 12 out of the last 15 months ranging from $300 to $3500. To this date I have assisted our clients in the recovery of over million dollars and counting.
Can you explain your delinquency from 11 months ago?	About 2 years ago, I was in charge of the day to day operations of a retail business in which the owner lived out of the country. Like many people, I experienced a pay cut and with time was eventually let go. At that stage in my life I never thought about the future nor did I save much of my above average wages for a rainy day. Soon interest compiled on my credit card and I could no longer keep up with even the minimum payments. I vowed from then on to no longer live my life in the moment and save for the future. A few months later, I saved and paid the account off in full...not a settlemet! My soon to be fiancee and I live together and have joint bank accounts therefor I cannot just withdraw a large amount without raising some questions, but we are not struggling by any means!

Member Payment Dependent Notes Series 498235

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498235	$1,000	$1,000	14.96%	1.00%	March 29, 2010	April 7, 2013	April 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498235. Member loan 498235 was requested on March 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,020 / month
Current employer:	Porter Hills Village	Debt-to-income ratio:	20.98%
Length of employment:	1 year	Location:	Allendale, MI

Home town:
Current & past employers:	Porter Hills Village
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/10 > Purpose of loan: This loan will be used to???pay for my last 3 credit class that I have to take in order to fulfill my 120 credit Bachelor requirement to graduate and be able to continue my lifetime goal of becoming a doctor and give back to those in need. My financial situation: I am a good candidate for this loan because???I am a hard worker who has a steady job taking care of individuals suffering from dementia/Alzheimer's and is very dedicated to my academics. Borrower added on 03/24/10 > Purpose of loan: This loan will be used to???pay for my last 3 credit class that I have to take in order to fulfill my 120 credit Bachelor requirement to graduate and be able to continue my lifetime goal of becoming a doctor and give back to those in need. My financial situation: I am a good candidate for this loan because???I am a hard worker who has a steady job taking care of individuals suffering from dementia/Alzheimer's and is very dedicated to my academics.

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,351.00	Public Records On File:	0
Revolving Line Utilization:	42.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with Porter Hills Village a short time, please provide previous employment/education history. Thank you in advance.	Hinsdale Adventist Hospital-Pre-Anesthesia Assistant-Hinsdale, IL Elite Valet-Hospital Valet-St. Joseph Medical Center Joliet, IL Ligas Building Materials-Loader/Organizer-Joliet, IL

Member Payment Dependent Notes Series 498330

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498330	$3,000	$3,000	10.99%	1.00%	March 29, 2010	April 8, 2013	April 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498330. Member loan 498330 was requested on March 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,600 / month
Current employer:	Hope Lake Lodge	Debt-to-income ratio:	17.94%
Length of employment:	< 1 year	Location:	BINGHAMTON, NY

Home town:
Current & past employers:	Hope Lake Lodge
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/10 > Hoping to buy furniture for my apartment when I return home from completing my bachelors degree at SUNY Cortland in May

A credit bureau reported the following information about this borrower member on March 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$566.00	Public Records On File:	0
Revolving Line Utilization:	12.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What Hope Lake Lodge and what do you do there?	Hope Lake Lodge is a section of Greek Peak Mountain Resort in Virgil, NY. I work within the Waterfalls Spa as a cosmetologist.
Since you will be moving in May, have you provided Lending Club with both your old and your new addresses and contact information?	I provided Lending Club with my permanent address information which is my parent's home address. I keep their address as my pernament address because I have moved so many times while attending college.

Member Payment Dependent Notes Series 498349

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498349	$2,400	$2,400	10.25%	1.00%	March 29, 2010	April 8, 2013	April 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498349. Member loan 498349 was requested on March 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,780 / month
Current employer:	hyatt place	Debt-to-income ratio:	2.64%
Length of employment:	1 year	Location:	MALDEN, MA

Home town:
Current & past employers:	hyatt place
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$945.00	Public Records On File:	0
Revolving Line Utilization:	10.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is hyatt place and what do you do there?	Type your answer here.hyatt place is a hotel chain,the position i hold there is gallery host
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* and which ones *will not* be paid off with this loan. Thank you in advance.	credit card debt/1123.58/ 20.15 %apr credit card bebt/962.70/ 17.15 % apr both credit cards will be paid in full
Is there a second wage earner in the household?	yes, there is a 2nd wage earner in the household,which is the primary earner for the household.

Member Payment Dependent Notes Series 498366

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498366	$4,000	$4,000	13.11%	1.00%	March 30, 2010	April 8, 2013	April 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498366. Member loan 498366 was requested on March 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,333 / month
Current employer:	a & p food stores	Debt-to-income ratio:	10.95%
Length of employment:	2 years	Location:	stony point, NY

Home town:
Current & past employers:	a & p food stores
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/10 > i am doing home improvements and needed extra cash Borrower added on 03/25/10 > i am doing home improvements and needed extra cash. thank you for your interest in my loan. Borrower added on 03/25/10 > i am doing improvements to my home and needed extra cash, I have good credit and a stable job. thank you for interest in my loan

A credit bureau reported the following information about this borrower member on March 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,478.00	Public Records On File:	0
Revolving Line Utilization:	94.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at a & p food stores?	i am a meat manager and have been a meat cutter for 25 years.
Your application indicates that you are a renter - are the home improvements on the place you rent?	yes, its my fiances house.we are doing improvements to it.
Why are you doing home improvements if you rent?	Its my fiances house. We are doing home improvements.

Member Payment Dependent Notes Series 498368

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498368	$5,000	$5,000	10.62%	1.00%	March 30, 2010	April 8, 2013	April 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498368. Member loan 498368 was requested on March 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Columbus Metropolitan Club	Debt-to-income ratio:	19.96%
Length of employment:	2 years	Location:	Baltimore, OH

Home town:
Current & past employers:	Columbus Metropolitan Club
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/10 > I have a final bill due to my lawyer to cover legal bills incurrerd during a rather long and contentious custody battle. This loan will cover the amount outstanding to my attorney - $7000 - as well as pay-off a current Lending Club loan. A nice consolidation and easy payment process will be the result. Thank you for the opportunity!

A credit bureau reported the following information about this borrower member on March 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,601.00	Public Records On File:	0
Revolving Line Utilization:	45.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Columbus Metropolitan Club and what do you do there?	Metro Club is a community institution - kind of like a rotary - that features prominent speakers at a forum every Wednesday which is broadcast throughout the state of Ohio. My title is Program Director. I manage our program committtee, deal with speakers, as well as all techinical and logistical details. You can learn more, and view video of recent forums at our website www.columbusmetroclub.org.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What is the loan number of your current LC loan? What is your balance and monthly payment? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	Current LC loan number is 379485, payoff amount to date is: $3.7K. I track all finances & investments via spreadsheet so I can provide an easy summary: Monthly budget: Mortgage/Tax/Ins $875 Current LC Loan $175 Utilities $100 Child Support $300 Food/Fuel/Entertainment $250 Auto/Insurance $300 Other Debt Service $200 ($8K credit card debt will be paid in full in April via IRS refund, 1st time home buyer credit). Total: $2150, Take Home $2500 + No second mortgage, No HELOC I have worked in my field for almost 30 years and currently enjoy an extremely stable situation. However, in a worst case scenario I have healthy retirement investments that would cover any loan debt and living expenses for an extended period of time. Thanks
Loan is for $5,000 but you say you need $7,000 for bills some amount for previous loan, could you explain? Also, what was previous loan for?	I requested and was initially approved for $9K, Lending Club underwriting adjusted down to $5K citing lack of unsecured debt history. Previous loan was used to consolidate credit card debt.

Member Payment Dependent Notes Series 498430

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498430	$10,800	$10,800	20.16%	1.00%	March 29, 2010	April 8, 2013	April 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498430. Member loan 498430 was requested on March 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,625 / month
Current employer:	Young's Market Co of Arizona	Debt-to-income ratio:	10.59%
Length of employment:	4 years	Location:	Goodyear, AZ

Home town:
Current & past employers:	Young's Market Co of Arizona
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/10 > The majority of this debt was medical payments when my dog, a labrador, developed a cancerous tumor. My job is very secure. I work for a wine and spirits distributorship and everyone continues to enjoy alcoholic beverages. We are probably the third larget in Arizona. I have never had a bankruptcy and I always pay my debts. I have also never been late on my mortgage of 6+ years, even in this economy.

A credit bureau reported the following information about this borrower member on March 25, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	47
Revolving Credit Balance:	$12,264.00	Public Records On File:	0
Revolving Line Utilization:	90.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* and which ones *will not* be paid off with this loan. Thank you in advance.	To be paid off: NFL Visa Card: Bal: 2,942.77 APR: Cash Adv 24.99, Purch 17.99 American Express: Bal: 5,601.96 APR: 27.24 Not to be paid off: BOA Line of Credit: 9,324.23 APR: 27.98 That all I have, just the three.
Re: $10,800 DC loan: Transunion Credit Report shows $12,264 Revolving Credit Balance (90.80 pct credit utilization rate) AND 8 Credit Inquiries within past 6 months. These combined is why loan is priced @ 20.16 pct. QUESTIONS: (1) Monthly $ payments on RCB are? (Total actually PAID per month and not minimum $ payments DUE per month.) (2)_ Reasons for 8 credit inquiries where what? Member 505570 USMC-Retired-Investor 03.26.2010 @ 07:17 AM ET	Monthly payments: NFL Visa thru BOA: Last three payments have been: $200, $100, $100 BOA Line of Credit: Last three payments: $326, $330, $305 AE: Last three payments: $200, $192, $200 I have credit inquiries because I was thinking of refinancing my home as an option for the past 3-4 months. I was looking for the best lenders and rates. Also, I am consolidating my banking (checking/savings) and retirement investments to one company and they checked also. My company also has paid for us to check our own reports free for a year because of a company banking breach late last year. And I check mine at least once a month. Don't know if that counts though.
What is your position with Young's Market? Can you submit income verification documentation to Lending Club about your job?	I'm the Office Manager here. I can submit income verification or it can be verified through The WorkNumber.
What efforts will you take to reduce spending? Increase personal cashflow?	Actually until my dog got sick, I was on track to have nothing but my mortgage inside of five years. As you can see from my credit report, I have zero balance on pretty much everything. I've since put my dog down, I don't plan on getting another one. I have also started my search to acquire a part-time job to pay this off within two years as well as the Line of Credit. I also independently sell cosmetics which adds to my income.
What is your current payments on these medical payments? What is the interest rate?	The medical bills were all paid by cash or my credit cards. There were three operations, special food and medications. Since I have put my dog down, there are no additional costs incurred. I'm just paying the cards and line of credit off. Interest rates are: Visa: Cash Adv 24.99% Purch 17.99% LOC: 27.98% AE: 27.24%
Don't let us down. We are trusting you. Thanks!	I'm not going to let you down. That is my promise to you. I'm a hard worker and I do what needs to be done.
What are your current debt payments? Rent? Living Expenses? Credit Card? Will you be able to cut down on spending?	My mortgage payment is 1758.00 (incl tax and ins) My Mother and I live together, so she pays the utilities and food. I pay the landscaping and phone/cable/internet. My car is paid for, so I don't have that. Other then what I've already stated, I don't have any other debt. Other then emergencies and unanticipated costs, like car/home repairs and medical bills, I don't actually spend much.
Is the debt you plan to pay off part of your revolving credit balance?	Yes. My goal is to have just my mortgage to pay within 2 years.
You should contact Lending Club, and give them all of the information that they need to speed up the APPROVAL process (verify income, employer, etc., etc.). You will attract MORE investors (also investors that are sitting on the fence)! I would like to invest but I don%u2019t feel comfortable until I see the green APPROVAL checkmark. You will be amazed of how much faster your loan will fund with that GREEN checkmark on you loan app. Thank you very much and good luck.	Lending Club in checking this. I'm told if they need additional information they will email or call me.
"Lending Club in checking this. I'm told if they need additional information they will email or call me." that is true, but LC only does this at the end of your funding cycle (14 days or till fully funded if earlier) .So your application (that we investors see, only has "Under Review") But if you expedite this process while your loan is funding, it will draw more attention when the app has a big green checkmark in the place where Under Review is now. When investors see the green checkmark we tend to invest money (because we are pretty sure that the loan will get funded and approved) but we (at least I) don't like to invest money in a loan for a few days while the loan is funding, and then go thru the approval process and maybe not even get approved, we tied up our money for 10 to 16 days and have nothing to show for it. I hope your understand all of this (because I don't) All I know is when investors see a loan (that has the green checkmarks with the word APPROVED (instead of Under Review), that loan usually gets funded pretty quick.	I'm sorry, I did call Lending Club and that's what they told me. I'm not sure how to go about expediting this process as you ask. Please advise.
What year did you buy your house and what was the loan-to-value on the initial purchase?	My Mom and I bought our house in Nov 2003. Initial LTV was 80%, a month later the sale of our home in NJ sold and we put down another $110,000.
When was the last time you were late on a payment?	In looking at my credit report, August 2005. My Mom and I have a joint Home Depot Account. Unfortunately, she thought I had made the payment, I thought she had, and neither of us had. It has not happened again. We pay that in full each month.
How long are you planning on having this loan? and why did you have a deliquency 47 months ago?... I know is been a while but the question not asked is the important one.	I'm planning on having this loan paid off in two years or less. And to be honest with you, I have no idea what that deliquency 47 months ago is for. I have been trying for the past few days to check with the credit bureaus about it because this is the first time I have seen it. Unfortunately, it is quite difficult I'm finding to actually talk to a live person anywhere. The only thing I can think of is that a few years ago they had my brothers address on my report when I lived in NJ. I had them remove it because I never lived with my brother and his family, but I know he had a lot of financial problems. Trust me I am going to get to the bottom of it. If I can't in the next week or so, I am going to have the Legal Service I'm signed up with on my job to try to get some answers.
I am funding your loan and good luck on being debt free in the near future!	Thank you very much. I won't let anyone who has invested in me down.

Member Payment Dependent Notes Series 498498

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498498	$3,000	$3,000	17.56%	1.00%	March 30, 2010	April 8, 2013	April 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498498. Member loan 498498 was requested on March 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Kerry Ingredients and Flavors	Debt-to-income ratio:	0.46%
Length of employment:	3 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Kerry Ingredients and Flavors
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 25, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	37
Revolving Credit Balance:	$384.00	Public Records On File:	0
Revolving Line Utilization:	96.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Kerry Ingredients and Flavors and what do you do there?	Kerry Ingredients and Flavors is a manufacturer of beverage syrups and sweet flavors for the food and beverage industry. I am responsible for the purchasing and procurement of raw materials for production.
Loan Description please?	The loan is to help recoup some of the savings we had to dip into for my wife's tuition and books. Unfortunately due to my income we were not able to receive financial aid so I am looking to other resources to help cover the costs.
What is the purpose of this loan?	The loan is to help recoup some of the savings we had to dip into for my wife's tuition and books. Unfortunately due to my income we were not able to receive financial aid so I am looking to other resources to help cover the costs.
What is your position with your employer? Is your job secure?	I am the purchasing and procurement manager for our manufacturing plant in California. This plant has been operational for over 30 years. I've been in purchasing for 12 years and was recruited by Kerry while working in Seattle. Kerry hired me with the expectation of long-term employment and I plan on being here for several years.
What efforts will you take to reduce debt and spending? What efforts will you take to increase cash flow?	Well, the goal is to get my wife through school so she can enjoy a fruitful career in her chosen profession. This will lead to more cash flow for our family and a better cash position to build our future.
What are your current debt payments? Rent? Living Expenses? Credit Card? Will you be able to cut down on spending?	I currently have one credit card with a balance of $390.00 and a monthly min payment of $17.00 Rent and other expenses rent: $1350/month utilities/gas/groceries : aprox $450/month car payment : n/a (own) insurance : $150/month
You should contact Lending Club, and give them all of the information that they need to speed up the APPROVAL process (verify income, employer, etc., etc.). You will attract MORE investors (also investors that are sitting on the fence)! I would like to invest but I don%u2019t feel comfortable until I see the green APPROVAL checkmark. You will be amazed of how much faster your loan will fund with that GREEN checkmark on you loan app. Thank you very much and good luck.	Thanks, I'm hoping that is in process. I am new to the Lending Club, so I am still waiting for the charge to appear in my checking acct so I can verify it. Hopefully by Monday everything will be complete.
What level of education is she seeking?	She is working towards her bachelors degree. Right now she is finishing her AA at Santa Monica College (we're heading into the home stretch!!) and hopes to transfer into either USC or UCLA for the 2011 school year. I've been paying for SMC but had to dip into our saving to accomplish it. We were just on the other side of the income bracket to receive financial aid, but luckily that will not be the case for USC or UCLA. Right now though, the last 2 semesters have taken a toll on our finances.
Lending Club does not "show approval and/or verify your income" on the application form that we see, unless you expedite the process by contacting LC and ASK them how to "verify income and gain loan approval" etc. etc. You will need to send them some doc, etc. etc. If you have already done so, disregard this FYI, but Lending Club does not do this, till at the end of the 14 days, but if you take the lead and go thru the process early we (investors) big green checkmarks on the loan app, and that draws investors to fund the loan. I hope this helps.	That is good to know. I will contact them to get this process out of the way. Thanks!

Member Payment Dependent Notes Series 498510

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498510	$5,000	$5,000	16.07%	1.00%	March 30, 2010	April 8, 2013	April 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498510. Member loan 498510 was requested on March 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Round Table Pizza	Debt-to-income ratio:	9.17%
Length of employment:	8 years	Location:	Vancouver, WA

Home town:
Current & past employers:	Round Table Pizza
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/10 > I plan on paying all my bills with this loan and making a months rent in advance. I have been at my job for over 8 years. This will be my only debt. plus I will have monthly house bills..PUD, phone, garbage, ect.

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,705.00	Public Records On File:	1
Revolving Line Utilization:	65.30%	Months Since Last Record:	86
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Round Table Pizza?	I am a delivery driver and in Management its called a PIC. I make the schedule for all 23 employees and do the truck ordering every week.
What exactly debts are you consolidating (indicate type, amounts & rates, i.e., credit card, overdue bills, ect)	Juniper Credit card-22.9% owe 495.02 Dell-27.2% owe 1950.15 Sears-26% owe 1641.58 Walmart-22.9 owe 800.00 Money tree payday loan due 5/2/10 owe 345.00 medical bills-multiple- owe 220.00 No past due I have been making min. payments. No late no overdue

Member Payment Dependent Notes Series 498594

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498594	$2,500	$2,500	10.99%	1.00%	March 30, 2010	April 9, 2013	April 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498594. Member loan 498594 was requested on March 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$833 / month
Current employer:	HSP Motorsports	Debt-to-income ratio:	16.80%
Length of employment:	< 1 year	Location:	BROOKFIELD, CT

Home town:
Current & past employers:	HSP Motorsports
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/10 > Loan to help me get a used vehicle from a private party so I have transportation for school. Borrower added on 03/27/10 > This loan will greatly help me because I currently have no car to get to school which is my main concern.

A credit bureau reported the following information about this borrower member on March 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,464.00	Public Records On File:	0
Revolving Line Utilization:	20.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is HSP Motorsports and what do you do there?	HSP Motorsports is a performance/retail/installation shop. We do anything and everything to cars. You can say we revolutionized automotive performance and retail around the Danbury, CT area. Somethings we do is regular maintenance, repair, tuning, tinting, remote starters/alarms, and many more.
How long have you worked at HSP? What did you do before HSP? What is your degree goal? This loan will sharply increase your debt load in comparison with your income. Is there a cheaper way to get to school? What are you doing to reduce cc debt to keep your debt load lower?	I've officially worked there for 3 months but I have been working with the people who own the place for over 4 years. Before HSP, I worked at Best Buy. My degree goal is business management. This loan increase my debt load but help me get to school. My fiance and I are paying this debt together and with our incomes combine, we make about $40,000 annually after taxes. There is no cheaper way to get to school. I live in Danbury/Brookfield, CT and go to school at UCONN Waterbury. That is a 30 minute to 45 minute drive a day. The cheapest way is to get used, reliable, low-gas mileage car to get there and this loan will help me do that. Currently, my mother is funding for my school and my fiance and I are paying off the cc debt because she recently also got a new full time job and with both our jobs, we can pay off our cc debt with no problem.

Member Payment Dependent Notes Series 498647

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498647	$6,000	$6,000	14.96%	1.00%	March 30, 2010	April 9, 2013	April 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498647. Member loan 498647 was requested on March 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Bank of America	Debt-to-income ratio:	12.39%
Length of employment:	8 years	Location:	MIDDLETOWN, DE

Home town:
Current & past employers:	Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/10 > I am planning on using the funds to have a fence installed in our backyard. I have not been delinquent on any of my accounts and prefer to use this method of funding because of the recent APR increases many banks have begun to institute in order to keep their losses at bay.

A credit bureau reported the following information about this borrower member on March 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	69
Revolving Credit Balance:	$12,886.00	Public Records On File:	0
Revolving Line Utilization:	61.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Bank of America?	I am a financial analyst at bank of america. I have been there for 8 years.
Please provide the details of your $12,866 revolving credit balance and your monthly expences. Have the 5 inquiries in the last 6 months resulted in any new credit cards?	I have 3 active credit cards currently each with a balance of approximately $1000 and a line of credit that holds a balance of $9000 from grad school tuition. I have recently completed a loan modification on my mortgage for a lower APR and I have been shopping around for a personal loan for the fence recently which I was not able to find an APR under 20%. No new credit cards have been open within the last year.

Member Payment Dependent Notes Series 499049

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499049	$7,000	$7,000	14.22%	1.00%	March 30, 2010	April 10, 2013	April 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499049. Member loan 499049 was requested on March 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,971 / month
Current employer:	Federation employment Guidance Services	Debt-to-income ratio:	13.29%
Length of employment:	3 years	Location:	JERSEY CITY, NJ

Home town:
Current & past employers:	Federation employment Guidance Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/10 > This loan is a fresh start. I had a situation approximately 4 years ago that I had to get away from. I abruptly left and was ill prepared for was ahead. I lived off of credit cards and what little savings I had. I am asking for this loan so that I can erase this debt and start over. Thank you. Borrower added on 03/28/10 > I have a stable union job with a decent income and will not have a problem paying back this loan in a timely manner.

A credit bureau reported the following information about this borrower member on March 27, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,487.00	Public Records On File:	0
Revolving Line Utilization:	79.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is meant by your loan title of "Starting Over"? Can you provide a loan description?	I will write a loan description of this title. Basically 4 years ago I began to do a downward spiral with credit card debt. I had just moved out on my own and was ill prepared for things that came along. I am asking for this loan to pay off these credit cards and start over
How much are you currently paying each month toward the debt you plan to pay off?	I unfortunately pay usually only a little bit over the min. payments each month. I estimated that it is around $320 monthly.
Can you answer the following? 1) What is your job/position? 2) Please list the debts you are consolidating (source, balance, APR and current monthly payment made). 3) Can you tell us about your other $ monthly costs (rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answers to these 3 Qs....	1. Case Manager at a non profit organization 2. I would have to look up and get back to you. The total amount of debt is 6402.13 and I paid around $300 in min. payments each month. 3. my other monthly expenses are rent and utilities (internet, tv, heat/ac) $600, student loan $152, phone $85, food $100.
What assurance can you give that you won't step right back into that credit hole?	Well I have cut up all of my cards which I can send you a picture of the pieces if you want. My assurance is that I am away from the situation that got me in this mess in the first place. I have a decent income and no major responsibilities at this time. I know that this was a one time disaster.

Member Payment Dependent Notes Series 499274

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499274	$1,500	$1,500	10.99%	1.00%	March 30, 2010	April 11, 2013	April 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499274. Member loan 499274 was requested on March 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,625 / month
Current employer:	W.J. Cox Associates Inc	Debt-to-income ratio:	24.08%
Length of employment:	2 years	Location:	Lancaster, NY

Home town:
Current & past employers:	W.J. Cox Associates Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/10 > I will be using this loan to take a one time Mexican Cruise with my Aunt from CA who I haven't seen in about 10 years. I always pay all of my bills on time and have a steady job as an Asst Underwriter for an insurance company.

A credit bureau reported the following information about this borrower member on March 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,893.00	Public Records On File:	0
Revolving Line Utilization:	59.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Prospectus Supplement (Sales Report) No. 10 dated March 30, 2010